Exhibit 10.4

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

HPI HOLDINGS, LLC,

AHS GRANITE MERGER SUB, INC.,

SHAREHOLDER REPRESENTATIVE SERVICES LLC

(solely in its capacity as Stockholders’ Representative)

and

ADVANTEDGE HEALTHCARE HOLDINGS, INC.

September 30, 2021

TABLE OF CONTENTS

i

EXHIBITS

Exhibit A	Disclosure Schedule
Exhibit B	Form of Escrow Agreement
Exhibit C	Form of Letter of Transmittal
Exhibit D	Earnout Payment Calculation

SCHEDULES

Schedule 1.1(a)	Form Working Capital Statement

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (including all Schedules and Exhibits attached hereto, this “Agreement”), dated as of September 30, 2021, is entered into by and among HPI Holdings, LLC, a Delaware limited liability company (“Parent”), AHS Granite Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), Shareholder Representative Services LLC, a Colorado limited liability company (the “Stockholders’ Representative”), solely in its capacity as the representative, agent and attorney- in-fact of the Company Stockholders (as defined below), and ADVANTEDGE HEALTHCARE HOLDINGS, INC., a Delaware corporation (the “Company”). Parent, Merger Sub, the Stockholders’ Representative (solely in its capacity as such) and the Company may be referred to herein, collectively, as the “Parties,” and each, individually, as a “Party.”

RECITALS:

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the Delaware General Corporations Law (“DGCL”), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub, an entity organized for the sole purpose of entering into the transactions contemplated hereby, will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of AHS HoldCo, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved this Agreement, the Merger and the related transactions contemplated hereby and thereby, and have determined that the Merger is advisable to, and in the best interests of, such Party and its stockholders and have recommended that such Party’s stockholders, as applicable and to the extent required, consent to and approve this Agreement, the Merger and the related transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company Stockholders who collectively own at least (i) 99% of the outstanding Preferred Shares (as defined below) and (ii) 95% of the outstanding Company Shares (as defined below), voting together as a single class (the “Company Stockholder Approval”), have approved this Agreement and the consummation of the Transactions (as defined below) in accordance with the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), and the Stockholders’ Agreement (as defined below), pursuant to a written consent of stockholders (the “Written Consent”);

WHEREAS, a portion of the cash consideration otherwise payable by Parent to the Company Stockholders in connection with the Merger shall be placed in escrow by Parent, the release of which shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined herein); and

WHEREAS, Parent has purchased the RWI Policy (as defined below).

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used herein, the capitalized terms set forth below shall have the respective meanings set forth below.

“Accounting Firm” has the meaning set forth in Section 2.9(b)(ii).

“Action” means any Claim, action, cause of action, demand, inquiry, notice of violation, litigation, citation, summons, subpoena, investigation, audit, suit, assessment, arbitration, or any proceeding or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Actual Adjustment” means an amount, which may be a negative number, equal to (a) the Purchase Price as finally determined pursuant to Section 2.9(b), minus (b) the Estimated Purchase Price.

“Adjustment Escrow Account” has the meaning set forth in Section 2.9(a)(i).

“Adjustment Escrow Amount” has the meaning set forth in Section 2.9(a)(i).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Common Shares Deemed Outstanding” means the sum of (a) the aggregate number of Common Shares outstanding as of immediately prior to the Effective Time, plus (b) the aggregate number of Preferred Shares outstanding as of immediately prior to the Effective Time.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Documents” means each agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the Transactions (excluding this Agreement).

“Assets” means all of the Company’s and its respective Subsidiaries’ rights, assets and properties of every kind which are used in the operation of the Business by the Company and its Subsidiaries, including all property, tangible and intangible, real, personal or mixed, inventory, Intellectual Property Rights, accounts receivable, prepaid expenses, Contracts, Claims, Permits and Records.

“Business” means the business of providing outsourced revenue cycle management, billing and practice management services for specialty and other hospital-based physician practices located throughout the United States.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Carve-out Program Amount” has the meaning set forth in Section 2.12.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Cash” means, as of a specified time, cash and cash equivalents, including the amounts of any received but uncleared checks, drafts and wires issued prior to such time, less the amounts at such time of (a) any outstanding checks or transfers, (b) restricted cash, including but not limited to the restricted cash in the Refund Cash Account (TB 1066 Fifth Third – Refund Account), or deposits, in each case, determined in accordance with the Company Accounting Principles, and (c) the aggregate amount of Taxes (including withholding Taxes) that are reasonably expected to be incurred in order to lawfully repatriate to the United States the aggregate amount of such cash and cash equivalents that is held by any subsidiary of the Company that is not a “United States person” (as defined in Section 7701(a)(30) of the Code).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” means with respect to the Company Shares, those certificates evidencing Company Shares.

“Claim” means any demand, claim or complaint by any Person alleging actual or potential liability.

“Claim Notice” has the meaning set forth in Section 8.5(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Cash” means the amount of Cash as of 11:59 p.m. on the day prior to the Closing Date.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Indebtedness” means the amount of all Indebtedness of any of the Group Companies unpaid as of the Closing.

“Closing Working Capital” means the Working Capital of the Group Companies, calculated on a consolidated basis as of 11:59 p.m. on the day prior to the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share Purchase Warrants” means the Common Share Purchase Warrants issued by the Company to the Warrant Holders in respect of the Warrants.

“Common Shares” shall mean the shares of Common Stock of the Company, $0.01 par value per share.

“Company” has the meaning set forth in the Preamble.

“Company Accounting Principles” means, as the context requires, GAAP consistently applied in accordance with the Company’s past accounting practices, including, the accounting practices described in the Form Working Capital Statement; provided, however, that, in the event of an inconsistency between GAAP, on the one hand, and the principles or practices described in the Form Working Capital Statement, on the other hand, the Form Working Capital Statement shall control.

“Company Board” shall mean the board of directors of the Company.

“Company Financial Statements” has the meaning set forth in Section 3.3.

“Company Recommendation” has the meaning set forth in Section 3.4.

“Company Stockholder Expenses” means, without duplication, the aggregate amount of all fees, costs and expenses due and payable, incurred, paid or accrued by any of the Group Companies or by or on behalf of the Company Stockholders or the Stockholders’ Representative, as a result of or related to the Transactions, or the solicitation of other potential buyers of any Group Company or any of its Affiliates or consideration of other strategic alternatives, including any public or private offering of shares, including (i) the fees and expenses of the Stockholders’ Representative’s and any of the Group Companies’ advisers, including Brentwood Capital Advisors, LLC, Falcon Capital Partners, LLC, Duane Morris LLP and FEF Management Services LLC (dba Founders Equity Inc.), (ii) any success, change of control or similar bonuses payable to any employee or director of any of the Group Companies in connection with the Transactions, paid or accrued by any of the Group Companies in connection with the payment of such bonuses, but excluding any such amounts which are conditioned upon termination of employment and become payable as a result of a termination of employment where notice to terminate such employment is delivered following the Closing, (iii) any distributions payable to any employee of any of the Group Companies pursuant to an award under the Management Carve-out Program (including the Carve-Out Program Amount), (iv) any amounts payable by the Company Stockholders in connection with the RWI Policy; (v) any amounts payable by any of the Group Companies in connection with the directors and officers “tail insurance policy” pursuant to and in accordance with Section 6.3(b), and (vi) any Taxes of the Group Companies (including all sales, use, value added, and Employment Taxes) payable in connection with the payment of any amounts described in clause (i), (ii), (iii), (iv) or (v) of this definition.

“Company Shares” means all the issued and outstanding Preferred Shares and Common Shares.

“Company Stockholder Approval” has the meaning set forth in the Recitals.

“Company Stockholders” means, collectively, each of the holders of the Company Shares outstanding immediately prior to the Effective Time.

“Confidential Information” means, with respect to a particular Person and its Affiliates, all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the business, products, or research and development of such Person or its Affiliates, including the following: (a) internal business and financial information; (b) identities of, individual requirements of, specific contractual arrangements with, and information about, suppliers, distributors or customers; (c) trade secrets, know-how, analyses, techniques, systems, formulae, research and development information, Records, reports, manuals, drawings, specifications, designs, plans, proposals, technical data, documentation, models, data and databases relating thereto, manufacturing processes and techniques, financial and marketing plans and customer and supplier lists and information; and (d) inventions, innovations, improvements, developments and methods (whether or not patentable). Notwithstanding the foregoing, “Confidential Information” shall not include information, data, knowledge or know-how that (i) enters the public domain through no violation of this Agreement by the Party (or its Affiliates), or any of their respective representatives or agents, which has the obligation of confidentiality; (ii) is received from a third party not under obligation of confidentiality to the Party (or its Affiliates), or any of their respective representatives or agents which has the obligation of confidentiality; or (iii) is independently developed without reliance on any Confidential Information.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated May 5, 2021, executed by Health Prime International, LLC.

“Consideration Spreadsheet” means a spreadsheet prepared by the Company which shall set forth, as of the Closing, the following: (i) the names, addresses, email addresses and wire instructions of all Company Stockholders; (ii) the number and class of Company Shares held by each such Company Stockholder; (iii) the amount of cash deliverable to each Company Stockholder at Closing; (iv) each Company Stockholder’s Pro Rata Share; (v) the calculation of the Series A Liquidation Preference Amount, the Series A-1 Liquidation Preference Amount, the Series A Per Share Merger Consideration and the Series A-1 Per Share Merger Consideration; (vi) a funds flow memorandum setting forth applicable wire transfer instructions; and (vii) such other information which Parent may reasonably request.

“Contract” means, with respect to a particular Person, any contract, agreement, commitment, deed, engagement letter, note, bond, pledge, lease, license, mortgage, guaranty, indenture, option, instrument, obligation, undertaking, or commitment that is legally binding on such Person or its property, whether written or oral.

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease 2019 or COVID-19, including any future resurgence or evolutions or mutations thereof or any related or associated epidemic, pandemic or disease outbreak.

“Current Assets” means the sum of the line items of the consolidated balance sheet of the Group Companies that are listed under the heading “Current Assets” on the Form Working Capital Statement and calculated in accordance with the Company Accounting Principles; provided, however, that Current Assets shall exclude Cash and all Tax assets.

“Current Liabilities” means the sum of the line items of the consolidated balance sheet of the Group Companies that are listed under the heading “Current Liabilities” on the Form Working Capital Statement and calculated in accordance with the Company Accounting Principles; provided, however, that Current Liabilities shall exclude all Tax liabilities, Closing Indebtedness and, to the extent paid at Closing, Company Stockholder Expenses.

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Schedule” means the disclosure schedules delivered in connection with the execution and delivery of this Agreement, a copy of which is attached hereto as Exhibit A.

“Dissenting Shares” has the meaning set forth in Section 2.16(a).

“Dissenting Stockholder” has the meaning set forth in Section 2.16(d).

“Earnout Escrow Account” has the meaning set forth in Section 2.9(a)(iii).

“Earnout Escrow Amount” has the meaning set forth in Section 2.9(a)(iii).

“Effective Time” has the meaning set forth in Section 2.3.

“Employee” means any current or former employee, director or other individual service provider of a Group Company.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and each other material employee benefit plan, program or arrangement that any Group Company maintains, sponsors or contributes to or with respect to which any Group Company has any material liability, other than any plan, program or arrangement sponsored, maintained or administered by a Governmental Entity.

“Employment Taxes” means the employer’s portion of any payroll, employment or similar Taxes payable by the Group Companies, regardless of whether or not such amounts are currently due and payable or deferred under Section 2302 of the CARES Act (or any similar provision of state, local or foreign Law)).

“Enterprise Value” means $80,000,000.

“Environmental Laws” means all Laws, and any order from a Governmental Entity or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq, as such of the foregoing are enacted and in effect on or prior to the Closing Date.

“Equity Incentive Options” means the options to purchase Common Shares pursuant to a grant made under the Stock Incentive Plan.

“Equity Securities” of any Person shall mean, as applicable, (a) any capital stock, membership interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features, or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or with respect thereto.

“ERISA Affiliate” means any Person that is a member of a “controlled group of corporations” with, or is under “common control” with, or is a member of the same “affiliated service group” with the Company, in each case, as defined in Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 2.9(a)(i).

“Escrow Agreement” has the meaning set forth in Section 2.9(a)(i).

“Escrow Amount” means the Adjustment Escrow Amount, the Indemnity Escrow Amount and the Earnout Escrow Amount.

“Estimated Purchase Price” has the meaning set forth in Section 2.9(a).

“Excess Dissenting Share Payments” has the meaning set forth in Section 2.16(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Healthcare Program” has the meaning set forth in Section 3.17(b).

“Form Working Capital Statement” means the Statement of Working Capital attached hereto as Schedule 1.1(a).

“Fraud” means actual fraud with scienter.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any government or political subdivisions thereof, court, arbitral tribunal, administrative agency or commission or any other governmental or regulatory body, instrumentality or authority or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction, whether domestic (federal, state or local) or foreign.

“Group Companies” means, collectively, the Company and each of its Subsidiaries.

“Group Company IP Rights” has the meaning set forth in Section 3.12(a).

“Group Company Software” means the Software applications owned (or purported to be owned) by or licensed to any Group Company that are material to the Business of the Group Companies as a whole (excluding any commercially available off-the-shelf Software applications).

“Group Company Systems” has the meaning set forth in Section 3.12(g).

“Health Care Information Law” means the (a) Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations set forth at 45 C.F.R. Parts 160-164; and (b) any federal, state and local Laws impacting protected health information, and any federal, state and local Laws regulating the privacy and/or security of individually identifiable information, including Laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the Laws described in clauses (a) and (b) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“In-the-Money Options” means any Equity Incentive Option other than an Out-of-the- Money Option.

“In-the-Money Warrants” means any Warrant other than an Out-of-the-Money Warrant.

“Indebtedness” means, with respect to the Group Companies, without duplication: (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money of any Group Company; (b) any indebtedness evidenced by any note, bond, debenture or other debt security issued or executed by any Group Company; (c) an amount equal to $275,000 of deferred capital expenditure; (d) any indebtedness for the deferred purchase price of property or services with respect to which any Group Company is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the Ordinary Course); (e) any obligations under leases capitalized in accordance with GAAP, with respect to which any Group Company is liable as obligor; (f) any obligations or liabilities of another Person secured by a Lien (other than Permitted Liens) on the assets of any Group Company; (g) any dividends or distributions payable or loans/advances payable to the Company Stockholders, which are not yet paid; (h) any letters of credit only to the extent drawn as to which any Group Company has any obligation (other than standby letters of credit); (i) any accrued interest on any of the foregoing; (j) the Pre-Closing Tax Amount (which includes, for the avoidance of doubt, $605,378 of Employment Taxes that have been deferred under the CARES Act); and (k) any guarantee by any Group Company of any of the foregoing obligations of another Person; provided, however, that in no event shall the Indebtedness of any Group Company include (x) any Indebtedness incurred or arranged by or through Parent or Merger Sub prior to or in connection with the Closing, (y) any liabilities of any Group Company for any post-retirement benefits under any Employee Benefit Plan which provides for such benefits; and/or (z) any lien item included within the definition of Current Liabilities and set forth on the Form Working Capital Statement.

“Indemnified Parties” has the meaning set forth in Section 8.5(a).

“Indemnifying Parties” has the meaning set forth in Section 8.5(a).

“Indemnified Persons” has the meaning set forth in Section 6.4(a).

“Indemnity Escrow Account” has the meaning set forth in Section 2.9(a)(ii).

“Indemnity Escrow Amount” has the meaning set forth in Section 2.9(a)(ii).

“Intellectual Property Rights” means all intellectual property rights, in any jurisdiction, including all patents, patent applications (including all reissues, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof), rights in inventions (whether or not patentable), registered and unregistered trademarks, service marks and trade names (including all goodwill associated therewith and all registrations and applications therefor), registered and unregistered copyrights (including in Software) (including all registrations and applications therefor), data rights, Internet domain names, trade secrets, and other proprietary confidential information or know-how.

“Interim Balance Sheet Date” has the meaning set forth in Section 3.3.

“Internal Revenue Service” means the Internal Revenue Service of the United States federal government.

“International Employee Plans” has the meaning set forth in Section 3.10(b).

“Knowledge”, or words of similar import, means the actual knowledge, after due inquiry, of: (a) with respect to the Company, David H. Langsam and Terrence Halloran, and (b) with respect to Parent, Pranil Vadgama and Christopher Wang.

“Law” means any statute, law (including common law), ordinance, code, order, judgment, decree, rule or regulation, as each may be amended from time to time.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.

“Leases” means all Contracts or other leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which any Group Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of a Group Company.

“Letter of Transmittal” has the meaning set forth in Section 2.13(b).

“Liens” means liens, pledges, charges, security interests, community property interests, conditions, equitable interests, mortgages, easements, encroachments, options, deeds of trust, licenses, restriction on use or transfer or other encumbrances (other than those under applicable federal, state and foreign securities laws), including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Loss” or “Losses” means actual out-of-pocket losses, liabilities, obligations, damages, deficiencies, Actions, interest, awards, penalties, fines, judgments, costs and expenses (including reasonable attorneys’ and experts’ fees and disbursements).

“Management Carve-out Amount” has the meaning set forth in Section 2.9(b)(iii).

“Management Carve-out Program” means that certain 2020 Amended and Restated AdvantEdge Healthcare Holdings, Inc. Management Carve-out Program.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the condition (financial or otherwise), business, assets or results of operations of the Group Companies, taken as a whole, or (b) the ability of the Group Companies to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (c) changes in GAAP; (d) changes in any laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or any action required to be taken under any law, rule, regulation, order or existing Contract by which any Group Company (or any of their respective assets or properties) is bound; (e) the imposition or increase of tariffs (i) by the United States on goods or services imported from any foreign country or (ii) by any foreign country on goods or services imported from the United States; (f) any change that is generally applicable to the industries or markets in which the Group Companies operate, (g) any epidemic, pandemic or disease outbreak (including COVID-19), or any Law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Body (including, for the avoidance of doubt, the Centers for Disease Control and Prevention and the World Health Organization) or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19) or any change in such Law, statute, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or any material worsening of such conditions threatened or existing as of the date of this Agreement; (h) the public announcement of the transactions contemplated by this Agreement (including by reason of the identity of Parent or Merger Sub or any communication by Parent or Merger Sub or any of their respective Affiliates regarding their respective plans or intentions with respect to the business of any Group Company, and including the impact thereof on relationships with clients, suppliers, distributors, partners or employees or others having relationships with any Group Company); (i) any failure by any Group Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided, however, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded by this clause (i)); or (j) the taking of any action by the Company that is expressly required to be taken under the terms of this Agreement and/or the Ancillary Documents.

“Material Clients” has the meaning set forth in Section 3.19(a).

“Material Contracts” has the meaning set forth in Section 3.6(a).

“Material Permits” has the meaning set forth in Section 3.9.

“Material Suppliers” has the meaning set forth in Section 3.19(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means an amount equal to (a) the Purchase Price (as finally determined) minus (b) the Escrow Amount minus (c) the Stockholders’ Representative Expense Amount.

“Merger Sub” has the meaning set forth in the Preamble.

“New Plans” has the meaning set forth in Section 6.5.

“Non-US Employees” has the meaning set forth in Section 3.10(a).

“Ordinary Course” means, when used with reference to any Group Company or Parent, the ordinary course of their respective business, consistent with past practices.

“Out-of-the-Money Option” means any Equity Incentive Option having a per share exercise price in excess of the Per Share Estimated Payment, calculated for this purpose as if the Aggregate Option Exercise Price for all Equity Incentive Options were included in the definition of “Estimated Purchase Price” and as if all of the Equity Incentive Options were included in the definition of the “Aggregate Common Shares Deemed Outstanding.”

“Out-of-the-Money Warrant” means any Warrant having a per share exercise price in excess of the Per Share Estimated Payment, calculated for this purpose as if the Aggregate Warrant Exercise Price for all Warrants were included in the definition of “Estimated Purchase Price” and as if all of the Warrants were included in the definition of the “Aggregate Common Shares Deemed Outstanding.”

“Parent” has the meaning set forth in the Preamble.

“Parent Indemnitees” has the meaning set forth in Section 8.2.

“Parties” has the meaning set forth in the Preamble.

“Payments Administrator” has the meaning set forth in Section 2.13(a).

“Per Share Estimated Payment” means an amount equal to the (a) the Series A Per Share Merger Consideration calculated on the basis of the Estimated Purchase Price in lieu of the Purchase Price (as finally determined) or (b) the Series A-1 Per Share Merger Consideration calculated on the basis of the Estimated Purchase Price in lieu of the Purchase Price (as finally determined), as applicable.

“Permit” means each permit, license, approval, authorization, franchise, certificate, certificate of need, accreditation, waiver, classification, registration, variance and other similar documents, rights and authorizations of and from all Governmental Entities held by a Group Company.

“Permitted Liens” means: (a) Liens for Taxes, assessments, charges, levies or other Claims not yet due and payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) materialmen’s, mechanics’, landlords’, carriers’, workmen’s and repairmen’s Liens arising in the Ordinary Course and which do not, individually or in the aggregate, materially detract from the value of or impair the use of, any of the assets or properties of any Group Company; (c) with respect to the Leased Real Property, (i) statutory, common law and contractual landlord’s Liens under any Lease, (ii) such imperfections or irregularities of title, declarations, covenants, easements, rights-of-way, building or use restrictions, prescriptive rights, protrusions, rights and party walls existing restrictions, conditions, ordinances, charges or encumbrances or similar restrictions existing or of record, relating to the Leased Real Property, or that are visible or would be disclosed by an ALTA survey of the Leased Real Property, (iii) zoning, building, entitlement and other land use or Environmental Laws or regulations pertaining to the Leased Real Property, (iv) non-exclusive licenses of Intellectual Property Rights granted in the Ordinary Course; and (v) any and all Liens encumbering the underlying fee interest of the Leased Real Property; (d) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course; (e) restrictions on transfer arising under applicable state and federal securities laws; and (f) Liens listed on Schedule 1.1(b).

“Person” means any natural person, a sole proprietorship, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, or any other entity or organization, including a Governmental Entity.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, credit card number, passport number, client or account number, health information, or any other piece of information that allows, including in combination with other information, the identification of a natural person.

“Post-Closing Funds” means (i) any amounts paid to the Stockholders’ Representative pursuant to Section 2.9(a)(ii), less any reimbursement for costs of the Stockholders’ Representative pursuant to Article X, (ii) the Adjustment Escrow Amount, plus the Actual Adjustment (which may be a negative number), (iii) any remaining amounts in the Indemnity Escrow Fund following the Escrow Termination Date subject to Section 8.7(b), and (iv) the Earnout Escrow Amount, as applicable.

“Pre-Closing Tax Amount” means an amount equal to the sum of (a) the Section 965 Amount and (b) an amount (not less than zero) equal to the sum of the aggregate amount of current liabilities for unpaid Taxes (including any Employment Taxes and income Taxes) of the Group Companies for all Pre-Closing Tax Periods (determined in the case of the portion of a Straddle Period ending on the Closing Date in accordance with Section 9.2), in each case, only for: (i) Taxes for which the original Tax Return with respect to such Tax has not been filed on or before the Closing Date, (ii) in the case of a Tax Return that was filed on or before the Closing Date, any Taxes to the extent that such Taxes were shown as due and owing on such Tax Return and were not paid on or before the Closing Date, and (iii) any Taxes that would have otherwise been due prior to the Closing Date but that are deferred until after the Closing Date under applicable Law (including, without limitation, any employment Taxes that are deferred under the CARES Act). The calculation of the Pre-Closing Tax Amount shall (A) be computed in accordance with past practices of the Group Companies, except as otherwise required under applicable Law and shall take into account any Transaction Tax Deductions that have the effect of reducing (but not below zero) a particular Tax liability of the applicable Group Company to which such deductions are relevant by allocating such Transaction Tax Deductions to the maximum extent permitted under applicable Law to Pre-Closing Tax Periods, (B) take into account any estimated (or other prepaid) Tax payments and Tax credits to the extent that such payments or credits have the effect of reducing (not below zero) the particular current Tax liability of the applicable Group Company in respect of which such payments were made or credits are applied, (C) take into account any adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Law) required to be included in a Pre-Closing Tax Period with respect to any accounting method change that was initiated by a Tax Authority or the Company prior to the Closing and (D) be made without recalculating any Taxes previously shown due and payable on a final Tax Return filed by the Company on or prior to the Closing Date. For the avoidance of doubt, the Pre-Closing Tax Amount shall not include: (1) any Taxes to the extent that such Taxes were taken into account in the calculation of Unpaid Company Stockholder Expenses, (2) any amounts recorded as a non- Tax accounting concept of deferred Tax liabilities or deferred Tax assets, (3) any reserve or accrual for contingent Taxes or with respect to uncertain Tax positions, or (4) any Taxes arising from a transaction occurring on the Closing Date, but after the Closing, unless such transaction was contemplated by this Agreement.

“Pre-Closing Tax Period” means any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Preferred Share Purchase Warrants” means the Preferred Share Purchase Warrants issued by the Company to the Warrant Holders in respect of the Warrants.

“Preferred Shares” means, collectively, the Series A Preferred Shares and the Series A-1 Preferred Shares.

“Pro Rata Share” means, with respect to a Company Stockholder, a fraction, the numerator of which is the sum of the Purchase Price that such Company Stockholder is entitled to be paid pursuant to Section 2.8 (which, for the avoidance of doubt, excludes any payments in respect of Dissenting Shares) and the denominator of which is the Total Merger Consideration that all Company Stockholders are entitled to be paid pursuant to Section 2.8 (which, for the avoidance of doubt, excludes any payments in respect of Dissenting Shares).

“Proceeding” has the meaning set forth in Section 8.5(a).

“Program Participant” has the meaning set forth in Section 2.12.

“Proposed Closing Date Calculations” has the meaning set forth in Section 2.9(b).

“Purchase Price” means (i) the Enterprise Value, plus (ii) the Working Capital Adjustment (which may be a negative number), plus (iii) the amount of Closing Cash, minus (iv) the amount of Closing Indebtedness, minus (v) the amount of Company Stockholder Expenses.

“Purchase Price Dispute Notice” has the meaning set forth in Section 2.9(b)(ii).

“Records” means all books, records, documents and lists of the Group Company, including lists of clients, suppliers or personnel, all product, business and marketing plans and all books, ledgers, files and business records.

“RWI Policy” means a Buyer-Side Representations and Warranties Insurance Policy, obtained by Parent, the cost of which is borne 50% by the Company Stockholders and 50% by Parent, having an aggregate policy limit not to exceed 10% of the Enterprise Value, a retention not to exceed 1% of the Enterprise Value (which for the avoidance of doubt, shall be funded by the Seller), a premium (including loss mitigation fees) of up to 3.5% of the aggregate RWI Policy coverage limit and an underwriting fee of $35,000, and which RWI Policy takes effect at Closing insuring against the breach by the Company of its representations or warranties set forth in this Agreement and in any Ancillary Document, and contains a waiver of subrogation rights (except in the event of fraud, as defined in the RWI Policy) in a form acceptable to the Company.

“Section 965 Amount” means all liabilities for unpaid Taxes of any Group Company (determined as of the Closing Date and taking into account, for the avoidance of doubt, prior payments of the net Tax liability arising as a result of Section 965 of the Code) that are attributable to amounts includible in the income of such Group Company as a result of Section 965 of the Code (or any similar provision of state or local Law), including any net Tax liability that is payable in a future taxable year as a result of an election under Section 965(h) of the Code (or any similar provision of state or local Law) that was made on or prior to the Closing Date.

“Series A Liquidation Preference Amount” means (a) (i) the sum of all (A) unpaid accrued or accumulated Regular Dividends (as defined in the Restated Certificate) (whether or not declared) and (B) other dividends that are declared but unpaid, in respect of each share of the Series A Preferred Shares, plus (ii) $1.00, multiplied by (b) the number of Series A Preferred Shares issued and outstanding as of immediately prior to the Effective Time.

“Series A Merger Consideration” means the product of multiplying (a) the fraction determined by dividing (i) the Series A Liquidation Preference Amount, by (ii) the sum of the Series A Liquidation Preference Amount and the Series A-1 Liquidation Preference Amount, by

(b) the Merger Consideration.

“Series A Per Share Merger Consideration” means the Series A Merger Consideration divided by the number of Series A Preferred Shares the issued and outstanding as of immediately prior to the Effective Time.

“Series A Preferred Shares” means, collectively, the shares of Series A Cumulative Convertible Redeemable Preferred Stock of the Company, $0.01 par value per share.

“Series A-1 Liquidation Preference Amount” means (a) (i) the sum of all (A) unpaid accrued or accumulated Regular Dividends (as defined in the Restated Certificate) (whether or not declared) and (B) other dividends that are declared but unpaid, in respect of each share of the Series A-1 Preferred Shares, plus (ii) $1.20, multiplied by (b) the number of Series A-1 Preferred Shares issued and outstanding as of immediately prior to the Effective Time.

“Series A-1 Merger Consideration” means (a) the product of the fraction determined by dividing (i) the Series A-1 Liquidation Preference Amount, by (ii) the sum of the Series A Liquidation Preference Amount and the Series A-1 Liquidation Preference Amount, by (b) the Merger Consideration.

“Series A-1 Per Share Merger Consideration” means the Series A-1 Merger Consideration divided by the number of the Series A-1 Preferred Shares issued and outstanding as of immediately prior to the Effective Time.

“Series A-1 Preferred Shares” means, collectively, the shares of Series A-1 Cumulative Convertible Redeemable Preferred Stock of the Company, $0.01 par value per share.

“Software” means all (i) computer programs, applications, systems and code, including software implementations of algorithms, models and methodologies, program interfaces, and source code and object code, (ii) Internet and intranet websites, databases and compilations, including data and collections of data, whether machine-readable or otherwise, (iii) development and design tools, library functions and compilers, (iv) technology supporting websites, and the contents and audiovisual displays of websites, and (v) media, documentation and other works of authorship, including user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded.

“Stock Incentive Plan” means the AdvantEdge Healthcare Holdings, Inc. Omnibus Stock Incentive Plan.

“Stockholders’ Agreement” means the Amended and Restated Stockholders’ Agreement, dated November 16, 2006, by and among the Company and the Company Stockholders party thereto, as amended.

“Stockholders’ Representative” has the meaning set forth in the Preamble.

“Stockholders’ Representative Expense Account” has the meaning set forth in Section 2.9(a)(ii).

“Stockholders’ Representative Expense Amount” means has the meaning set forth in Section 2.9(a)(ii).

“Stockholders’ Representative Losses” has the meaning set forth in Section 10.1(f).

“Straddle Periods” means, with respect to any Group Company, any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means a corporation or other entity of which at least 50.1% of the voting power of the Equity Securities is owned, directly or indirectly, by the specified Person.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Surviving Corporation Bylaws” has the meaning set forth in Section 2.6(b).

“Surviving Corporation Certificate of Incorporation” has the meaning set forth in Section 2.6(a).

“Surviving Corporation Common Share” has the meaning set forth in Section 2.8(a).

“Target Closing Working Capital” means $2,094,767.

“Tax” or “Taxes” means all income, corporation, gross receipts, capital gains, sales, use, value added, employment, franchise, property, inheritance, withholding, payroll, national insurance contributions, social security, unemployment, U.S. Federal Insurance Contributions Act, U.S. Federal Unemployment Tax Act, stamp duty, stamp duty reserve, stamp duty land, excise and occupation taxes and other taxes imposed or collected by any Tax Authority, whether disputed or not, together with any interest and penalties, additions to tax or additional amounts with respect thereto.

“Tax Authority” means a Governmental Entity responsible for the administration, determination and collection of Taxes.

“Tax Incentive” has the meaning set forth in Section 3.16(u).

“Tax Returns” means any returns, declarations, reports, attachments, claims for refund or credit and information statements with respect to Taxes required to be filed with a Tax Authority, including any amendment thereto.

“Total Merger Consideration” means an amount equal to the Merger Consideration, together with those portions of the Escrow Funds that the Stockholders become entitled to receive pursuant to the terms of this Agreement and the Escrow Agreement.

“Transaction Tax Deductions” means, without duplication, any loss or deduction, which is “more likely than not deductible” (or deductible at a higher confidence level) for applicable income Tax purposes (excluding, for the avoidance of doubt, any amounts required to be capitalized for U.S. federal income tax purposes), resulting from or attributable to (a) Company Stockholder Expenses (including, solely for purposes of Transaction Tax Deductions, any Company Stockholder Expenses paid at or prior to the Closing); (b) transaction costs (other than the Company Stockholder Expenses) of any of the Group Companies arising from, incurred in connection with or incident to this Agreement and the transactions contemplated hereby that were paid on or prior to the Closing Date or included in the computation of the Working Capital; (c) bonuses, change in control payments, severance payments, retention payments or similar payments made by any of the Group Companies in connection with or as a direct or indirect result of the consummation of the transactions contemplated by this Agreement and that were paid at or before the Closing Date or included in the computation of the Working Capital; (d) fees, expenses and interest (including amounts treated as interest for Tax purposes and any breakage fees) incurred by any of the Group Companies, and any unamortized deferred financing costs, with respect to the payment of Indebtedness in connection with the transactions contemplated by this Agreement; and (e) Employment Taxes with respect to any compensatory payment made, or to be made, in connection with the transactions contemplated by this Agreement; provided, however, that, in connection with the foregoing, Parent shall cause the Group Companies to make an election under Revenue Procedure 2011-29, 2011-18 IRB 746 , to treat 70% of any success-based fees that were paid by or on behalf of any of the Group Companies as an amount that did not facilitate the transactions contemplated under this Agreement and therefore treat 70% of such costs as deductible in the taxable year that includes the Closing Date for U.S. federal income tax purposes.

“Transactions” means the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“United States” means the United States of America.

“Unpaid Company Stockholder Expenses” means the aggregate amount of Company Stockholder Expenses incurred and unpaid as of immediately prior to the Effective Time.

“WARN” has the meaning set forth in Section 3.14(b).

“Warrant Holder” has the meaning set forth in Section 2.8(f).

“Warrant Payment” has the meaning set forth in Section 2.8(f).

“Warrants” means, collectively, the warrants to purchase Common Shares pursuant to Common Share Purchase Warrants and the warrants to purchase Preferred Shares pursuant to Preferred Share Purchase Warrants.

“Working Capital” means, as of any given date, Current Assets minus Current Liabilities, in each case, as of such date.

“Working Capital Adjustment” means (a) the amount by which Closing Working Capital exceeds the Target Closing Working Capital or (b) the amount by which Closing Working Capital is less than the Target Closing Working Capital, in each case, if applicable; provided, however, that any amount which is calculated pursuant to clause (b) above shall be deemed to be a negative number.

ARTICLE II
MERGER

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger shall occur at the Effective Time (as defined below). Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

Section 2.2 Closing of the Merger. Subject to the terms and conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place electronically via the electronic exchange of execution versions of this Agreement and any Ancillary Documents to be entered into at the closing and the signature pages thereto via email by .pdf on the date hereof. The “Closing Date” shall be the date of this Agreement.

Section 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file or cause to be filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed and acknowledged in accordance with the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 2.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided herein, in the Certificate of Merger and in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 2.5 Further Actions. The Parties shall execute and deliver such certificates and other documents and take such other actions as may be necessary or appropriate in order to effect the Merger, including making filings, recordings or publications required under the DGCL. If at any time after the Effective Time any further action is necessary to vest in the Surviving Corporation the title to all property or rights of Merger Sub or the Company, the authorized officers and directors of the Surviving Corporation are fully authorized in the name of Merger Sub or the Company, as the case may be, to take, and shall take, any and all such lawful action.

Section 2.6 Certificate of Incorporation; Bylaws.

(a)       At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except for the name of the Company) (the “Surviving Corporation Certificate of Incorporation”) until thereafter changed or amended as provided therein or by applicable Law, except that the Surviving Corporation Certificate of Incorporation shall comply with Section 6.4.

(b)       At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”) until thereafter changed or amended as provided therein or by applicable Law, except that the Surviving Corporation Bylaws shall comply with Section 6.4.

Section 2.7 Directors and Officers.

(a)       The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws until such director’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(b)       The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws until such officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Section 2.8 Effect on Company Equity Securities.

(a)       Conversion of Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one Surviving Corporation Common Share. For purposes of this Agreement, the term “Surviving Corporation Common Share” means a share of common stock, par value $0.001 per share of the Surviving Corporation.

(b)       Conversion of Series A Preferred Shares. At the Effective Time, each Series A Preferred Share (other than any Dissenting Shares (as defined below)) issued and outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Series A Preferred Share, shall be canceled and extinguished and be converted into and shall become the right to receive the Series A Per Share Merger Consideration, without interest, as provided herein. From and after the Effective Time, the holders of certificates, if any, evidencing ownership of the Series A Preferred Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Series A Preferred Shares except as otherwise provided for in this Agreement or under applicable Law.

(c)       Conversion of Series A-1 Preferred Shares. At the Effective Time, each Series A-1 Preferred Share (other than any Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Series A-1 Preferred Share, shall be canceled and extinguished and be converted into and shall become the right to receive the Series A-1 Per Share Merger Consideration, without interest, as provided herein. From and after the Effective Time, the holders of certificates, if any, evidencing ownership of the Series A-1 Preferred Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Series A-1 Preferred Shares except as otherwise provided for in this Agreement or under applicable Law.

(d)       Cancellation of Common Shares. At the Effective Time, each Common Share (other than any Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Common Share, shall be canceled and extinguished and shall cease to exist. From and after the Effective Time, the holders of certificates evidencing ownership of the Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Common Shares except as otherwise provided for in this Agreement or under applicable Law.

(e)       Cancellation of Options. As of the Effective Time, all Equity Incentive Options shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of any Equity Incentive Option shall cease to have any rights with respect thereto, except as otherwise expressly provided for herein or by applicable Law. The Company has taken all actions pursuant to the Stock Incentive Plan (and the option grant and/or stock award agreements in effect with the holders of Equity Incentive Options) or otherwise that are necessary to give effect to the provisions of this Section 2.8(e) with respect to Equity Incentive Options as herein provided.

(f)       Cancellation of Warrants. As of the Effective Time, all Warrants shall no longer be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of any such Warrant shall cease to have any rights with respect thereto, except as otherwise expressly provided for herein or by applicable Law. The Company has taken all actions pursuant to the Warrants or otherwise that are necessary to give effect to the provisions of this Section 2.8(f) with respect to Warrants as herein provided.

(g)       Withholding. The Surviving Corporation, Parent, Merger Sub and any authorized agent of the foregoing (including the Payments Administrator) shall be entitled to deduct and withhold from the Purchase Price otherwise payable pursuant to this Agreement to any holder of Equity Securities of the Company such amounts as the Surviving Corporation, Parent, Merger Sub or its agent, as the case may be, is required to deduct and withhold with respect to such payment under the Code, or any provision of applicable state, local or foreign Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Equity Securities of the Company in respect of which such deduction and withholding was made, and the Surviving Corporation, Parent, Merger Sub or its authorized agent, as the case may be, shall timely remit such amounts to the appropriate Governmental Entity. Notwithstanding anything in this Agreement to the contrary, any amounts to be paid pursuant to this Agreement that are treated as employee compensation for income tax purposes, including any amounts payable under Section 2.12, shall be paid to the Surviving Corporation (at such time upon which such payment is due), which in turn, shall pay the applicable recipient such amounts through the Surviving Corporation’s payroll less any Tax deductions or withholdings required under Law.

Section 2.9 Purchase Price.

(a)       Estimated Purchase Price. No later than three (3) Business Days prior to the Closing, the Company in good faith prepared and delivered to Parent a written statement setting forth in reasonable detail, with reasonable supporting detail, its good faith estimate of the Purchase Price (the “Estimated Purchase Price”), which sets forth (the “Estimated Purchase Price Statement”), the Enterprise Value and estimates of (i) the amount of Closing Indebtedness, (ii) the amount of Unpaid Company Stockholder Expenses, (iii) the amount of Closing Cash, and (iv) the Working Capital Adjustment. At the Closing, Parent shall pay, or shall cause Merger Sub or the Surviving Corporation to pay, in cash by wire transfer of immediately available funds to the Payments Administrator, to be distributed as follows:

(i)       $375,000 (such amount, the “Adjustment Escrow Amount”) shall be deposited into an escrow account (the “Adjustment Escrow Account”), which shall be established pursuant to an escrow agreement (the “Escrow Agreement”), which Escrow Agreement shall be (x) entered into on the Closing Date among Parent, the Stockholders’ Representative and Wilmington Trust, N.A. (the “Escrow Agent”), as security for the Company Stockholders’ obligations pursuant to Section 2.9(c)(ii), if any, and (y) substantially in the form of Exhibit B attached hereto;

(ii)       $800,000 (such amount, the “Indemnity Escrow Amount”) shall be deposited into an escrow account (the “Indemnity Escrow Account”), which shall be established pursuant to the Escrow Agreement, as security for the Company Stockholders’ obligations pursuant to Article VIII, if any;

(iii)       if (A) Brevard Physician Associates (“BPA”) has not (1) signed a new agreement with substantially the same economic terms as the Company’s existing agreement with BPA but without the early termination clause contained therein prior to the Closing, (2) signed an amendment to the Company’s existing agreement with BPA that removes the early termination clause contained therein prior to the Closing, or (3) otherwise confirmed in writing that BPA intends to remain a customer of the Company following the Closing to Parent’s satisfaction in its sole discretion prior to the Closing, and (B) Indiana University Health, Inc. (“Indiana”) has not signed an agreement with the Company prior to the Closing (the “Indiana Agreement”) with substantially the same pricing terms as the mark-up of the agreement sent to Parent by Brentwood Capital Advisors, LLC on August 4, 2021, $16,800,000 (such amount, the “Earnout Escrow Amount”) shall be deposited into an escrow account (the “Earnout Escrow Account”), which shall be established pursuant to the Escrow Agreement, to be disbursed as the Earnout Payment (as defined below) to the Company Stockholders in accordance with Section 2.10 and Exhibit D; provided, however, that if Indiana has signed the Indiana Agreement prior to the Closing, the Earnout Escrow Amount shall be $6,000,000 instead of $16,800,000;

(iv)       $200,000 (such amount, the “Stockholders’ Representative Expense Amount”) shall be deposited into an account established by the Stockholders’ Representative for purposes of satisfying costs, expenses and/or liabilities incurred in its capacity as the Stockholders’ Representative and otherwise in accordance with this Agreement (such account, the “Stockholders’ Representative Expense Account”);

(v)       $1,968,000.00 (such amount, the “Management Carve-out Amount”) shall be deposited with the Company and disbursed in accordance with Section 2.12; and;

(vi)       with respect to the Preferred Shares issued and outstanding as of immediately prior to the Effective Time, an amount equal to the aggregate Per Share Estimated Payment shall be paid by wire transfer of immediately available funds in accordance with Section 2.13.

The Company has provided Parent with the Consideration Spreadsheet at least two (2) Business Days prior to the Closing Date.

(b)       Determination of Final Purchase Price.

(i)       As soon as practicable, but no later than sixty (60) days after the Closing Date, Parent shall prepare and deliver to the Stockholders’ Representative Parent’s good faith proposed calculation of each of (A) the amount of Closing Indebtedness, (B) the amount of Company Stockholder Expenses, (C) the amount of Closing Cash, (D) the Closing Working Capital, and (E) the Purchase Price (which calculations shall collectively be referred to herein as the “Proposed Closing Date Calculations”), in each case, including reasonably detailed calculations of the components thereof and in a manner consistent with the definitions thereof set forth in this Agreement. The Proposed Closing Date Calculations (and each component thereof) shall (1) exclude the impact of any decisions made or actions taken or omitted by Parent or any of the Group Companies following the Closing, including any change in accounting principles, methods or policies with respect to the Company after the Closing, and (2) not reflect changes in assets or liabilities as a result of purchase accounting adjustments or reflect any events, conditions or circumstances which arise as a result of the change of control and/or ownership of the Group Companies contemplated by this Agreement. If Parent fails to timely deliver any of the Proposed Closing Date Calculations in accordance with the foregoing, then, at the election of the Stockholders’ Representative in its sole discretion, either (I) the Actual Adjustment shall be deemed to equal zero (0) or (II) the Stockholders’ Representative may retain (at the expense of Parent) a nationally or regionally recognized independent accounting firm to provide an audit or other review of each of the Group Companies’ books, review the calculation of the Estimated Purchase Price and make any adjustments necessary thereto consistent with the provisions of this Section 2.9(b), the determination of such accounting firm being conclusive and binding on the Parties.

(ii)       If the Stockholders’ Representative does not give written notice of any dispute (a “Purchase Price Dispute Notice”) to Parent within thirty (30) days after receiving the Proposed Closing Date Calculations, the Proposed Closing Date Calculations shall be deemed to set forth the final Closing Indebtedness, Company Stockholder Expenses, Closing Cash, Closing Working Capital and Purchase Price, in each case, for purposes of determining the Actual Adjustment, and shall be final and binding upon the Parties. Prior to the end of such thirty (30)- day period, the Stockholders’ Representative may accept the Proposed Closing Date Calculations by delivering written notice to that effect to Parent, in which case the Proposed Closing Date Calculations shall be deemed to set forth the final Closing Indebtedness, Company Stockholder Expenses, Closing Cash, Closing Working Capital, and Purchase Price, in each case, for purposes of determining the Actual Adjustment, and shall be final and binding upon the Parties when such notice is given. If the Stockholders’ Representative gives a Purchase Price Dispute Notice to Parent within such thirty (30)-day period, Parent and the Stockholders’ Representative shall use good faith efforts to resolve the dispute during the thirty (30)-day period commencing on the date Parent receives the Purchase Price Dispute Notice from the Stockholders’ Representative. Any Purchase Price Dispute Notice shall include Stockholders’ Representative’s alternative calculations with respect to each component of the Proposed Closing Date Calculations, along with the basis for and amount of each disputed item, together with supporting documentation. If the Stockholders’ Representative and Parent do not agree upon a final resolution with respect to any disputed items within such thirty (30)-day period, then the remaining items in dispute shall be submitted promptly to a mutually agreeable nationally-recognized, independent accounting firm (the “Accounting Firm”). Any item not specifically submitted to the Accounting Firm for evaluation shall be deemed final and binding on the Parties (as set forth in the Proposed Closing Date Calculations, the Purchase Price Dispute Notice or as otherwise resolved in writing by Parent and the Stockholders’ Representative). The Accounting Firm shall be requested to render a determination of each disputed item within forty-five (45) days after referral of the matter to the Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (A) the definitions and other applicable provisions of this Agreement, (B) a single presentation (which presentations shall be limited to the remaining items in dispute set forth in the Proposed Closing Date Calculations and the Purchase Price Dispute Notice) submitted by each of Parent and the Stockholders’ Representative to the Accounting Firm within fifteen (15) days after the engagement thereof (which the Accounting Firm shall forward to Parent or the Stockholders’ Representative, as applicable), (C) one (1) written response to the Stockholders’ Representative’s initial presentation, which response may be submitted to the Accounting Firm by Parent within five (5) Business Days after receipt of the Stockholders’ Representative’s initial presentation (which the Accounting Firm shall forward to the Stockholders’ Representative), and (D) one (1) written response to Parent’s initial presentation, which response may be submitted to the Accounting Firm by the Stockholders’ Representative within five (5) Business Days after receipt of Parent’s initial presentation (which the Accounting Firm shall forward to Parent), and not on independent review, which such determination shall be conclusive and binding on each Party. Ex parte communications by the Accounting Firm with Parent or Stockholders’ Representative regarding substantive matters in connection herewith shall be prohibited. The terms of appointment and engagement of the Accounting Firm shall be as reasonably agreed upon between the Stockholders’ Representative and Parent, and any associated engagement fees shall be initially borne 50% by the Stockholders’ Representative (solely on behalf of the Company Stockholders) and 50% by Parent; provided, however, that such fees shall ultimately be borne by Parent and the Stockholders’ Representative (solely on behalf of the Company Stockholders) in the same proportion as the aggregate amount of the disputed items that is unsuccessfully disputed by each such Party (as determined by the Accounting Firm) bears to the total amount of the disputed items submitted to the Accounting Firm. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Accounting Firm shall be borne by the Party incurring such cost and expense. The Accounting Firm shall resolve each disputed item by choosing a value not in excess of, nor less than, the greatest or lowest value, respectively, set forth in the presentations (and, if applicable, the responses) delivered to the Accounting Firm pursuant to this Section 2.9(b)(ii). The Proposed Closing Date Calculations shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2.9(b)(ii) and, as so revised, such Proposed Closing Date Calculations shall be deemed to set forth the final Closing Indebtedness, Company Stockholder Expenses, Closing Cash, Closing Working Capital and Purchase Price, in each case, for all purposes hereunder (including the determination of the Actual Adjustment) and shall be final and binding upon the Parties.

(iii)       Parent shall, and shall cause each of the Group Companies to, promptly make its relevant financial records and personnel available to the Stockholders’ Representative and its accountants and other representatives at reasonable times at any time during the review by the Stockholders’ Representative of, and the resolution of any objections with respect to, the Proposed Closing Date Calculations.

(iv)       The Parties agree that the procedures set forth in this Section 2.9(b) for resolving disputes with respect to the Proposed Closing Date Calculations shall be the sole and exclusive method for resolving any such disputes; provided, however, that this provision shall not prohibit Parent or the Stockholders’ Representative from instituting litigation to enforce any final determination of the Purchase Price by the Accounting Firm pursuant to Section 2.9(b)(ii) in any court or other tribunal of competent jurisdiction in accordance with Section 11.15. The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud or manifest error. It is the intent of the Parties to have any final determination of the Purchase Price by the Accounting Firm proceed in an expeditious manner; provided, however, that any deadline or time period contained herein may be extended or modified by the written agreement of Parent and the Stockholders’ Representative and the Parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm which otherwise conforms to the terms of this Section 2.9(b).

(c)       Adjustment to Estimated Purchase Price.

(i)       If the Actual Adjustment is a positive amount, (A) Parent shall pay, or cause the Surviving Corporation to pay, to the Payments Administrator, for distribution to each of the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders, an amount equal to such positive amount with respect to such Person’s Pro Rata Share, by wire transfer or delivery of immediately available funds, within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to Section 2.9(b) and (B) simultaneously therewith, Parent and the Stockholders’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release the Adjustment Escrow Amount from the Adjustment Escrow Account to the Payments Administrator, for further distribution to the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders.

(ii)       If the Actual Adjustment is a negative amount, then within three (3) Business Days after the date on which the Purchase Price is finally determined pursuant to Section 2.9(b), Parent and the Stockholders’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Parent an amount equal to the absolute value of such negative amount out of the Adjustment Escrow Amount; provided, however, that if the Actual Adjustment is less than the Adjustment Escrow Amount, then simultaneously with the delivery of such joint written instructions, Parent and the Stockholders’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to the Payments Administrator, for further distribution to the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders, any excess funds remaining in the Adjustment Escrow Account.

Section 2.10 Earnout Payment.

(a)       Subject to Parent’s rights to off-set any Earnout Payments for any indemnification obligations in accordance with Article VIII of this Agreement, the Company shall be eligible to receive the amounts determined in accordance with Exhibit D (“Earnout Payment”). Nothing in this Section 2.10 or Exhibit D shall limit in any manner Parent’s ability to operate the Business and use the Assets in whatever manner Parent may deem appropriate, including setting the commercial terms of any products or services; provided, however, during the Earnout Period (as defined in Exhibit D), Parent shall operate the Business in the Ordinary Course of the Business as conducted prior to Closing and shall not intentionally take any action for the sole purpose of reducing or avoiding the payment of the Earnout Payment; and, provided, further, however, that the Transition Services Agreement entered into between Parent or an Affiliate thereof and David Langsam may not be terminated by Parent or such Affiliate prior to the expiration of the term thereof. Any Earnout Payment made shall be treated as an adjustment to the Purchase Price, except as otherwise required by applicable Law. Notwithstanding anything to the contrary in this Agreement and subject to the qualifications set forth in Article VIII of this Agreement, the obligation of Parent to make any Earnout Payment shall be qualified in its entirety by the right of Parent to reduce the amount of such Earnout Payment by the amount of any Losses in respect of one or more indemnification claims to which Parent or any Parent Indemnitee is entitled pursuant to Article VIII of this Agreement.

(b)       If the Earnout Payment is more than the amount deposited in the Earnout Escrow Account, (A) Parent shall pay, or cause the Surviving Corporation to pay, to the Payments Administrator, for distribution to each of the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders, an amount equal to such difference with respect to such Person’s Pro Rata Share, by wire transfer or delivery of immediately available funds, within three (3) Business Days after the date on which the Earnout Payment is finally determined pursuant to Exhibit D and (B) simultaneously therewith, Parent and the Stockholders’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release the Earnout Escrow Amount in full from the Earnout Escrow Account to the Surviving Corporation, for further distribution to the Program Participants as set forth in the Consideration Spreadsheet in accordance with the Management Carve-out Program, and the Payments Administrator, for further distribution to the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders.

(c)       If the Earnout Payment is less than the amount deposited in the Earnout Escrow Account, then within three (3) Business Days after the date on which the Earnout Payment is finally determined pursuant to Exhibit D, Parent and the Stockholders’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver (A) the Earnout Payment to the Surviving Corporation, for further distribution to the Program Participants as set forth in the Consideration Spreadsheet in accordance with the Management Carve-out Program, and/or the Payments Administrator, for further distribution to the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders, and (B) to Parent an amount equal to the difference between the Earnout Escrow Amount and the Earnout Payment out of the Earnout Escrow Account.

Section 2.11 Stock Incentive Plan; Warrants. The Stock Incentive Plan, all Equity Incentive Options and the Warrants shall terminate as of the Effective Time, and no holder of Equity Incentive Options or Warrants shall have any rights thereunder, including any rights to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiaries thereof, other than as set forth herein or by applicable Law.

Section 2.12 Management Carve-out Program Awards. Schedule 2.12 attached hereto sets forth the calculation of the amounts to be paid to each participant in the Management Carve- out Program (each, a “Program Participant”), inclusive of an amount equal to any Employment Taxes payable on such amounts and any Taxes that are required to be withheld under applicable Law with respect to an amount paid to the Program Participants (collectively, the “Carve-out Program Amount”). The Management Carve-out Amount shall be used for the sole purpose of disbursing the Carve-out Program Amount to Program Participants in accordance with the Management Carve-out Program and the applicable Group Company’s customary payroll processes.

Section 2.13 Letters of Transmittal.

(a)       Acquiom Financial LLC, a Colorado limited liability company, or a successor appointed by Parent, shall act as a payments administrator (the “Payments Administrator”) in the Merger.

(b)       As promptly as practicable following the date of this Agreement, the Company shall deliver to each Company Stockholder that, immediately prior to the Effective Time, held Company Shares a letter of transmittal substantially in the form attached as Exhibit C attached hereto (a “Letter of Transmittal”) and instructions for use in effecting the surrender of Certificates in exchange for the applicable portion of Purchase Price pursuant to Section 2.8(b), Section 2.8(c), Section 2.8(d), Section 2.8(e) or Section 2.8(f), as applicable. Prior to any Company Stockholder receiving any portion of the Purchase Price, such Company Stockholder shall deliver to the Payments Administrator an executed and properly completed Letter of Transmittal, which Letter of Transmittal shall include such Company Stockholder’s explicit agreement to be bound by the terms of this Agreement. Upon delivery of such executed and properly completed Letter of Transmittal, together with any Certificates, held by such Person and any other customary documents that the Payments Administrator may reasonably require in connection therewith, each such Company Stockholder shall be entitled to receive, as soon as reasonably practicable (but in no event later than three (3) Business Days after receipt by the Payments Administrator of such documents) payment from the Payments Administrator of the portion of Purchase Price payable to such Company Stockholder pursuant to Section 2.9(a), without interest thereon. Provided the Letter of Transmittal has not been revoked or such Company Stockholder is not in breach under the terms thereof, such Company Stockholder shall be entitled to receive, as soon as reasonably practicable after any Post-Closing Funds become payable hereunder, such Company Stockholder’s respective Pro Rata Share of the Post-Closing Funds, without interest thereon.

(c)       Until surrendered, Certificates shall be deemed for all purposes to evidence only the right to receive the applicable portion of the Purchase Price. No interest shall accrue or be paid on any cash payable upon the surrender of the Certificates.

(d)       In the event any Certificate shall have been lost, stolen or destroyed, then in lieu of surrendering the same, the holder thereof may make an affidavit setting forth that fact and granting indemnity against any Claim that may be made against the Payments Administrator, the Company, the Surviving Corporation, Parent or the Stockholders’ Representative with respect to such Certificate(s), and the Payments Administrator shall thereafter pay the applicable amounts required to be paid hereunder with respect to each share evidenced by such lost, stolen or destroyed Certificate(s).

(e)       In accordance with Section 2.8(g), the Payments Administrator shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment.

Section 2.14 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 2.15 Payment of Closing Indebtedness and Unpaid Company Stockholder Expenses. Contemporaneously with the filing of the Certificate of Merger and on behalf of the Company and Company Stockholders, Parent shall pay, or shall cause the Surviving Corporation to pay, in cash by wire transfer of immediately available funds to the Payments Administrator, to be distributed, the Closing Indebtedness and the Unpaid Company Stockholder Expenses, in each case in the amounts set forth on the calculation of Estimated Purchase Price delivered hereunder and pursuant to wire instructions provided to the Payments Administrator by the Company at least three (3) Business Days prior to the Closing Date.

Section 2.16 Appraisal Rights.

(a)       Notwithstanding anything in this Agreement to the contrary, any Company Shares held by a Company Stockholder who has properly demanded and not effectively withdrawn or lost such Company Stockholder’s appraisal rights for such shares under the DGCL or other similar rights (if any) under applicable law (collectively, the “Dissenting Shares”), shall not be converted into or represent a right to receive a portion of the consideration as set forth in Section 2.8, but the holder thereof shall only be entitled to such rights as are provided by the DGCL or other applicable Law (if any).

(b)       Notwithstanding the provisions of Section 2.16(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights with respect to such shares under the DGCL (or any other similar rights under other applicable law (if any such other rights have been purportedly invoked)), then, as of the later of the Effective Time and the occurrence of such event, such Dissenting Shares shall automatically be converted into and represent only the right to receive the consideration set forth in and subject to the provisions of this Agreement, upon surrender of the Certificate(s) formerly representing such shares (or an affidavit of loss and indemnity in accordance with Section 2.13(d)).

(c)       The Company shall give Parent (i) prompt notice of any written demand for appraisal (or withdrawal thereof) received by the Company pursuant to the applicable provisions of the DGCL (and of any similar demand purportedly made under other applicable law) and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, (1) voluntarily make any payment, admission or statement against interest with respect to any such objection, (2) offer to settle or settle any such objection or (3) waive any failure by a Company Stockholder to timely deliver a written objection, or to perform any other act perfecting appraisal or dissenter’s rights in accordance with the DGCL. Any communication to be made by the Company to any Dissenting Stockholder with respect to such demands shall be submitted to Parent in advance and shall not be presented to any Dissenting Stockholder prior to the Company receiving Parent’s consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, and subject to Parent’s compliance with Section 8.4 with respect to any appraisal demand, to the extent that Parent, the Surviving Corporation or the Company is required to make any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement (“Excess Dissenting Share Payments”), Parent shall be entitled to recover the amount of such Excess Dissenting Share Payments in accordance with the terms of Article VIII hereof.

(d)       Notwithstanding any provision of this Article II or Article VIII to the contrary, in the event that there are any Dissenting Shares, then, for so long as they remain Dissenting Shares, (i) any payment by Parent pursuant to this Agreement (other than pursuant to Section 2.16(a) that would have been required to have been paid to, or on behalf of, such holder of Dissenting Shares (each a “Dissenting Stockholder”) (assuming, for such purpose, that such Dissenting Stockholder had not exercised appraisal rights) shall be retained by Parent, and (ii) such Dissenting Stockholder shall not be entitled to receive any distribution of funds from the Escrow Amount, the Stockholders’ Representative Expense Amount or the Carve-out Program Amount and any such amounts otherwise payable to or on behalf of such Dissenting Stockholder in respect of such Dissenting Shares pursuant to any such distribution shall be payable to Parent in lieu of such Dissenting Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in the Disclosure Schedule, the Company hereby represents and warrants, as of the date hereof (except to the extent that such representations and warranties reference another date, in which case, as of such date), to Parent and Merger Sub as follows:

Section 3.1 Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each other Group Company is a corporation, limited partnership, limited liability company or other business entity, as the case may be, duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of its respective jurisdiction of formation or organization (as applicable). Schedule 3.1 sets forth each jurisdiction in which any of the Group Companies is licensed or qualified to do business, and each Group Company is duly qualified or licensed to transact business and is in good standing (if applicable) in each jurisdiction other than its jurisdiction of formation or organization in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary. Each Group Company has the requisite corporate, limited partnership or other applicable power and authority to own, lease and operate its material assets and properties and to carry on its businesses as presently conducted.

Section 3.2 Capitalization.

(a)       The authorized Equity Securities of the Company consists of 55,000,000 Common Shares and 45,000,000 shares of Preferred Stock of the Company, of which 40,000,000 are designated as Series A Preferred Shares and 5,000,000 are designated as Series A-1 Preferred Shares. The Company has reserved 5,554,545 Common Shares for issuance pursuant to the exercise of Equity Incentive Options. As of the date hereof, the issued and outstanding Equity Securities of the Company consists of 30,165,000 Series A Preferred Shares, 3,333,334 Series A-1 Preferred Shares, 3,926,377 Common Shares, no Equity Incentive Options for the purchase of Common Shares, and Warrants for the purchase of 550,000 Series A-1 Shares. Schedule 3.2(a) sets forth a complete and accurate list of the (i) name of each holder of Company Shares, Equity Incentive Options and Warrants, and (ii) the number of Company Shares held by each such holder and subject to Equity Incentive Options and Warrants held by each such Holder.

(b)       Except as set forth on Schedule 3.2(b), no Group Company owns any Equity Securities of any Person (other than a Subsidiary of a Group Company). Except as set forth on Schedule 3.2(b) or as set forth in the Governing Documents, all outstanding Equity Securities of each Group Company (except to the extent that such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of formation or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable, are free and clear of any preemptive rights (except to the extent provided in the Stockholders’ Agreement or applicable Law and other than such rights as may be held by any Group Company), restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws and to the extent provided in the Stockholders’ Agreement), or Liens (other than, with respect to the Equity Securities of the Subsidiaries of the Company, Permitted Liens) and are owned, beneficially and of record, in the case of the Equity Securities of the Company, by the Company Stockholders, and in the case of the Equity Securities of the Subsidiaries of the Company, by another Group Company. Except as set forth on Schedule 3.2(b), there are (i) no outstanding Equity Securities of any Group Company, (ii) no securities of any Group Company convertible into or exchangeable or exercisable for Equity Securities of any Group Company, (iii) no subscriptions, calls, options, warrants or other rights to acquire from any Group Company and no obligations of any Group Company to issue or sell, any Equity Securities or debt securities of, any Group Company and (iv) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in any Group Company.

(c)       There are no outstanding obligations of any of the Group Companies to repurchase, redeem or otherwise acquire any securities or equity interests in any Group Company. No outstanding Common Share is subject to vesting or forfeiture rights or repurchase by the Company. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to the Company or any of the Company Shares. All distributions, dividends, repurchases and redemptions of the capital stock (or other equity interests) of the Company were undertaken in compliance with the Company Governing Documents then in effect, any agreement to which the Company then was a party and in compliance with applicable Law.

(d)       No Person holds any In-the-Money Options, and no Person holds any In- the-Money Warrants. All Equity Incentive Options are Out-of-the-Money Options, and all Warrants are Out-of-the-Money Warrants. Each Equity Incentive Option outstanding immediately prior to the Effective Time shall be canceled and extinguished at the Effective Time for no consideration pursuant to the terms of the Equity Incentive Options.

Section 3.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.3, other than as set forth in Schedule 3.3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is a party or the consummation by the Company of the Transactions, except for (a) compliance with and filings under the HSR Act, (b) execution and delivery of the Company Stockholder Approval, and (c) those that may be required solely by reason of Parent’s or Merger Sub’s (as opposed to any other third party’s) participation in the Transactions. Neither the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is a party nor the consummation by the Company of the Transactions (to the extent that the Company is required to consummate any Transactions pursuant to this Agreement and/or any Ancillary Documents) (i) conflict with or result in any breach of any provision of the Company Governing Documents, (ii)result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound, (iii) violate any order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its properties or assets or (iv) except as contemplated by this Agreement or with respect to Permitted Liens, result in the creation of any Lien upon any of the Company Shares or any assets of any Group Company, which in the case of any of clauses (ii) through (iv) above, are material to the Group Companies.

Section 3.4 Power and Authority; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents and to consummate the Transactions. Except for the adoption and approval by the Company Stockholders of this Agreement and the consummation of the Transactions, the execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. Without limiting the foregoing, at a meeting of the Company Board duly convened and held prior to the execution of this Agreement, the execution, delivery and performance of this Agreement and the Ancillary Documents by the Company, and the consummation by it of the Transactions, have been duly authorized and approved by the Company Board, and the Company Board has determined that the Merger is fair to and in the best interests of the Company Stockholders, declared that the Merger is advisable and recommended the approval of the Merger and this Agreement by the Company Stockholders (such recommendation, the “Company Recommendation”). This Agreement has been (and each of the Ancillary Documents to which the Company is or will be a party has been or will be, as applicable) duly executed and delivered by the Company and constitute a valid, legal and binding agreement of the Company (assuming that this Agreement has been and the Ancillary Documents to which the Company is or will be a party have been or will be, as applicable, duly and validly authorized, executed and delivered by the other Persons party thereto), each enforceable against the Company in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any Action thereof may be brought.

Section 3.5 Financial Statements; No Undisclosed Liabilities. The Company has made available to Parent true and complete copies (such financial statements, the “Company Financial Statements”) of (a) the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2020, December 31, 2019 and December 31, 2018 and the related audited consolidated statements of income, cash flows and stockholders’ equity for each fiscal year of the Company then ended and (b) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries (the “Interim Balance Sheet”) as of June 30, 2021 (the “Interim Balance Sheet Date”), and the related unaudited consolidated statements of income and cash flows for the five (5)-month period then ended. Except as set forth on Schedule 3.5, subject in the case of unaudited Financial Statements to the absence of certain footnotes not customarily included in the unaudited quarterly financial statements and normal year-end adjustments, the Company Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis in all material respects throughout the periods covered thereby, except as may be indicated in the notes thereto, and (ii) fairly present, in all material respects, the consolidated financial position of the Group Companies as of the dates thereof and their consolidated results of operations for the periods then ended. The Company maintains a standard system of accounting established and administered in accordance with GAAP. Except as set forth on Schedule 3.5, the Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except (a) those which are adequately reflected or reserved against in the Interim Balance Sheet as of the Interim Balance Sheet Date, and (b) those which have been incurred in the Ordinary Course consistent with past practice since the Interim Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.6 Material Contracts.

(a)       Schedule 3.6(a) sets forth a complete and accurate list of each Contract to which any of the Group Companies is a party or by which any of the Group Companies or any of their respective properties or assets is bound as of the date of this Agreement that is of a type described below (collectively, the “Material Contracts”):

(i)       any Contract with any Material Client or Material Supplier;

(ii)       Contract for the employment of any employee on a full-time, part- time or other basis providing annual base salary and guaranteed bonus (other than any “at will” Contract that may be terminated by any Group Company upon ninety (90) days or less advance notice);

(iii)       (A) any Leases and (B) any lease or agreement under which any Group Company is lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $75,000;

(iv)       any Contract that licenses, permits or otherwise authorizes the use of Intellectual Property Rights, other than (A) non-exclusive licenses granted by any Group Company to customers in the Ordinary Course and (B) non-exclusive licenses granted to any Group Company for generally unmodified off-the-shelf Software applications, in each case for an aggregate fee, royalty or other consideration for any such Software of no more than $10,000 (the foregoing, the “Company IP Agreements”);

(v)       any material partnership agreements and joint venture agreements to which any Group Company is a party or is bound;

(vi)       any Contract under which the counterparty is a reseller, distributor or agency involving at least $75,000 in payments during any calendar year;

(vii)       any Contract prohibiting any Group Company from freely engaging in any business, including: (A) all Contracts that require any of the Group Companies to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; (B) all Contracts concerning exclusivity, noncompetition, non-solicitation, “most- favored nation”, other exclusive rights of any type or scope in any line or lines of business enforceable against the Group Companies or any of their Affiliates (including, following the Closing, Parent and its Affiliates), or (C) any Contract that could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Group Companies or any of its Affiliates (including, following the Closing, Parent and its Affiliates);

(viii)     any Contract relating to acquisitions or dispositions consummated by any of the Group Companies;

(ix)       any other Contract with any current or former equityholder, officer, manager or director of the Group Companies, or any “Affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act);

(x)        all Contracts between or among the members of the Group Companies;

(xi)       any Contract relating to Indebtedness, whether incurred, assumed, guaranteed or secured by any asset, and any guaranty of any obligation for Indebtedness or other material guaranty;

(xii)      any indemnification or other similar Contract pursuant to which the Group Companies are obligated to indemnify or advance expenses on behalf of any current or former director, manager or officer of the Group Companies in connection with any loss based on the fact that such Person is or was a manager or officer of the Group Companies;

(xiii)     any Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect;

(xiv)    other than any Contracts specified in clauses (i) through (vi) above, Contracts that involve payments by or to any Group Company of $250,000 or more in any calendar year; and

(xv)     any other Contract that is otherwise material to the operations, business or finances of the Group Companies taken as a whole and which is not otherwise disclosed in Schedule 3.6(a).

(b)       No Group Company, and to the Company’s Knowledge, no other party, is in material breach of, or material default under, any Material Contract. The Company has made available to Parent an accurate and complete copy of each Material Contract. All of such Material Contracts are valid and binding in accordance with their terms and conditions against the Group Companies, as applicable, and in full force and effect. To the Company’s Knowledge no event has occurred on or prior to the date hereof (with or without notice, lapse of time or both) that would constitute a material default by the Group Companies under any Material Contract. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be disclosed pursuant to this Section 3.6.

Section 3.7 Absence of Changes. Except as set forth on Schedule 3.7, during the period beginning on the Interim Balance Sheet Date and ending on the date of this Agreement, (a) there has not been any event, change, occurrence or circumstance that has had a Material Adverse Effect, (b) each Group Company has conducted its business in the Ordinary Course substantially consistent with past practices and (c) except as set forth on Schedule 3.7, no Group Company has taken any of the following actions:

(a)       modified or amended any of the Governing Documents of any of the Group Companies;

(b)       issued, sold, pledged, encumbered or granted any (i) Equity Securities of any Group Company, (ii) securities convertible into or exchangeable for, or any options, warrants or rights to acquire any, Equity Securities of any Group Company, or (iii) any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based performance units or other securities the value of which is derived from the price or value of the Equity Securities of any Group Company;

(c)       declared, set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of its issued equity securities, or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any equity interests;

(d)       incurred additional Indebtedness;

(e)       paid, discharged or satisfied, in an amount in excess of $25,000 in the aggregate, any claim or Liability, other than in the Ordinary Course and not in violation of this Agreement; dissolution;

(f)       adopted a plan or agreement of complete or partial liquidation or

(g)      acquired by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any Person, corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

(h)       amended or modified in any material respect, renewed, terminated or granted any release or relinquishment of any material right under any Material Contract;

(i)       except to the extent required to comply with Law or the terms of any Employee Benefit Plan or any Material Contract, (i) granted or announced any equity awards or the material increase in the salaries, bonuses or other compensation and benefits payable by any of the Group Companies to any of the executive officers of any of the Group Companies outside the Ordinary Course (other than any success, change of control or similar bonuses payable to any officer or employee that is treated as a Company Stockholder Expense); (ii) hired any new employee with a $150,000 or greater annual base salary, or (iii) adopted, amended, materially increased benefits under, or terminated any Employee Benefit Plan;

(j)       made or changed any material election in respect of Taxes (including an election to change the U.S. federal income tax classification of any Group Company), adopted or changed any material accounting method in respect of Taxes, entered into any Tax indemnity, allocation or sharing agreement or similar Contract (other than any agreements entered into in the ordinary course of business principal subject matter of which is not Taxes), settled any claim or assessment in respect of a material amount of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes (other than an extension arising from obtaining an extension of time to file a Tax Return), made or requested any Tax ruling with respect to a material Tax, entered into any installment sale or open transaction sale, surrendered a right to a material credit or refund of any Tax, amend any material Tax Return or failed to timely file a material Tax Return or pay a material Tax (in each case, taking into account valid extensions of time to file such Tax Return or pay such Tax, as the case may be);

(k)       changed its material accounting principles, methods, policies or procedures, except to the extent required to conform with GAAP or applicable Law;

(l)       sold, abandoned, allowed to lapse, failed to protect or maintain, leased or otherwise disposed of any of its properties or assets that are material to any of the Group Companies;

(m)       except non-exclusive licenses granted by any Group Company to customers in the Ordinary Course, granted or agreed to grant to any Person or amend, waived any rights under or disposed of any license to any Intellectual Property material to any of the Group Companies;

(n)       changed its fiscal year; or

(o)       authorized, agreed, resolved or consented to any of the foregoing.

Section 3.8 Litigation. Except as set forth on Schedule 3.8 there is no Action pending or threatened in writing or, to the Company’s Knowledge, under investigation against any Group Company or any of their respective material assets. Except as set forth on Schedule 3.8, no Group Company is subject to any outstanding order, writ, injunction or decree. This Section 3.8 does not relate to intellectual property matters (which is the subject of Section 3.12) or Tax matters (which is the subject of Section 3.16).

Section 3.9 Compliance with Applicable Law. Each of the Group Companies holds all material Permits required for the Company to conduct its business as presently conducted and as presently proposed to be conducted (each, a “Material Permit”). The Business of the Group Companies is, in all material respects, operated in compliance with all applicable Laws, rules, regulations, codes, ordinances, and binding orders of all Governmental Entities. This Section 3.9 does not relate to Tax matters (which is the subject of Section 3.16), environmental matters (which is the subject of Section 3.11), employee plan matters (which is the subject of Section 3.10), intellectual property matters (which is the subject of Section 3.12), labor matters (which is the subject of Section 3.14) or material permits and healthcare matters (which are the subject of Section 3.17).

Section 3.10 Employee Plans.

(a)       Schedule 3.10(a) lists all Employee Benefit Plans. The Company has provided to Parent as of the date hereof a true, correct and materially complete copy (in each case, if applicable) of: (i) each such Employee Benefit Plan and any amendment thereto; (ii) each material summary plan description and summary of material modifications with respect to any such Employee Benefit Plan; (iii) each funding document, including each trust, insurance, annuity or other funding contract related thereto; (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto; (v) the most recent annual report on Form 5500 required to be filed with the IRS with respect thereto; and (vi) the most recent favorable determination letter received from the IRS regarding the qualification of each such Employee Benefit Plan covered by Section 401(a) of the Code or, if such Employee Benefit Plan is a master/prototype or volume submitter plan, the opinion or advisory letter which covers such Employee Benefit Plan. In relation to Employee Benefit Plans that are employment agreements that relate to employees of any Group Company outside of the United States ("Non-US Employees”), the Company has provided to Parent copies of all standard-form template employment agreements in use for Non-US employees. There are no Non-US Employees whose employment agreements or other applicable terms of employment specify a notice period on termination by the employing entity without cause of more than six months.

(b)       None of the Company, any of its Subsidiaries, or any of their respective current or former ERISA Affiliates has, in the last six (6) years, maintained, sponsored, contributed to or had any obligation to contribute to: (i) a plan subject to Title IV or Section 302 of ERISA or Section 412 or Section 4971 of the Code; or (ii) a Multiemployer Plan, and no Employee Benefit Plan provides health or life insurance benefits to former employees of any Group Company other than health continuation coverage pursuant to Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code (COBRA) and any similar state law or other applicable Law. Each Employee Benefit Plan that has been adopted or maintained by any Group Company, or with respect to which any Group Company will or may have any liability, with respect to Non-US Employees (each an “International Employee Plan”), has been registered or approved by a Governmental Entity (if required) and has been maintained in good standing with all applicable Governmental Entities, and no event has occurred since the date of the most recent approval or application therefor that could reasonably be expected to adversely affect any such approval or good standing. To the Knowledge of the Company, each International Employee Plan that is intended to qualify for special Tax treatment meets the requirements for such treatment in all material respects. All contributions to, and payments from, each International Employee Plan under the terms of such plan or applicable Law have been timely made, except as would not result in material liability, and all contributions for any period ending on or before the Closing Date that are not yet due have been accrued in accordance with country-specific accounting practices. Each International Employee Plan that, under applicable Law, is required to be funded, is either: (i) funded in accordance therewith and to an extent sufficient to provide for accrued benefit obligations with respect to all participants; or (ii) is fully insured, in each case, based upon generally accepted local accounting and actuarial practices and procedures.

(c)       Except as set forth on Schedule 3.10(c), each Employee Benefit Plan complies in all material respects with the applicable requirements of ERISA, the Code and any other applicable Laws. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Employee Benefit Plan and, to the Company’s Knowledge, no events have occurred that would be reasonably likely to adversely affect the qualified status of any such Employee Benefit Plan.

(d)       No Group Company has any material liability under Title IV of ERISA nor, to the Company’s Knowledge, is any material liability under Title IV of ERISA reasonably expected to be incurred by any Group Company.

(e)       To the Company’s Knowledge, no Group Company has engaged in any transaction with respect to any Employee Benefit Plan that would be reasonably likely to subject any Group Company to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law.

(f)       There are no pending or, to the Knowledge of the Company, threatened Actions or disputes by, or on behalf of, any Employee Benefit Plan by any employee or beneficiary covered under any such Employee Benefit Plan or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits).

(g)       Except as set forth on Schedule 3.10(g), none of the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby shall, either alone or in combination with another event or events: (i) entitle any Employee to severance pay, unemployment compensation, a change of control payment or any other payment or benefit from the Company or any of its Subsidiaries; (ii) accelerate the time of payment or vesting, or increase the amount of compensation (including funding of compensation or benefits through a trust or otherwise) due any Employee from any Group Company; or (iii) result in the forgiveness of any Indebtedness. None of the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby would result, individually or in the aggregate, in the payment of any “excess parachute payment” for the purposes of Section 280G or Section 4999 of the Code by any Group Company.

(h)       This Section 3.10 contains the sole and exclusive representations and warranties of the Company with respect to each of the Group Companies’ Employee Benefit Plans.

Section 3.11 Environmental Matters.

(a)       Except as set forth on Schedule 3.11:

(i)       To the Company’s Knowledge, each of the Group Companies is in material compliance with all applicable Environmental Laws;

(ii)       To the Company’s Knowledge, each of the Group Companies holds and is in compliance with all Material Permits that are required pursuant to applicable Environmental Laws for the operation of its businesses;

(iii)       No Group Company has received any currently unresolved written notice of any violation of, or liability (including any investigatory, corrective or remedial obligation) under, any Environmental Laws; and

(iv)       To the Company’s Knowledge, no Group Company has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any toxic or otherwise hazardous material, substance or waste at the Leased Real Property in violation of any Environmental Laws.

(b)       This Section 3.11 contains the sole and exclusive representations and warranties of the Company with respect to Environmental Laws and any other environmental matters.

Section 3.12 Intellectual Property.

(a)       Except as set forth on Schedule 3.12(a), each of the Group Companies owns, licenses or otherwise has the valid right to use (subject only to the terms of the Company IP Agreements), free and clear of all Liens except for Permitted Liens, all Intellectual Property Rights reasonably required for the operation of the Business of the Group Companies as currently conducted or as reasonably contemplated to be conducted (collectively, the “Group Company IP Rights”), except as would not reasonably be expected to be material to any of the Group Companies, all of which rights shall survive unchanged upon the consummation of the Transactions. The consummation of the Transactions will not place any Group Company or in breach or default of any Company IP Agreement.

(b)       Schedule 3.12(b) sets forth a list of: (i) issued patents, (ii) registered copyrights, (iii) registered trademarks, (iv) registered domain names, (v) pending applications for any registrations of a type referred to in the immediately preceding clauses (i) through (iv), and (vi) any other Intellectual Property Rights material to any Group Company, in each case of (i) through (v) and (vi)(A) owned by a Group Company. Each item of Intellectual Property Rights listed or required to be listed on Schedule 3.12(b) is exclusively owned by a Group Company (except those listed on Schedule 3.12(b)(vi)(B)), free and clear of all Liens (other than Permitted Liens), subsisting, valid and enforceable and, as applicable, recorded as owned by a Group Company with the applicable Governmental Entity without any gaps in the chain of title. Except as set forth on Schedule 3.12(b), within the past six (6) years (x) no Group Company has received any written notice of any Claim currently pending or threatened, against any Group Company either (A) contesting the use, validity, enforceability or ownership of any material Group Company IP Rights owned by any of the Group Companies, or (B) alleging that any of the Group Companies is infringing, misappropriating or otherwise violating the Intellectual Property Rights of any other Person, and (y) there are no Claims pending that have been brought by any of the Group Companies against any Person alleging any infringement, misappropriation or other violation of any material Group Company IP Rights.

(c)       Except as set forth on Schedule 3.12(c), (i) the conduct of the Business of the Group Companies (including the development, use, marketing, offer for sale, sale or other commercialization of any Group Company Product (as defined below)) as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person in a manner that could be material to any of the Group Companies; and (ii) to the Knowledge of the Company, no Person is currently infringing, misappropriating or otherwise violating any material Group Company IP Rights.

(d)       Each of the Group Companies has taken commercially reasonable measures designed to protect the confidentiality of all trade secrets owned by any of the Group Companies and other confidential Group Company IP Rights. The conduct of the Business of the Group Companies as currently conducted complies with all applicable Laws pertaining to privacy and security of personally identifiable information, except for any such non-compliance as has not been, and would not reasonably be expected to be, material to any of the Group Companies.

(e)       All past and present employees and independent contractors of each Group Company who have contributed to or participated in the conception or development of material Intellectual Property Rights used in or related to the conduct of the Business of any Group Company have entered into agreements pursuant to which such employee agrees to protect the confidential information of such Group Company and validly and effectively assign to such Group Company all right, title and interest in all Intellectual Property Rights created by such employee or independent contractor in the course of his or her work with such Group Company, without further consideration or any restrictions or obligations on the use or ownership of such Intellectual Property Rights.

(f)       No Group Company Software is subject to any open source Software license or similar arrangement that requires any Group Company to make any proprietary source code owned by a Group Company available to any Person or to otherwise grant any license or other permission to use any of the Group Company IP Rights. No proprietary source code owned by a Group Company has been delivered or made available to any Person who is not, as of the date of this Agreement, an employee or an independent contractor of a Group Company, and no Group Company has agreed to deliver or make available such source code to any Person.

(g)       Each of the Group Companies has implemented commercially reasonable measures, consistent with current industry standards, designed to protect the confidentiality, integrity and security of the computer systems, including the Software, hardware, firmware, interfaces, networks, and related systems, owned or operated by or on behalf of each Group Company (including Group Company Software and any of the foregoing that constitutes a Group Company Product (as defined below)) (collectively, the “Group Company Systems”) (and all information stored or contained therein or transmitted thereby) against any unauthorized use, access, modification or corruption, each of the Group Companies maintains commercially reasonable disaster recovery plans, and each of the Group Companies has taken commercially reasonable steps to test such plans and procedures on a periodic basis, and such plans and measures have been proven reasonably effective upon such testing in all material respects. Since January 1, 2017, there have been no failures, breakdowns, continued substandard performance, or other adverse events affecting any Group Company Systems (or any information stored or contained therein or transmitted thereby) that have caused the material disruption or interruption in or to the use of any Group Company Systems and/or the conduct of any Group Company’s Business or, to the Knowledge of the Company, any unauthorized intrusions or breaches of any Group Company Systems (or any information stored or contained therein or transmitted thereby). The Group Company Systems are (i) adequate in all material respects for the businesses of the Group Companies, (ii) operate and perform in all material respects in accordance with their documentation and functional specifications and (iii) do not include any disabling codes or instructions, “time bombs”, “Trojan horses”, “back doors”, “trap doors”, “worms”, viruses, bugs, faults or other Software routines or hardware components that (A) disrupt or adversely affect the functionality of any Group Company Systems or (B) enable or assist any third Person to access without authorization any Group Company System.

(h)       All components of the Group Company Systems, other than Software or hardware licensed, leased, or provided as a service by a vendor to a Group Company (such as, e.g., data center resources), are owned and operated by and are under the control of a Group Company. All service offerings or products made or currently intended to be made commercially available or otherwise distributed, or currently under development, by any Group Company, including any and all Internet or intranet websites owned and/or operated by or on behalf of any Group Company (the foregoing, the “Group Company Products”), was developed entirely by the Group Companies. Schedule 3.12(h) identifies all Software programs and products that have been developed by or for a Group Company and that are either incorporated into Group Company Products or necessary for the provision, service, maintenance, marketing or sale of Group Company Products. No Group Company has any ongoing or future obligations to pay royalties, commissions, or other fees upon the sale, licensing, or other distribution of any Group Company Products.

Section 3.13 Privacy. Each of the Group Companies has complied in all material respects with all applicable Laws (including Health Care Information Laws) and contractual obligations (and each has complied in all material respects with its own policies) pertaining to data privacy, data protection, and the collection and use of Personal Data collected, used, or held for use by any of the Group Companies. No Action or investigation is pending before a Governmental Entity and no Person has threatened in writing to commence any such Action, in either case concerning any claim that any Group Company has violated any Law or contractual obligation in connection with or relating to Personal Data. Except as set forth on Schedule 3.13, no security breach, violation, or unauthorized access to any Personal Data that is collected, used, or held for use by any of the Group Companies has been threatened in writing or, to the Knowledge of the Company, occurred.

Section 3.14 Labor Matters.

(a)       Schedule 3.14(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all of the current Employees by name, title, years of service, location and annual base compensation (including annual base salary and annual target bonus), except to the extent that such information may not be disclosed under applicable data privacy and protection Laws.

(b)       No Group Company is party to any collective bargaining agreement, there is no strike, walk out, work stoppage, lockout or other material labor dispute pending or, to the Company’s Knowledge, threatened in writing against any Group Company, and to the Company’s Knowledge, as of the date of this Agreement no union organization campaign is in progress with respect to any employees of any Group Company. No Group Company has implemented any location closing or employee layoffs during the one (1)-year period prior to the date hereof in violation of the Worker Adjustment Retraining and Notification Act of 1988, as amended (“WARN”), or any similar state or local plant closing or mass layoff statute, rule or regulation, and no Group Company has taken any action that would reasonably be excepted to cause Parent or any of its Affiliates to have any material Liability or other material obligation following the Closing under WARN or any similar state or local Law.

(c)       Except as provided in Schedule 3.14(c), no investigation, review, complaint, grievance, controversy or proceeding by any Governmental Entity or Employee with respect to any Group Company in relation to any actual or alleged violation of any Law involving any Employee is pending or, to the Knowledge of the Company, threatened, nor has any Group Company received any notice from any Governmental Entity indicating an intention to conduct the same.

(d)       All Employees classified as exempt under applicable wage Laws satisfy the requirements of such applicable Laws. No Group Company is delinquent in any material payments to any Employees for any wages, salaries, commissions, bonuses, severance, termination pay or other direct compensation for any services performed for them or amounts required to be reimbursed to such employees. All independent contractors providing services to a Group Company have been properly classified as independent contractors for purposes of applicable Laws, and to the Knowledge of the Company, no current or former independent contractor has made any formal written claim to a Group Company that he or she is (or was) or should be (or should have been) classified as an employee of a Group Company. In the past five (5) years, there has not been any action relating to, nor to the Knowledge of the Company, any act or allegation of or relating to, sex-based discrimination, sexual harassment or sexual misconduct, nor to the Knowledge of the Company, breach of any policy of any Group Company relating to the foregoing, in each case involving any Employee, nor has there been any settlements relating to any such matters, nor to the Knowledge of the Company has any such action been threatened.

Section 3.15 Insurance. Schedule 3.15 contains a list of all material insurance policies owned or held by any of the Group Companies as of the date of this Agreement. All such policies are, as of the date of this Agreement, in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date will have been paid, and no written notice of cancellation or termination has been received by any Group Company with respect to any such policy.

Section 3.16 Tax Matters. Except as set forth on Schedule 3.16:

(a)       each Group Company has prepared and timely filed with the appropriate Governmental Entity (or has had so prepared and filed on its behalf) (taking into account applicable extensions of time to file that are validly obtained) all income and other material Tax Returns required to be filed by or with respect to such Group Company, and has timely paid (or has paid on its behalf) (taking into account applicable extensions of time to file) all income and other material Taxes of such Group Company that are due and payable (whether or not shown on any Tax Return);

(b)       all Tax Returns filed by or with respect to any of the Group Companies are true, correct and complete in all material respects;

(c)       no Tax Return of any Group Company is currently the subject of a Tax audit or examination;

(d)       during the past five (5) years, no Group Company has received any written notification of any claim or legal proceeding proposed or threatened against any Group Company in respect of any Tax (including any Tax filing or Tax reporting obligation);

(e)       there are no Liens for Taxes upon any of the assets or properties of any Group Company, except for Permitted Liens;

(f)       no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Group Companies after the Closing Date, other than any power of attorney granted in the ordinary course of business;

(g)       no Group Company has (i) consented in writing to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Governmental Entity (other than any extension which is no longer in effect), and no such consent is pending or has been requested in writing by a Governmental Entity, (ii) received or applied for a ruling relating to Taxes which could be binding on Parent, the Group Companies or any of their Affiliates after the Closing Date, (iii) entered into a gain recognition agreement within the meaning of Section 367 of the Code, or (iv) entered into a “closing agreement” as described in Section 7121 of the Code (or any comparable provisions of state, local or foreign law) with any Governmental Entity that is currently in effect;

(h)       no Group Company has received from any Governmental Entity any (i) written notice indicating an intent to open a Tax audit or other review; (ii) written request for information related to Tax matters; or (iii) written notice of proposed adjustment, deficiency, underpayment of a material amount of Taxes which has not since been satisfied by payment or been withdrawn;

(i)       within the last five (5) years, no written claim has been made by any Tax Authority in a jurisdiction where any Group Company does not file Tax Returns that any such Group Company is or may be subject to taxation by that jurisdiction or required to file a Tax Return in that jurisdiction;

(j)       no Group Company is a party to or bound by any Tax indemnity, allocation or sharing agreement or similar Contract (other than such an agreement solely between or among Group Companies or any agreement entered into in the Ordinary Course the principal subject matter of which is not Tax), and after the Closing Date, no Group Company will be bound by any such Contract or have any Liability thereunder for any amounts;

(k)       no Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, other than a group the common parent of which was a Group Company, or (ii) has any liability for the Taxes of any Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state or local Law), as a transferee or successor, or by operation of applicable Law, or (iii) is (or has been at any time in the past three (3) years) a party to any joint venture, partnership or other Contract that is properly treated as a partnership for U.S. federal income tax purposes;

(l)       the Group Companies have been in substantial compliance with all applicable transfer pricing laws, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practice and methodology;

(m)       each Group Company: (i) has complied in all material respects with all Laws relating to the payment, reporting and withholding of Taxes from payments made to any Person and (ii) has, within the time and in the manner prescribed by applicable Law, withheld from such payments (including employee wages or consulting compensation) and timely paid over to the proper Governmental Entities (or is properly holding for such timely payment) all material amounts required to be so withheld and paid over under all applicable Laws;

(n)       no Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any for any taxable period (or portion thereof) ending after the Closing Date: (i) pursuant to Section 481 of the Code (or any similar provision of state, local or foreign law) as the result of any change in a method of accounting or an impermissible use of a method of accounting at any time prior to the Closing; (ii) as a result of any installment sale or open transaction disposition made on or prior to the Closing; (iii) as a result of any prepaid amount received on or prior to the Closing; or (iv) as a result of intercompany transactions or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Law with respect to Taxes) with respect to a transaction occurring prior to the Closing Date;

(o)       each Group Company has (i) properly complied with all applicable Laws with respect to the deferral of the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act (or any similar provision of state, local or foreign Legal Requirements), (ii) properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act and (iii) not deferred any Taxes pursuant to the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, issued August 8, 2020;

(p)       no Group Company has engaged in a transaction or agreed to make any payment governed by Section 267A of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of state, local or foreign law);

(q)       (i) no Group Company has engaged in an “extraordinary disposition” (as described in Treasury Regulation Section 1.245A-5(c)(3)(ii)) and there is no “extraordinary disposition account” with respect to any Group Company, (ii) there has not been an “extraordinary reduction” (as defined in Treasury Regulation Section 1.245A-5(e)(2)(i)) with respect to any Group Company and (iii) there is no “hybrid deduction account” with respect to any share of stock (or other instrument treated as equity for U.S. federal income tax purposes) of any Group Company, within the meaning of Proposed Treasury Regulation Section 1.245A(e)-1;

(r)       no Group Company has made an election under Section 965(h)(1) of the Code (or any similar provision of state, local or foreign law) to pay any net Tax Liability under Section 965 of the Code (or any similar provision of state, local or foreign law) in installments;

(s)       no Group Company is, and has never been, required to pay the Tax imposed by Section 59A of the Code (relating to the “Base Erosion and Anti-abuse Tax”);

(t)       within the past six (6) years, no Group Company has incurred a dual consolidated loss within the meaning of Section 1503 of the Code (or any comparable provisions of state, local or foreign Law);

(u)       each Group Company is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction Contract or order (each, a “Tax Incentive”), and no submission made to any Governmental Entity in connection with obtaining any Tax Incentive contained any material misstatement or omission;

(v)       no group Company has any outstanding equity interests that are currently subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (or a corresponding or similar provision of state, local or foreign Law) for which a valid election under Section 83(b) of the Code (or a corresponding or similar provision of state, local or foreign Law) has not been made by the holder of such interests;

(w)       each Group Company is, and has at all times since its formation been, properly treated as a corporation for U.S. federal and applicable state income tax purposes; and

(x)       no Group Company has “participated” in any transaction that, as of the date hereof, is a “listed transaction” under Treasury Regulation Section 1.6011-4;

(y)       within the last five (5) years, no Group Company has distributed stock of another Person or had its stock distributed by another Person, in each case in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code;

(z)       as of the “Specified Date” (as such term is defined in subclause (d) of Explanation 6 to Section 9(1)(i) of the (Indian) Income Tax Act, 1961), the fair market value of all the assets (tangible and intangible) held directly or indirectly by the Company that are located in India represented, or will represent, less than fifty percent (50%) of the fair market value of all of the assets of the Company (as determined in accordance with the Indian Income Tax Rules, 1962 and Notification No. 55/2016 (dated 28 June 2016)); and

(aa)     except for Section 3.7(j) and certain representations related to Taxes in Section 3.10, this Section 3.16 contains the sole and exclusive representations and warranties of the Company with respect to Taxes.

Section 3.17 Material Permits; Healthcare Matters; Billing.

(a)       Each Group Company is duly licensed to engage in the Business in all states in which it does business, which states are listed in Schedule 3.17(a). Each Group Company owns and maintains in good standing all Material Permits to the extent necessary to enable it to (i) own, occupy and lease its assets, and (ii) operate the Business. All such Material Permits are valid, binding and in full force and effect, and each Group Company is not in default under any such Material Permit. Except as set forth on Schedule 3.17(a), the execution, delivery and performance of this Agreement and the consummation of the Transactions shall not adversely affect any Material Permits which are necessary to enable each Group Company to own, occupy and lease its assets and operate the Business as presently operated.

(b)       No Group Company, nor to the Knowledge of the Company, any of the Group Companies’ employees or independent contractors (whether an individual or entity) is or has been convicted of, charged with or, been investigated for any Medicare, Medicaid or other federal or state health program, as defined in 42 U.S.C. § 1320a-7b(f) (each a “Federal Healthcare Program”), related offense, or convicted of, charged with or investigated for a violation of any Law related to fraud, obstruction of an investigation of controlled substances, or has been debarred, excluded or suspended from participation in any Federal Healthcare Program, or been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Entity.

(c)       All billing and claims submission practices of each Group Company, and, to the Knowledge of the Company, of any agent acting on behalf of a Group Company, are and have been in material compliance with all applicable Laws, including all Federal Healthcare Program laws and all policies and procedures of all third-party payors with which each Material Client have a Contract.

(d)       This Section 3.17 contains the sole and exclusive representations and warranties of the Company with respect to healthcare and billing matters.

Section 3.18 Real Property.

(a)       Schedule 3.18(a) sets forth a list of all locations of the Leased Real Property. Each Lease is valid and binding on the Group Company party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such Lease by the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Except as set forth on Schedule 3.18(a), each of the Group Companies, and, to the Company’s Knowledge, each of the other parties thereto, has performed in all material respects all obligations required to be performed by it under each Lease. Except as disclosed on Schedule 3.18(a), there are no subleases or similar written agreements granting to any Person other than a Group Company the right to use or occupy any Leased Real Property.

(b)       No Group Company owns, or has ever owned, any real property. Section

3.19 Clients and Suppliers.

(a)       Schedule 3.19(a) sets forth a true and complete list of the forty (40) largest clients of the Group Companies (i.e., to which any of the Group Companies provided services), measured by the aggregate amount of sales made by any of the Group Companies to such clients during the two most recently completed fiscal years of the Group Companies (the “Material Clients”), and the aggregate amount of such sales made to each such Material Client during such fiscal year. Except as set forth on Schedule 3.19(a), no Material Client has (i) had an adverse change in the business relationship, or any material dispute, between such Material Client and the applicable Group Company; (ii) terminated, cancelled or failed to renew, or given any Group Company notice that references its intention to terminate, cancel or fail to renew, its business relationship with such Group Company (whether or not subject to a Contract); or (iii) ceased or materially reduced, or given any Group Company notice that references its intention to cease or materially reduce, its business dealings with any Group Company.

(b)       Schedule 3.19(b) sets forth a true and complete list of the twenty (20) largest suppliers of the Group Companies (i.e., which provide any of the Group Companies with products or services), measured by the aggregate amount of sales made by such suppliers to the Group Companies during the two most recently completed fiscal years of the Group Companies (the “Material Suppliers”), and the aggregate amount of such sales made by each such Material Supplier during such fiscal year. Except as set forth on Schedule 3.19(b), no Material Supplier has (i) had an adverse change in the business relationship, or any material dispute, between such Material Supplier and the applicable Group Company; (ii) terminated, cancelled or failed to renew, or given any Group Company notice that references its intention to terminate, cancel or fail to renew, its business relationship with such Group Company (whether or not subject to a Contract); or (iii) ceased or materially reduced, or given any Group Company notice that references its intention to cease or materially reduce, its business dealings with any Group Company.

Section 3.20 Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any of their respective representatives or Employees or any other Person have, with respect to the business of the Group Companies, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity or (b) made any unlawful payment to any Person, any political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Organisation for Economic Co-operation and Development’s (OECD) Convention on Combating Bribery of Foreign Public Officials in Business Transactions, UK Bribery Act (The Bribery Act 2010 (c.23)), or any other similar Legal Requirement (collectively, “Anti-bribery Laws”). The Company has made available to Parent the Contracts in effect, if any, as of the date of this Agreement between any Group Company, on the one hand, and any sales agent or foreign representative thereof, on the other hand.

Section 3.21 Brokers. Except for Brentwood Capital Advisors, LLC and Falcon Capital Partners, LLC, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Group Company.

Section 3.22 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE SCHEDULES) AND THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY (ON BEHALF OF ITSELF AND EACH OTHER GROUP COMPANY) NOR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF THE COMPANY OR ANY OTHER GROUP COMPANY, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING THE ASSETS OF THE COMPANY OR ANY OTHER GROUP COMPANY (INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED HEREBY) OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF THE COMPANY OR ANY OTHER GROUP COMPANY, OR ANY REPRESENTATION OR WARRANTY ARISING FROM STATUTE OR OTHERWISE IN LAW.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby make the following representations and warranties as of the date hereof (except to the extent that such representations and warranties reference another date, in which case, as of such date), to the Company as follows:

Section 4.1        Organization. Parent is a Delaware limited liability company, and Merger Sub is a Delaware corporation, each of which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the Transactions.

Section 4.2        Authority.

(a)       Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Ancillary Documents to which each of Parent and Merger Sub is a party and to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Documents to which each of Parent and Merger Sub is a party and the consummation of the Transactions have been (and the Ancillary Documents to which each of Parent and Merger Sub is a party will be) duly authorized by all necessary action on the part of each of Parent and Merger Sub and no other proceeding (including by their respective equityholders) on the part of each of Parent and Merger Sub is necessary to authorize this Agreement and the Ancillary Documents to which each of Parent and Merger Sub is party or to consummate the transactions contemplated hereby. No vote of Parent’s equityholders is required to approve this Agreement or for Parent or Merger Sub to consummate the Transactions.

(b)       This Agreement has been (and the Ancillary Documents to which each of Parent and Merger Sub is a party will be) duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub (assuming this Agreement has been and the Ancillary Documents to which each of Parent and Merger Sub is a party will be duly authorized, executed and delivered by the other parties thereto), enforceable against each of Parent and Merger Sub in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any Action thereof may be brought.

Section 4.3        Consents and Approvals; No Violations. Assuming the truth and accuracy of the Company’s representations and warranties contained in Section 3.3, no material notices to, filings with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement by either Parent or Merger Sub or the Ancillary Documents to which each of Parent and Merger Sub is a party or the consummation by each of Parent and Merger Sub of the Transactions, except for compliance with and filings under the HSR Act. Neither the execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Ancillary Documents to which each of Parent and Merger Sub is a party nor the consummation by each of Parent and Merger Sub of the Transactions (a) conflict with or result in any breach of any provision of either Parent’s or Merger Sub’s Governing Documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which each of Parent and Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Entity applicable to either Parent or Merger Sub or any of Parent’s other Subsidiaries or any of their respective properties or assets.

Section 4.4        Investment Purpose. Each of Parent and Merger Sub is acquiring the Company Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each of Parent and Merger Sub acknowledges that the Company Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Company Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Each of Parent and Merger Sub is able to bear the economic risk of holding the Company Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.5       Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder’s, financial advisor’s or investment banker’s fee or commission or similar payment in connection with the Transactions based upon arrangements made by and on behalf of either Parent or Merger Sub or any of their respective Affiliates, in each case for which any Company Stockholders or any Group Company may become liable.

Section 4.6       Financial Ability. Parent and Merger Sub, individually or in the aggregate: (a)       have, and at the Closing will have, sufficient unrestricted cash on hand available to pay the Purchase Price and any fees or expenses incurred by Parent or Merger Sub in connection with the Transactions; (b) have, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform their obligations hereunder; and (c) have not incurred any obligation, commitment, restriction or liability of any kind that would impair or adversely affect such resources and capabilities. Each of Parent and Merger Sub acknowledges and agrees that: (x) each of the Group Companies has no responsibility for any debt financing that Parent or Merger Sub may raise in connection with the transactions contemplated hereby; (y) it is not a condition to Closing under this Agreement, nor to the consummation of the transactions contemplated hereby, for each of Parent or Merger Sub to obtain any equity or debt financing; and (z) neither Parent nor Merger Sub has the right to terminate this Agreement for failure to obtain any equity or debt financing.

Section 4.7        Solvency. Assuming the representations and warranties of the Company contained in Article III are true in all material respects, at and immediately after the Effective Time, and after giving effect to the Merger and the other transactions contemplated hereby, the Surviving Corporation and its Subsidiaries (on a consolidated basis) (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) will have adequate capital with which to engage in its business, and (c) will not have incurred and does not immediately plan to incur debts beyond its ability to pay as they become absolute and matured.

Section 4.8        Merger Sub Activities. Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the Transactions and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the other Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

Section 4.9        No Contact with Employees, Clients and Suppliers. Prior to the Closing, none of Parent, Merger Sub or any of their respective Affiliates or any agents, representatives or lenders of the foregoing has, without the prior written consent of the Stockholders’ Representative or the Company, directly or indirectly contacted any officer, director, employee, supplier, distributor, clients or other material business relation of any Group Company for the purposes of discussing any Group Company or the Business in connection with the Transactions.

Section 4.10       Acknowledgment and Representations by Parent and Merger Sub.

(a)       EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE SCHEDULES), NEITHER PARENT, MERGER SUB NOR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF PARENT OR ANY MERGER SUB, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION REGARDING PARENT OR MERGER SUB (INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED HEREBY) OR AS TO THE FUTURE REVENUE, PROFITABILITY OR SUCCESS OF PARENT OR ANY GROUP COMPANY AFTER THE CLOSING, OR ANY REPRESENTATION OR WARRANTY ARISING FROM STATUTE OR OTHERWISE IN LAW.

(b)       Each of Parent and Merger Sub acknowledges and agrees that none of the Company Stockholders, the Group Companies or any of their respective Affiliates or representatives has made any representations or warranties, express or implied, regarding any Group Company, the Business, the Assets or operations of any Group Company or otherwise in connection with the Transactions, other than the representations and warranties expressly made by the Company in Article III (including the related portions of the Disclosure Schedule) and the Ancillary Documents. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges and agrees that no projections, forecasts and predictions, other estimates, data, financial information, documents, reports, statements (oral or written), summaries, abstracts, descriptions, presentations (including any management presentation or facility tour), memoranda, or offering materials, is or shall be deemed to be a representation or warranty by any Group Company, any Company Stockholder or any other Person to Parent or Merger Sub, under this Agreement or otherwise, unless contained in Article III (including the related portions of the Disclosure Schedule) or the Ancillary Documents, and that each of Parent and Merger Sub has not relied thereon in determining to execute this Agreement and proceed with the Transactions unless contained in Article III (including the related portions of the Disclosure Schedule) or the Ancillary Documents. Each of Parent and Merger Sub further acknowledges and agrees that materials it and its representatives and Affiliates have received from any Company Stockholder or Group Company and their respective Affiliates and representatives, including Brentwood Capital Advisors, LLC and Falcon Capital Partners, LLC, include projections, forecasts and predictions relating to the Group Companies or the Business, and that there are uncertainties inherent in attempting to make such projections, forecasts and predictions; that each of Parent and Merger Sub is familiar with such uncertainties and is taking full responsibility for making its own evaluations of the adequacy and accuracy of all projections, forecasts, predictions and information so furnished; that each of Parent and Merger Sub shall not have any claims against any Company Stockholder, any Group Company or their respective Affiliates and representatives, including Brentwood Capital Advisors, LLC and Falcon Capital Partners, LLC, with respect thereto (including with respect to omissions therein), unless such information is contained in Article III (including the related portions of the Disclosure Schedule) or the Ancillary Documents; and that each of Parent and Merger Sub has not relied thereon, unless such information is contained in Article III (including the related portions of the Disclosure Schedule) or the Ancillary Documents.

(c)       Each of Parent and Merger Sub acknowledges and agrees that it (i) has made its own inquiry and investigation into, and, based thereon and on the representations and warranties set forth in Article III (including the related portions of the Disclosure Schedule) and the Ancillary Documents, has formed an independent judgment concerning each of the Group Companies, the Business and the Assets and operations of the Group Companies, (ii) has been furnished with or given full access to such information each of the Group Companies and each of their respective businesses and operations as it has requested, and (iii) has conducted such investigations of the Group Companies, the Business and the Assets and operations of the Group Companies, in each case, as each of Parent and Merger Sub deems necessary to satisfy itself as to the operations and conditions thereof, and will rely solely on such investigations and inquiries, and the express representations and warranties set forth in Article III (and, without limitation of the foregoing, not on the existence of any omissions) and the Ancillary Documents. Each of Parent and Merger Sub further acknowledges and agrees that it will not at any time assert, and hereby irrevocably waives, any claim against the Stockholders’ Representative or any Company Stockholder or any of their present and former representatives or Affiliates, including Brentwood Capital Advisors, LLC and Falcon Capital Partners, LLC, or attempt to hold any of such Persons liable, for any inaccuracies, misstatements or omissions with respect to the information furnished by such Persons concerning the Group Companies, the Business and the Assets and operations of the Group Companies other than any misrepresentation of any representation or breach of warranty set forth in Article III (subject, in each case, to the applicable limitations and expirations set forth in this Agreement) and the Ancillary Documents.

(d)       For the purposes of this Section 4.10, references to “Parent” and “Merger Sub” shall be deemed to include its Affiliates, officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents.

ARTICLE V

[RESERVED]

ARTICLE VI

POST-CLOSING COVENANTS

Section 6.1        Further Assurances.

(a)       If, at any time after the Closing, any Party reasonably determines that further action is necessary to effectuate the Transactions, the other Parties shall take or cause to be taken all such action as may be reasonably requested and execute, deliver and file, or cause to be executed, delivered and filed, all such documentation as may be reasonably requested; provided, however, that the Party requesting such action shall pay the reasonable out-of-pocket costs incurred by the other Party or Parties taking such action.

(b)       The Company shall, at its sole cost and expense, take or cause to be taken all such action as may be necessary or reasonably requested by Parent and execute, deliver, file and/or record, or cause to be executed delivered, filed and/or recorded, all such documentation as may be necessary or reasonably requested by Parent to give effect and/or evidence the payoff, discharge, termination and release of the Closing Indebtedness and the Liens relating to the Closing Indebtedness as contemplated by Section 2.15 and Section 7.1(j).

Section 6.2         Intellectual Property Matters.

(a)       The Stockholders’ Representative shall, at the expense of the Advisory Committee of the Stockholders’ Representative and not the Surviving Corporation, and to the extent not taken prior to Closing, take or cause to be taken all actions as may be necessary or reasonably requested by Parent to (i) correct any gaps in the chain of title and (ii) release any third party security interests, including the security interests in favor of Elm Park Capital Management, LLC dated July 14, 2017 and Fifth Third Bank dated April 15, 2014 , in each case of (i) and (ii), existing as of the Closing with respect to any of the Intellectual Property Rights of any of the Group Companies, and, to the extent not taken prior to Closing, prepare and file any other documentation reasonably requested by, and in a form reasonably acceptable to, Parent to correct any such gaps or release any such third party security interests.

(b)       The Stockholders’ Representative and the Company shall, at the expense of the Advisory Committee of the Stockholders’ Representative and not the Surviving Corporation, reasonably cooperate with Parent in connection with the negotiation, and in the case of the Company, the execution, of an amendment, in a form reasonably acceptable to Parent, including for the purpose of adding confidentiality provisions, to (i) that certain Intellectual Property Agreement, entered into on August 23, 2017 and effective as of January 1, 2006, by and between AdvantEdge Healthcare Solutions, Inc., Emeris Corp., Accur8 Software Development LLC, Accur8 Software Solutions LLC, Accur8 Software LLP, and Salamander Inc. and (ii) that certain Consulting Agreement, by and between Accur8 Software Solutions, LLC and AdvantEdge Healthcare Solutions, Inc., effective as of August 23, 2017.

Section 6.3         Confidentiality.

(a)       For a period of four (4) years following the Closing Date, each of Parent and the Surviving Corporation, on the one hand, and the Stockholders’ Representative, on the other hand, will, and will cause their respective Affiliates to, treat and hold all of the Confidential Information of the other Parties, and refrain from using any of the Confidential Information, except: (i) to consummate the Transactions; (ii) to satisfy any obligations pursuant to this Agreement or any other Ancillary Document; (iii) by any employee of any of the Group Companies, in the course of performing their normal duties as an employee of any of the Group Companies; or (iv) in the case of the Stockholders’ Representative, to employees, advisors, agents or consultants of the Stockholders’ Representative and to the Company Stockholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto. If requested in writing to do so, each Party shall promptly deliver to the requesting Party or destroy all tangible embodiments (and all copies) of the Confidential Information which is in its possession, except to the extent the responding Party reasonably needs to retain any such Confidential Information to satisfy any of its obligations pursuant to this Agreement or any other agreements ancillary hereto, including obligations which such responding Party believes could arise in the future, including its obligation to defend against Claims brought pursuant to the indemnification obligations set forth herein. In the event that a Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information, to the extent permitted to do so by Laws, such Party will notify the other Parties promptly of the request or requirement so that the other Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 6.3(a). If, in the absence of a protective order or the receipt of a waiver hereunder, a Party is, on the advice of counsel, compelled to disclose any Confidential Information, such Party may disclose the requested information; provided, however, that, at the request of any other Party, the first Party will cooperate with such other Party with respect to such other Party’s attempts, if any, to limit the scope of disclosure or to obtain other assurances that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other Party designates; provided, however the requesting Party shall pay all of the first Party’s out-of-pocket costs incurred in connection with such cooperation.

(b)       Each Party acknowledges that its obligations under Section 6.3(a) are of a special, unique and extraordinary character, that they are reasonably related to the legitimate business interests of the other Parties, and that a failure to perform any such obligation or a violation of such obligations under Section 6.3(a) would cause irreparable harm to the other Parties, the amount of which may not be readily ascertainable and for which adequate compensation could not be fashioned. Accordingly, each Party agrees that the other Parties will have the right, without the need to prove irreparable injury or to post a bond, to seek an injunction against any breach or threatened breach of Section 6.3(a) by a Party, as well as the right to pursue any and all other rights and remedies available at law or in equity.

Section 6.4        Directors’ and Officers’ Indemnification and Insurance.

(a)       Parent and Merger Sub agree that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees or agents of each Group Company or any other natural person indemnified by any Group Company as of the date of this Agreement (collectively, “Indemnified Persons”), as provided in such Group Company’s Governing Documents or otherwise in effect as of the date hereof with respect to any matters occurring prior to the Closing Date, shall survive the Transactions and shall continue in full force and effect and that Parent and Merger Sub shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, perform and discharge its obligations to provide such indemnity and exculpation after the Closing. To the maximum extent permitted by applicable Law, such indemnification shall be mandatory rather than permissive, and the Surviving Corporation shall, and shall cause each of its Subsidiaries to, advance expenses in connection with such indemnification as provided in the Surviving Corporation’s and each of its Subsidiaries’ Governing Documents or other applicable agreements. The indemnification and liability limitation or exculpation provisions of each of the Surviving Corporation’s and each of its Subsidiaries’ Governing Documents shall not be amended, repealed or otherwise modified after the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing Date or at any time prior to the Closing Date, were Indemnified Persons, unless such modification is required by Law.

(b)       Parent will obtain for the Group Companies for a six-year period following the Closing Date, the cost of which is borne 50% by the Company and 50% by Parent, and, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect, beginning on the Closing and for a period of six (6) years thereafter without any lapses in coverage, a directors and officers “tail insurance policy” providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by any Group Company’s directors’ and officers’ liability insurance policies as of the date hereof or at the Closing with respect to matters occurring prior to the Closing. Such policy shall provide coverage that is at least equal to the coverage in effect on the date of this Agreement under the Group Companies’ directors’ and officers’ liability insurance policies; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage and duration, containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Closing Date.

(c)       In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.4.

(d)       The Indemnified Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 6.4 are intended to be third-party beneficiaries of this Section 6.4 having the right to enforce this Section 6.4.

Section 6.5        Employee Benefit Matters. Until December 31, 2021, Parent shall provide each individual employed by any Group Company as of immediately prior to Closing who continues to be employed by the Surviving Corporation or any of its Subsidiaries with at least the same salary or hourly wage rate as provided to such employee immediately prior to the Closing Date, with the opportunity to earn annual performance-based bonuses that are at least as favorable in the aggregate as those provided to such employee immediately prior to the Closing Date and with employee benefits (excluding equity arrangements, defined benefit pension benefits and post- retirement health benefits) that are at least as favorable in the aggregate as the Employee Benefit Plans maintained by each of the Group Companies as of the date of this Agreement. Parent further agrees that, from and after the Closing Date, Parent shall and shall cause the Surviving Corporation and each of its Subsidiaries to grant all of its employees credit for any service with the applicable Group Company earned prior to the Closing Date (a) for eligibility and vesting purposes and (b) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or maintained by Parent or the Surviving Corporation or any of its Subsidiaries on or after the Closing Date (the “New Plans”). In addition, Parent shall use commercially reasonable efforts to (i) cause to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans to the extent waived or satisfied by an employee under any Employee Benefit Plan as of the Closing Date. and (ii) cause any deductible, co-insurance and covered out-of-pocket expenses paid on or before the Closing Date by any employee (or covered dependent thereof) of any Group Company to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any applicable New Plan in the year of initial participation. Nothing contained herein, express or implied, confers upon any employee of any Group Company any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any New Plan or Employee Benefit Plan. Parent agrees that Parent and the Surviving Corporation shall be solely responsible for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9. The Surviving Corporation shall be responsible for any severance payments which become payable as a result of the termination of any officer, director or employee of a Group Company (i) following the Closing and (ii) at the request of Parent or any of its Affiliates (including Merger Sub) prior to the Closing.

Section 6.6        Documents and Information. After the Closing Date, Parent shall, and shall cause the Surviving Corporation and each of its Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all Records and other documents pertaining to the Business in existence on the Closing Date and make the same available for inspection and copying by the Stockholders’ Representative (at the Company Stockholders’ expense) during normal business hours of the Surviving Corporation or any of its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such Records shall be destroyed after the seventh (7th) anniversary of the Closing Date by Parent, the Surviving Corporation or its Subsidiaries, without first advising the Stockholders’ Representative in writing and giving the Stockholders’ Representative a reasonable opportunity to obtain possession thereof.

Section 6.7        RWI Policy. Parent shall provide to the Stockholders’ Representative, concurrent with delivery to the requisite parties under the RWI Policy, copies of all notices which relate to any claim or potential claim under the RWI Policy. Parent will not (and will cause each of its Subsidiaries not to), without the consent of the Stockholders’ Representative, amend Article VII (Subrogation) of the RWI Policy in a manner that is materially adverse to the Company Stockholders.

Section 6.8       Parachute Payments. With respect to each Employee who is, or would reasonably be expected to be as of the Closing Date, a “disqualified individual” (as defined in Section 280G(c) of the Code), prior to the Closing Date, each such individual has agreed to waive any payments or economic benefit pursuant to any Employee Benefit Plan and any agreement, in each case, entered into by the Company and such disqualified individual prior to the Closing Date that such individual is entitled in connection with the Transactions that could reasonably be deemed to constitute an “excess parachute payment” (as defined in Section 280G(b) of the Code) with respect to such individual. In addition, the Company has used commercially reasonable efforts to seek to obtain or cause the Company to obtain stockholder approval in accordance with the requirements of Section 280G(b)(5)(B) of the Code and in a manner that satisfies the applicable requirements of Section 280G(b)(5)(B) of the Code and any regulations promulgated thereunder. Within a reasonable period of time before taking such actions, the Company has delivered to Parent for review and comment copies of any documents or agreements necessary to effect this Section 6.8, including, but not limited to, any stockholder consent form, disclosure statement, or waiver, and the Company considered in good faith all comments received from Parent on such documents or agreements.

Section 6.9        Company Stockholder Notice. Within five (5) Business Days following the Closing Date, the Company shall prepare and mail a notice (the “Company Stockholder Notice”) to every Company Stockholder that did not execute the Written Consent. The Company Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the Company Stockholders and approved and adopted this Agreement, the Merger and the other Transactions, (ii) provide the Company Stockholders to whom it is sent with notice of the actions taken in the Written Consent, including the approval and adoption of this Agreement, the Merger and the other Transactions in accordance with Section 228(e) of the DGCL and the bylaws of the Company and (iii) notify such Company Stockholders of their dissent and appraisal rights pursuant to Section 262 of the DGCL. The Company Stockholder Notice shall include therewith a copy of Section 262 of Delaware Law and all such other information as Parent shall reasonably request, and shall be sufficient in form and substance to start the twenty (20) day period during which a Company Stockholder must demand appraisal of such Company Stockholder's Common Shares as contemplated by Section 262(d)(2) of the DGCL.

ARTICLE VII

CLOSING DELIVERABLES

Section 7.1        Closing Deliverables of the Company. Prior to or at the Closing, the Company shall have delivered the following documents in form and substance reasonably acceptable to Parent:

(a)       written resignations, each effective as of the Closing, of (A) each of the directors of each Group Company and (B) those officers of the Group Companies set forth on Schedule 7.1(a);

(b)       a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that (A) attached thereto are true and complete copies of the Governing Documents of each of the Group Companies, and that none of such Governing Documents have been subsequently amended, terminated or otherwise modified and (B) attached thereto are true and complete copies of all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Company is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions;

(c)       a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder to which the Company is a party;

(d)       a certificate from the Company, in form and substance as prescribed by Treasury Regulations promulgated under Section 1445 of the Code and properly executed by an authorized officer of the Company, stating that the Company is not, and has not been during the relevant period specified in Section 897(c)(1)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code;

(e)       a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which each of the Group Companies is organized;

(f)       the Estimated Closing Working Capital Statement and the Consideration Spreadsheet;

(g)       all approvals, consents and waivers that are listed on Schedule 7.1(g) shall have been received, and executed counterparts thereof shall have been delivered to the Company at or prior to the Closing;

(h)       the Escrow Agreement, duly executed by the Stockholders’ Representative;

(i)       a copy of all documents in the electronically accessible data room provided in connection with the Transactions to Parent on a thumb drive or DVD (which shall be delivered by the Company as soon as reasonably practicable after the Closing, notwithstanding anything to the contrary herein); and

(j)       executed copies of (x) each notice of prepayment and/or notice for termination of commitments delivered pursuant to, and in accordance with, the terms of the documents governing the Closing Indebtedness, and (y) payoff letters for the payoff, discharge and termination in full on the Closing Date of the Closing Indebtedness attaching such instruments of discharge and releases for the discharge, termination and release of all the Liens relating to the Closing Indebtedness to be executed, delivered, filed and/or recorded promptly upon the payoff, discharge and termination in full of the Closing Indebtedness.

Section 7.2        Closing Deliverables of Parent. Prior to or at the Closing, Parent shall have delivered the following documents in form and substance reasonably acceptable to the Company:

(a)       the Escrow Agreement, duly executed by the Surviving Corporation;

(b)       a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying that attached thereto are true and correct copies of all resolutions adopted by the board of managers of Parent authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which Parent is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions;

(c)       a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Merger Sub certifying that attached thereto are true and correct copies of all resolutions adopted by the board of directors of Merger Sub authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which Merger Sub is a party and the consummation of the Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions;

(d)       a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying the names and signatures of the officers of Parent authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder to which Parent is a party;

(e)       a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Merger Sub certifying the names and signatures of the officers of Merger Sub authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder to which Merger Sub is a party; and

(f)       evidence of the purchase by Parent of the RWI Policy, together with evidence of the payment of the premium for such RWI Policy.

ARTICLE VIII

INDEMNIFICATION

Section 8.1         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is fourteen (14) months from the Closing Date (the “Escrow Termination Date”); provided, that the representations and warranties in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization), the second sentence of Section 3.3 (No Violations), Section 3.4 (Power and Authority; Enforceability), Section 3.21 (Brokers), Section 4.1 (Organization and Qualification), Section 4.2 (Authority), the second sentence of Section 4.3 (No Violations) and Section 4.5 (Brokers) (collectively, the “Fundamental Representations”) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days (the “Fundamental Rep Termination Date”). All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. For purposes of this Article VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty. The Parties acknowledge and agree that immediately upon the Escrow Termination Date or the Fundamental Rep Termination Date, as applicable, the relevant representations and warranties of the Company shall terminate and be of no further force or effect.

Section 8.2        Indemnification by the Company Stockholders. Subject to the other limitations in this Article VIII, from and after the Closing, the Company Stockholders shall, severally but not jointly, in accordance with their respective Pro-Rata Share (except with respect to the Indemnity Escrow Amount, which will be available on a joint and several basis), indemnify, defend and hold harmless Parent, the Surviving Corporation, each of their respective Affiliates and each of their respective officers, directors, employees, members, agents and representatives (collectively, the “Parent Indemnitees”) from and against any and all Losses asserted against, imposed upon or incurred by such Parent Indemnitee that arise out of, are related to or in connection with:

(a)       any inaccuracy or breach of any of the representations or warranties of the Company contained in this Agreement (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement;

(c)       any claim made by any Company Stockholder relating to such Person’s rights with respect to the Total Merger Consideration, or the calculations and determinations set forth on the Consideration Spreadsheet;

(d)       any Excess Dissenting Share Payments (including reasonable attorneys’ fees and court costs and fees); or

(e)       any Company Stockholder Expenses or Indebtedness of the Company outstanding as of the Closing to the extent not paid or satisfied by the Company at or prior to the Closing, or if paid by Parent or Merger Sub at or prior to the Closing, to the extent not deducted in the determination of the Purchase Price.

Section 8.3        Indemnification by Parent. Subject to the other limitations in this Article VIII, from and after the Closing, Parent shall indemnify and hold harmless each of the Company Stockholders from and against any and all Losses asserted against, imposed upon or incurred by the Stockholders based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy or breach of any of the representations or warranties of Parent and Merger Sub contained in this Agreement (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); or

(b)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Parent or Merger Sub pursuant to this Agreement.

Section 8.4        Certain Limitations.

(a)       Except with respect to any claims for indemnification for Fraud or breach of any Fundamental Representation, the maximum aggregate amount of Losses that may be recovered by the Parent Indemnitees pursuant to Section 8.2(a) shall be (i) from the Indemnity Escrow Account in accordance with the Escrow Agreement and (ii) recovery under the RWI Policy.

(b)       Except with respect to any claims for indemnification for Fraud or breach of any Fundamental Representation, the maximum aggregate amount of Losses that may be recovered by the Company Stockholders pursuant to Section 8.3(a) shall be an amount equal to $100,000.

(c)       In no event shall the aggregate liability of a Company Stockholder in accordance with this Article VIII exceed the portion of the Total Merger Consideration actually received by such Company Stockholder hereunder, except for any claims for indemnification for Fraud.

(d)       The Parties acknowledge that Parent has the RWI Policy. Except for claims of Fraud on the part of the Company and breaches of Fundamental Representations, recovery from the RWI Policy and the Indemnity Escrow Fund (subject to the limitations set forth in this Article VIII) are the sole recourse for the Parent Indemnitees Losses pursuant to any claims or series of related claims under Section 8.2(a).

(e)       Each Indemnified Party shall take, and cause its Affiliates to take, as required by applicable Law, steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

Section 8.5        Procedures.

(a)       Notice of Claim. The party making a Claim for indemnification pursuant to this Article VIII (an “Indemnified Party”) must give the party against whom such Claims are asserted (the “Indemnifying Party”) notice of such Claim describing such Claim and the nature and amount of such Loss, to the extent that the nature and amount thereof are determinable at such time or an explanation if not so determinable (a “Claim Notice”), promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other Claim (a “Proceeding”) against or involving the Indemnified Party by a third party or otherwise discovers the liability or facts giving rise to such Claim for indemnification; provided, however, that the failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 8.2 or Section 8.3, as applicable, except to the extent that the Indemnifying Party is materially prejudiced as a result thereof.

(b)      Control of Defense; Conditions. With respect to the defense of any Proceeding against or involving an Indemnified Party involving a Claim for which indemnification is provided, at its option within thirty (30) days of receipt of a Claim Notice, the Indemnifying Party (and if the Indemnifying Party comprises the Company Stockholders, then the Stockholders’ Representative) shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is a Company Stockholder, the Stockholders’ Representative shall not have the right to defend or direct the defense of any such Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Parties. In the event that the Indemnifying Party assumes the defense of any Claim, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at the Indemnified Party’s sole cost and expense, to participate in the defense of any Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof so long as the Indemnifying Party acknowledges in writing the Indemnifying Party’s obligation to indemnify the Indemnified Party for Losses related to such Proceeding or the settlement or defense thereof. The Stockholders’ Representative and Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Claim, including making available records relating to such Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Claim.

(c)       Settlement of Claims. The Indemnifying Party (and if the Indemnifying Party comprises the Company Stockholders, then the Stockholders’ Representative) must obtain the prior written consent of the Indemnified Party prior to entering into any settlement of any Claim or Proceeding or ceasing to defend any Claim or Proceeding unless the proposed settlement involves only the payment of money damages, all such money damages will be the responsibility of, and paid by, the Indemnifying Party, and the proposed settlement does not impose an injunction or other equitable relief on the Indemnified Parties, and the Indemnified Parties will not settle any Claim for which it has sought or is seeking recovery without the Indemnifying Party’s (and if the Indemnifying Party comprises the Company Stockholders, then the Stockholders’ Representative’s) prior written consent.

Section 8.6        Other Limitations. Where the Company Stockholders have made a payment to a Parent Indemnitee in relation to any Losses which is the subject of a Claim and Parent or any of its Affiliates are aware that they are entitled to recover (whether by insurance, payment, discount, credit, relief or otherwise) from a third party a sum which indemnifies or compensates Parent Indemnitees (in whole or in part) in respect of the Loss which is the subject of such Claim, Parent or its relevant Affiliates shall (a) promptly notify the Stockholders’ Representative of the fact and provide such information as the Stockholders’ Representative may reasonably require, (b) take all reasonable steps or proceedings as the Stockholders’ Representative may require to enforce such right and (c) pay to the Company Stockholders, as soon as practicable after receipt, an amount equal to the amount recovered from the third party (not to exceed the amount of the Company Stockholders’ payment with respect to such Claim). The amount of any Loss that shall be recovered by the Indemnified Party from the Indemnifying Party shall be net of any amounts recovered by the Indemnified Party under insurance policies, indemnities, reimbursement arrangements, or contracts (including with respect to any breaches thereof) pursuant to which or under which such Person or such Person’s Affiliates is a party or has rights with respect to such Loss.

Section 8.7         Escrow.

(a)       Adjustment Escrow. The Adjustment Escrow Amount shall be held by the Escrow Agent in the Adjustment Escrow Account until paid in accordance with Section 2.9(c) and the Escrow Agreement.

(b)       Indemnity Escrow. Subject to and as further provided in the Escrow Agreement, promptly following the Escrow Termination Date, upon a joint written direction by the Stockholders’ Representative and Parent, the Escrow Agent shall release any remaining amounts in the Indemnity Escrow Fund to the Payments Administrator (for further payment to the Company Stockholders in accordance with the terms of this Agreement), less (i) any amounts that would be necessary to satisfy any then pending and unsatisfied or unresolved claim for indemnification pursuant to Section 8.2 (which were the subject of a Claim Notice delivered to the Stockholders’ Representative prior to the applicable survival period described in Section 8.1) assuming such claim(s) were resolved in full in favor of the Parent Indemnitees (which amounts will continue to be held in the Indemnity Escrow Fund until the related claims have been finally resolved) and (ii) any applicable withholding Tax relating to such amount. Promptly following the time that any such pending and unsatisfied or unresolved claims have been resolved, the Escrow Agent shall deliver the remaining portion of such undistributed amount, if any, not used to satisfy such claims, and less any applicable withholding Taxes, to the Payments Administrator for further distribution to the Stockholders as provided in the Escrow Agreement.

(c)       Earnout Escrow. The Earnout Escrow Amount shall be held by the Escrow Agent in the Earnout Escrow Account until paid in accordance with Section 2.10 and the Escrow Agreement.

(d)       The fees, costs and expenses of the Escrow Agent shall be paid 50% by Parent and 50% by the Company.

Section 8.8        Exclusive Remedy. Each of the Parties hereto acknowledges and agrees that from and after the Closing, Claims under this Article VIII shall be the exclusive and sole remedy of the Parent Indemnitees with respect to Excess Dissenting Share Payments.

ARTICLE IX

TAX RELATED MATTERS

Section 9.1        Tax Returns. Parent shall prepare or cause to be prepared all Tax Returns relating to any of the Group Companies that are filed after the Closing Date, and neither the Stockholders’ Representative nor any of the Company Stockholders shall be entitled to review and provide comments on any such Tax Returns.

Section 9.2        Straddle Periods. For purposes of allocating any Taxes that are imposed on a periodic basis and are payable for a Straddle Period under this Agreement, the portion of such Tax that relates to the portion of such Straddle Period up to, and including, the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, sales, receipts or payroll, be deemed to be the amount of such Tax for the entire Straddle Period, multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on, and including, the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of any Tax based upon or related to income, sales, receipts or payroll, be deemed equal to the amount which would be payable if the relevant Straddle Period ended on, and included, the Closing Date, provided, that (A) any Employment Taxes arising with respect to a Pre-Closing Tax Period that have been deferred pursuant to the CARES Act or any other corresponding or similar provision of other Law with respect to Taxes shall be allocated exclusively to the Pre-Closing Tax Period and (B) any Transaction Tax Deductions shall be allocated exclusively to the Pre-Closing Tax Period.

Section 9.3        Transfer Taxes. All transfer Taxes, recording fees and other similar Taxes that are imposed on any of the Parties by any Governmental Entity in connection with the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any income Taxes of a Company Stockholder (whether or not collected through withholding), which shall be the responsibility of the applicable Company Stockholder) shall be borne equally by Parent and the Company Stockholders.

Section 9.4        Cooperation. The Stockholders’ Representative and Parent, and Parent agrees to ensure that the Surviving Corporation and each of its Subsidiaries, shall cooperate fully at Parent’s expense, as and to the extent reasonably requested by such other Party, in connection with the filing of any Tax Return, in any audit, litigation or other proceeding with respect to Taxes, and in allowing the Stockholders’ Representative to review Tax Returns of each of the Group Companies for Pre-Closing Tax Periods and Straddle Periods to determine or verify the proper amounts payable as refunds hereunder. Such cooperation shall include the retention and (upon such other Party’s request) the provision of Records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Stockholders’ Representative and Parent agree, and Parent agrees to cause the Surviving Corporation and each of its Subsidiaries, to retain all Records with respect to Tax matters pertinent to any of the Group Companies and which relate to a Pre-Closing Tax Period or a Straddle Period until the expiration of the applicable statute of limitations (and, if notified in writing by another Party, any extensions thereof), and to abide by all record retention agreements entered into with any Governmental Entity. The Parties, and Parent agrees to ensure that the Surviving Corporation and each of its Subsidiaries, agree to give each other Party reasonable written notice prior to transferring, destroying or discarding any such Records, and if another Party so requests, to give such other Party possession of such Records.

Section 9.5        No Intermediary Transaction Tax Shelter. Parent has no plan or intention to take any action with respect to any of the Group Companies subsequent to the Closing that would cause the transactions under this Agreement to constitute part of a transaction that is the same as, or substantially similar to, the “Intermediary Transaction Tax Shelter” described in Internal Revenue Service Notices 2001-16 and 2008-111.

Section 9.6        Tax Treatment. The Parties agree that all payments made pursuant to Section 2.9(c) and any indemnification payments that are made pursuant to Article VIII shall, in each case, be treated as adjustments to the Purchase Price for applicable Tax purposes, unless a different treatment is otherwise required by applicable Law.

ARTICLE X

STOCKHOLDERS’ REPRESENTATIVE

Section 10.1      Authorization of Stockholders’ Representative.

(a)       Shareholder Representative Services LLC is hereby appointed, authorized and empowered to act as the Stockholders’ Representative for the benefit of the Company Stockholders, as the exclusive representative, agent and attorney-in-fact to act on behalf of each of the Company Stockholders, for all purposes in connection with this Agreement and any related agreements and in connection with and to facilitate the consummation of the Transactions, which shall include the power, authority and discretion:

(i)       to enter into amendments to this Agreement and to execute and deliver any Ancillary Documents (with such modifications or changes therein as to which the Stockholders’ Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto that the Stockholders’ Representative, in its sole discretion, determines to be desirable, in each case, whether before or after the Closing;

(ii)       to execute and deliver such waivers and consents in connection with this Agreement and any Ancillary Documents and the consummation of the Transactions that the Stockholders’ Representative, in its sole discretion, may deem necessary or desirable;

(iii)       to use the Stockholders’ Representative Expense Amount to satisfy costs, expenses and/or liabilities of the Stockholders’ Representative in connection with matters related to this Agreement and/or the Ancillary Documents;

(iv)       to enforce and protect the rights and interests of the Company Stockholders and to enforce and protect the rights and interests of the Stockholders’ Representative arising out of or under or in any manner relating to this Agreement, and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein, and to take any and all actions which the Stockholders’ Representative believes are necessary or appropriate under this Agreement for and on behalf of the Company Stockholders, including asserting or pursuing any Claim against Parent, Merger Sub and/or the Surviving Corporation, consenting to, compromising or settling any such Claims, conducting negotiations with Parent, the Surviving Corporation and their respective representatives regarding such Claims, and, in connection therewith, to: (A) assert any claim or institute any Action; (B) investigate, defend, contest or litigate any Action initiated by Parent, the Surviving Corporation or any other Person, or by any federal, state or local Governmental Entity against the Stockholders’ Representative or against all Company Stockholders, and receive process on behalf of any or all Company Stockholders in any such Action and compromise or settle on such terms as the Stockholders’ Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such Action; (C) file any proofs of debt, claims and petitions as the Stockholders’ Representative may deem advisable or necessary; and (D) file and prosecute appeals from any decision, judgment or award rendered in any such Action, it being understood that the Stockholders’ Representative shall not (i) have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions and (ii) have the authority to investigate, defend, contest or litigate any Action (or compromise or settlement thereof) made against one or more Company Stockholders that is not made against all such Persons;

(v)       to refrain from enforcing any right of the Company Stockholders and/or the Stockholders’ Representative arising out of or under or in any manner relating to this Agreement, or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Stockholders’ Representative, except as otherwise provided in this Agreement, shall be deemed a waiver of any such right or interest by the Stockholders’ Representative or by such Company Stockholder unless such waiver is in writing signed by the waiving party or by the Stockholders’ Representative;

(vi)       to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the Transactions, and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith; and

(vii)       to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Stockholders’ Representative) to conclusively rely on the opinions and advice of such Persons.

(b)       The Stockholders’ Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder except as provided in the Stockholders’ Representative engagement letter entered into by the Stockholders’ Representative and certain Company Stockholders as of the date hereof, but shall be entitled to the payment of all of its reasonable expenses incurred as the Stockholders’ Representative (provided that Company Stockholders shall be entitled to review a written statement thereof, together with supporting documentation, upon any reasonable request therefor). In connection with this Agreement, the Ancillary Documents and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders’ Representative hereunder (i) the Stockholders’ Representative shall incur no responsibility or liability whatsoever to any Company Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement and any related agreements, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholders’ Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders’ Representative pursuant to such advice shall in no event subject the Stockholders’ Representative to liability to any Company Stockholders.

(c)       All of the indemnities, immunities and powers granted to the Stockholders’ Representative under this Agreement shall survive the Closing Date and/or any termination of this Agreement.

(d)       Parent and the Surviving Corporation shall have the right to rely upon all actions taken or omitted to be taken by the Stockholders’ Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon the Company Stockholders.

(e)       The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and (ii) shall survive the Merger.

(f)       The Company Stockholders will indemnify, defend and hold harmless the Stockholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Stockholders’ Representative Losses”) arising out of or in connection with the Stockholders’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Stockholders’ Representative Loss is suffered or incurred; provided, however, that in the event that any such Stockholders’ Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Company Stockholders the amount of such indemnified Stockholders’ Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Stockholders’ Representative by the Company Stockholders, any such Stockholders’ Representative Losses may be recovered by the Stockholders’ Representative from (i) the funds in the Stockholders’ Representative Expense Account, and (ii) the amounts in the Adjustment Escrow Account, the Indemnification Escrow Account and the Earnout Escrow Account at such time as remaining amounts would otherwise be distributable to the Company Stockholders; provided, however, that while this Section 10.1(f) allows the Stockholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Stockholders from their obligation to promptly pay such Stockholders’ Representative Losses as they are suffered or incurred, nor does it prevent the Stockholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of the Company Stockholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholders’ Representative under this Section 10.1(f). The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholders’ Representative or the termination of this Agreement.

(g)       The Company Stockholders will not receive any interest or earnings on the Stockholders’ Representative Expense Amount and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will not be liable for any loss of principal of the Stockholders’ Representative Expense Amount other than as a result of its gross negligence or willful misconduct. The Stockholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. For Tax purposes, the Stockholders’ Representative Expense Amount shall be treated as having been received and voluntarily set aside by the Company Stockholders at the time of Closing. As soon as practicable following the completion of the Stockholders’ Representative’s responsibilities, the Stockholders’ Representative shall disburse any remaining balance of the Stockholders’ Representative Expense Amount to the Payments Administrator for further distribution to the Company Stockholders pro rata based on the Company Stockholders’ Pro Rata Share. The Parties agree that the Stockholders’ Representative is not acting as a withholding agent or in any similar capacity in connection with the Stockholders’ Representative Expense Amount and is not responsible for any Tax reporting or withholding with respect thereto.

(h)       Upon the written request of any Company Stockholder, the Stockholders’ Representative shall provide such Person with an accounting of all monies received and distributed by the Stockholders’ Representative from the Stockholders’ Representative Expense Amount and shall provide such Person with such other reasonable information regarding the Stockholders’ Representative’s actions, in its capacity as the Stockholders’ Representative, as such Person may reasonably request.

(i)       The Stockholders’ Representative may resign at any time. If the Stockholders’ Representative shall resign or be removed by the Company Stockholders, the Company Stockholders, by majority approval based on their respective Pro Rata Shares, shall, within 30 days after such resignation or removal, appoint a successor to the Stockholders’ Representative. Any such successor shall succeed the former Stockholders’ Representative as the Stockholders’ Representative hereunder.

ARTICLE XI

MISCELLANEOUS

Section 11.1      Exclusive Remedy; Limitation of Liability. Except with respect to any claims for indemnification for breach of any Fundamental Representation or Fraud, recovery by Parent, Merger Sub and their respective Affiliates (including the Surviving Corporation and each of its Subsidiaries following Closing) in respect of any and all Losses arising or resulting from or related to a breach of any representation or warranty shall be exclusively limited to the RWI Policy and the Indemnity Escrow Amount. Parent and Merger Sub agree, to the fullest extent permitted by Law, that the Company Stockholders and their respective Affiliates and their respective representatives (including the Stockholders’ Representative) shall not have any liability or responsibility whatsoever to Parent, Merger Sub or any of their respective Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Parent, Merger Sub or any of their respective Affiliates or representatives, including in respect of the specific representations and warranties of the Company set forth in Article III, except as and only to the extent expressly set forth in Article III with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement.

Section 11.2      Entire Agreement; Assignment. This Agreement and the Ancillary Documents, together with all exhibits, schedules, attachments, appendices and annexes hereto and thereto, as the same may from time to time be amended, modified, supplemented, or restated in accordance with the terms hereof, and together with the Confidentiality Agreement, (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of each of the other Parties; provided, however, that (i) Parent and Merger Sub may (A) assign all or any of their rights and obligations hereunder to any Affiliate of Parent without prior written consent of the other Parties, and (B) assign or pledge this Agreement to any lender of Parent or the Surviving Corporation as security for the obligation of such lender in respect of providing any debt financing; provided, in each case, that Parent and Merger Sub shall be obligated to provide written notice of such assignment or pledge to the Stockholders’ Representative promptly upon effecting such assignment or pledge, but in no case later than three (3) days thereafter, and (ii) any assignment of this Agreement shall not relieve the assigning Party of any of its obligations hereunder. Any attempted assignment of this Agreement not in accordance with the terms of this Section 11.2 shall be void.

Section 11.3      Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.3):

To Parent, Merger Sub or the Surviving Corporation:

HPI Holdings, LLC

174 Waterfront, Suite 330

National Harbor, MD 20745

Attention: Pranil Vadgama

Pranil.Vadgama@hpiinc.com

with a copy (which shall not constitute notice hereunder) to:

Shearman & Sterling LLP

300 West 6th Street, Suite 2250

Austin, TX 78701

Attention: Carmelo Gordian

E-mail:       Carmelo.Gordian@Shearman.com

To the Company:

AdvantEdge Healthcare Holdings, Inc.

9 Northeastern Blvd, Suite 400

Salem, NH 03079

Attention: David Langsam

   Chief Executive Officer

Facsimile: (908) 791-3330

E-mail:       dlangsam@ahsrcm.com

with a copy (which shall not constitute notice hereunder) to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

Attention: Michael P. Gallagher

Facsimile: (215) 689-4931

E-mail:       MPGallagher@duanemorris.com

with a copy (which shall not constitute notice hereunder) to:

Founders Equity, Inc.

545 Fifth Avenue, Suite 401

New York, NY 10017

Attention: John White

Facsimile: (212) 829-0901

E-mail:       jdwhite@fequity.com

To the Stockholders’ Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

E-mail:       deals@srsacquiom.com

Section 11.4      Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 11.5      Fees and Expenses. Except as otherwise set forth in this Agreement (including, for avoidance of doubt, the fees and expenses to be borne by Parent and Merger Sub in accordance with Section 6.4), whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses. For the avoidance of doubt, in the event that the Transactions contemplated by this Agreement are consummated, Parent shall, or shall cause any of the Group Companies to, pay all Unpaid Company Stockholder Expenses in accordance with Section 2.15.

Section 11.6      Press Releases and Announcements. None of the Parties nor any of their respective representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of Parent and the Company, if prior to Closing, or Parent and the Stockholders’ Representative, if after Closing; provided, however, that Parent may issue a press release at Closing with respect to this Agreement or the Transactions in its sole discretion. Notwithstanding the foregoing, any press release or public announcement may be made if required by applicable Law or a securities exchange rule; provided, however, that the Party required to make such press release or public announcement shall, to the extent possible, confer with Parent and the Stockholders’ Representative, to the extent applicable, concerning the timing and content of such press release or public announcement before the same is made. Notwithstanding anything herein to the contrary, following Closing and the public announcement of the Merger, the Stockholders’ Representative shall be permitted to announce that it has been engaged to serve as the Stockholders’ Representative in connection herewith as long as such announcement does not disclose any of the other terms hereof.

Section 11.7      Construction; Interpretation. The term “this Agreement” means this Agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing or enforcing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of its authorship of any provision of this Agreement. The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement. References to dollar amount thresholds in this Agreement shall not be deemed to be evidence of materiality, nor shall it create a measure for, or further define the meaning of, any standard of materiality or its correlative terms. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof”, “hereby” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection paragraph, subparagraph or clause contained in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Disclosure Schedule of this Agreement; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (i) references to any Person include the successors and permitted assigns of that Person; (j) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; (k) any reference to “made available” means a document or other item of information that was provided or made available to Parent, Merger Sub and their representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions; (l) the words “dollar” or “$” shall mean U.S. dollars, and all payments to be made pursuant to this Agreement shall be made in U.S. dollars; and (m) the word “day” means calendar day unless Business Day is expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 11.8      Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. Any item disclosed in any Schedule referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement if the relevance of such disclosure to such other sections is reasonably apparent. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning given to such term in this Agreement.

Section 11.9      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 6.4, Article VIII or Section 10.1, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 11.10    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transaction are consummated as originally contemplated to the greatest extent possible.

Section 11.11    Amendment. Subject to applicable Law, this Agreement may be amended or modified, and any term of this Agreement may be waived, only by written agreement executed and delivered by duly authorized officers of Parent and the Stockholders’ Representative. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or the Parties effected in a manner which does not comply with this Section 11.11 shall be void. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 11.12    Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts (including by electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf shall be as effective as delivery of a manually executed and delivered counterpart to this Agreement.

Section 11.13   Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 11.14   WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11.15    Jurisdiction and Venue. Each of the Parties (a) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court sitting in Delaware) in any Action arising out of or relating to this Agreement, (b) agrees that all claims in respect of such Action may be heard and determined in any such court and (c) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that service of summons and complaint or any other process that might be served in any Action may be made on such Party by sending or delivering a copy of the process to the party to be served at the address of such Party and in the manner provided for the giving of notices in Section 11.3. Nothing in this Section 11.15, however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final, non-appealable judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable Law.

Section 11.16     Remedies. Except as otherwise provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent to consummate the Closing pursuant to a claim for specific performance brought against Parent and has instead granted an award of damages for such alleged breach against Parent, Parent agrees such damages of the Company shall include damages based upon any decrease in share value, lost premium or lost benefit of the bargain affecting the Company Stockholders (in each case taking into account relevant matters, including the total amount payable to the Company Stockholders under this Agreement and the time value of money).

Section 11.17    Waiver of Conflicts. Recognizing that Duane Morris LLP has acted as legal counsel to the Group Companies prior to the Closing, and that Duane Morris LLP intends to act as legal counsel to the Stockholders’ Representative and its Affiliates (which will no longer include the Group Companies) after the Closing, Parent, Merger Sub and the Company each hereby waives, on its own behalf and agrees to cause its Affiliates (including the Surviving Corporation and its Subsidiaries after Closing) to waive, any conflicts that may arise in connection with Duane Morris LLP representing the Stockholders’ Representative and/or its Affiliates (or any of the other Company Stockholders) after the Closing as such representation may relate to Parent, Merger Sub, any Group Company or the Transactions. In addition, all communications involving attorney- client confidences between the Stockholders’ Representative, its Affiliates or any Group Company and Duane Morris LLP in the course of the negotiation, documentation and consummation of the Transactions shall be deemed to be attorney-client confidences that belong solely to the Stockholders’ Representative and its Affiliates (and not the Group Companies). Accordingly, none of the Group Companies shall, without the Stockholders’ Representative’s consent, have access to any such communications, or to the files of Duane Morris LLP relating to its engagement, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, upon and after the Closing, (a) the Stockholders’ Representative and its Affiliates (and not the Group Companies) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of the Group Companies shall be a holder thereof, (b) to the extent that files of Duane Morris LLP in respect of such engagement constitute property of the client, only the Stockholders’ Representative and its Affiliates (and not the Group Companies) shall hold such property rights and (c) Duane Morris LLP shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to any of the Group Companies by reason of any attorney-client relationship between Duane Morris LLP and any of the Group Companies or otherwise.

Section 11.18    Release. Upon and subject to the Closing, in consideration of the payments made to such Company Stockholder pursuant to this Agreement and as an inducement to Parent’s and Merger Sub’s willingness to enter into the Transactions, each Company Stockholder agrees as follows:

(a)       Subject to the last sentence of this Section 11.18, the Company Stockholders, on behalf of themselves and their respective Affiliates and its and their respective equityholders (separately and collectively, as the case may be, the “Releasor”), by their adoption and approval of this Agreement, as well as, in certain cases, through separate instruments (including the Letters of Transmittal), hereby irrevocably, unconditionally and completely release, acquit and forever discharge, to the fullest extent permitted by Law, each of Parent, Merger Sub, the Surviving Corporation and the Group Companies, together with each of their respective past, present and future officers, managers, directors, equityholders, partners, members, Affiliates, controlling persons, employees, counsel, agents and other representatives (each, solely in their respective capacity as such, a “Releasee”) of, from and against, and hereby irrevocably, unconditionally and completely waives and relinquishes, any and all legal proceedings, actions, causes of action, claims, demands, damages, judgments, debts, dues, suits and Liabilities of every kind, nature and description whatsoever, which any Releasor ever had, now has or may have in the future against any of the Releasees on account of or by reason of any matter, cause or thing whatsoever to the extent arising prior to or at the Closing and relating to each such Releasor’s status as a Company Stockholder (all of the foregoing being collectively referred to herein as the “Released Claims”); provided, however, that nothing contained herein shall operate to release, and the Released Claims shall not include, (i) any right, claim or obligation under the express terms of this Agreement or any Ancillary Document to which such Releasor is a party, (ii) if such Releasor is an employee of the Company or any of its Subsidiaries, any rights with respect to unpaid salaries, bonuses, consulting fees, severance and reimbursement of expenses for services provided by such Releasor, and that, in each case, has been earned and accrued in the ordinary course of business and approved in accordance with the Company’s or any of its Subsidiaries’ standard policies (but not including compensation relating to grants of equity or equity-based awards), (iii) any claim relating to Fraud by Parent or Merger Sub, (iv) any rights under any Plan (but not including any benefit plans or plan provisions relating to grants of equity or equity-based awards), or (v) claims arising from any rights of indemnification, contribution, advancement of expenses or insurance coverage or protection that any Releasor has or had pursuant to the Organizational Documents of the Company or any of its Subsidiaries, as in effect on the date hereof. Each Company Stockholder, on behalf of itself and each of its Affiliates and its and their respective equityholders, agrees not to, and agrees to cause its respective officers, directors, equityholders, Subsidiaries and Affiliates, and each of their respective successors and assigns, not to, assert any Released Claim against the Releasees.

(b)       Each Releasor, on behalf of itself and each of its Affiliates and its and their respective equityholders, as the case may be, hereby acknowledges that it has considered the possibility that it may not now know the nature or value of the claims that are generally released pursuant to Section 11.18(a), and that such general release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, however arising, and that any and all rights granted to such Releasor, as applicable, pursuant to Section 1542 of the California Civil Code or any analogous applicable Law are hereby expressly waived. Said Section 1542 of the Civil Code of the State of California reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement and Plan of Merger to be executed on the date first written above.

PARENT:

HPI HOLDINGS, LLC

By:	/s/ Pranil Vadgama
Name:	Pranil Vadgama
Title:	Treasurer

MERGER SUB:

AHS GRANITE MERGER SUB, INC.

By:	/s/ Pranil Vadgama
Name:	Pranil Vadgama
Title:	President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

COMPANY:

ADVANTEDGE HEALTHCARE HOLDINGS, INC.

By:	/s/ David Langsam
Name:	David Langsam
Title:	President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

STOCKHOLDERS’ REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE
SERVICES LLC, solely in its capacity as the
Stockholders’ Representative

By:	/s/ Kip Wallen
Name:	Kip Wallen
Title:	Director

(Signature Page to Agreement and Plan of Merger)

EXHIBIT A

DISCLOSURE SCHEDULE

(see attached)

EXECUTION VERSION

Schedule 1.1(a)

Form Working Capital Statement

See attached.

AHS NWC PROPOSAL

	Jul-20	Aug-20	Sep-20	Oct-20	Nov-20	Dec-20	Jan-21	Feb-21	Mar-21	Apr-21	May-21	Jun-21	L6M Average
1205 Accounts Receivable	4,767,600	4,769,728	4,783,099	4,803,129	5,060,784	5,267,738	4,866,268	5,052,273	4,867,282	4,709,462	4,440,820	4,881,567	4,802,945
1212 Miscellaneous Receivables	6,201	6,201	6,201	6,201	6,201	6,201	6,201	6,201	6,201	6,201	6,201	6,201	6,201
1213 Accrued Revenue	114,179	60,777	129,979	154,310	49,099	120,565	172,697	229,576	105,017	156,334	145,068	89,009	149,617
1220 Allowance for Bad Debt	(50,748)	(50,748)	(83,017)	(83,017)	(83,017)	(93,017)	(93,007)	(93,007)	(92,351)	(69,070)	(68,421)	(68,421)	(80,713)
1325 Prepaid Cobra Insurance	(17,897)	(17,752)	(23,033)	(25,389)	(24,696)	8,686	12,939	10,035	11,803	13,572	14,361	5,078	11,298
1330 Prepaid Expenses	329,950	352,681	370,426	423,894	440,054	374,935	375,875	347,013	403,417	405,969	403,344	401,619	389,539
1332 Prepaid Insurance	25,633	23,849	22,066	9,718	5,153	16,126	10,037	21,711	21,149	14,610	11,626	5,711	14,141
1333 Prepaid Postage	1,610	33,488	35,305	37,307	43,489	(2,973)	27,363	30,849	14,181	17,113	24,891	17,113	21,918
1337 Prepaid Commissions	103,848	118,439	86,170	83,656	81,142	76,841	74,318	71,801	69,283	67,075	64,867	62,659	68,334
1350 A/R Suspense	65,972	60,978	(46,684)	(49,684)	(49,684)	(49,684)	(77,833)	(49,684)	(49,684)	(49,684)	(49,684)	(49,684)	(54,375)
Current Assets	5,346,347	5,357,641	5,280,514	5,360,125	5,528,525	5,725,418	5,374,859	5,626,767	5,356,299	5,271,582	4,993,073	5,350,851	5,328,905
2000 Accounts Payable	(1,218,007)	(898,392)	(1,021,114)	(1,381,919)	(1,313,101)	(1,120,641)	(1,009,288)	(682,926)	(940,936)	(1,145,336)	(963,605)	(997,615)	(956,618)
2050 Miscellaneous Payable - Bangal	89,386	81,038	72,139	65,755	57,867	-	200	(3,239)	-	-	-	-	(507)
2110 401K Payable	(18,308)	(17,348)	(17,692)	(17,322)	(17,322)	(17,322)	(22,538)	(19,205)	(19,345)	(19,170)	(19,170)	(13,785)	(18,869)
2120 Employee Expense Payable	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)	(3,399)
2125 Due to NEBH	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)	(1,597)
2130 FSA Payable	(8,255)	(7,971)	(7,723)	(8,884)	(9,293)	(5,330)	(1,324)	(1,941)	(1,155)	(1,768)	(803)	576	(1,069)
2140 Garnishment Payable	(405)	(405)	(405)	(405)	(405)	(405)	(405)	(405)	(405)	(405)	(405)	(405)	(405)
2141 Vacation Accrual Payable	(383,682)	(383,401)	(385,341)	(379,448)	(422,566)	(453,397)	(452,761)	(453,777)	(457,564)	(457,226)	(457,237)	(457,103)	(455,945)
2145 Accrued Bonus Payable	(25,201)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)	(31,501)
2150 Net Payroll	(613,925)	(912,593)	(1,087,510)	(334,786)	(625,209)	(610,382)	(678,106)	(896,086)	(863,795)	(334,858)	(405,707)	(774,250)	(658,800)
2160 Payroll Clearing	(3,944)	(3,106)	586,279	(1,996)	298	2,199	4,013	(52)	612,581	27,436	23,733	19,625	114,556
2170 Payroll Liabilities	7,761	7,761	7,761	7,761	7,761	7,761	7,761	7,761	7,761	7,761	7,761	7,761	7,761
2183 Employee Equipment Deposits	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)	(2,069)
2208 Credit Card Refund Liability	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)	(15,301)
2210 Accrued Expenses	(690,521)	(786,488)	(807,006)	(657,165)	(636,141)	(627,829)	(652,125)	(695,970)	(772,006)	(703,997)	(918,027)	(762,520)	(750,774)
2215 Accrued Accounting Fees	(150,734)	(167,401)	(184,068)	(172,360)	(189,027)	(196,336)	(213,003)	(229,670)	(226,337)	(243,004)	(259,671)	(256,338)	(238,004)
2216 Accrued Legal Fees	(23,237)	(43,237)	(23,237)	(9,316)	(6,816)	(7,516)	(9,516)	(8,454)	(11,954)	(240,763)	(239,863)	(447,954)	(159,750)
2220 Accrued Healthcare	154,924	137,969	184,193	156,207	171,390	(0)	(0)	(6,601)	(9,964)	(5,654)	(3,925)	168,662	23,753
2370 Revenue Deferal	(601,133)	(277,345)	(253,236)	(162,378)	(126,985)	(81,551)	(88,767)	(81,242)	(73,717)	(84,859)	(77,501)	(182,142)	(98,038)
2380 Deferred Rent Liability	(464,187)	(463,888)	(463,128)	(461,142)	(459,381)	(456,104)	(452,396)	(448,547)	(444,173)	(442,438)	(442,335)	(436,320)	(444,368)
Current Liabilities	(3,971,834)	(3,788,675)	(3,453,955)	(3,411,265)	(3,622,798)	(3,620,720)	(3,622,123)	(3,574,221)	(3,254,875)	(3,698,149)	(3,810,621)	(4,185,675)	(3,690,944)

Unadjusted Net Working Capital	1,374,512	1,568,965	1,826,559	1,948,861	1,905,727	2,104,698	1,752,736	2,052,546	2,101,423	1,573,433	1,182,452	1,165,176	1,637,961
Adjustments to Net Working Capital
Transaction Costs (adjusted out of Accounts Payable)	161,068	161,068	161,068	161,068	161,068	36,000	36,000	72,000	108,000	144,000	105,000	(6,000)	76,500
Accrued Transaction Costs (adjusted out of Accrued Legal Fees & Accrued Expenses)	20,837	37,657	52,501	12,373	14,040	20,140	-	-	75,000	203,411	203,411	410,817	148,773
Interest Expense Payable to Elm Park (adjusted out of Accounts Payable)	211,914	194,500	194,500	193,560	188,803	194,143	192,382	174,071	192,950	185,030	190,200	176,633	185,211
Adjustment for Payroll Taxes (Part of Pre-Closing Tax Amount)	44,996	45,675	53,980	21,334	25,149	41,908	60,775	57,236	68,469	25,618	29,560	36,274	46,322
Adjusted Net Working Capital	1,813,327	2,007,865	2,288,608	2,337,196	2,294,787	2,396,889	2,041,893	2,355,854	2,545,842	2,131,492	1,710,624	1,782,900	2,094,767

Target													2,094,767

Schedule 1.1(b)

Permitted Liens

1.	The Credit Agreement, dated as of July 14, 2017, by and among the Company, certain Company subsidiaries, Elm Park Credit Opportunities Funds II, L.P. and Elm Park Credit Opportunities Funds II (Canada), L.P.

Schedule 2.12

Management Carve Out Program Awards

The Company intends to disburse $1,968,000.00 under the Management Carve Out Program at Closing. The total amount disbursed under the Management Carve Out Program will equal 99.92% of the amount calculated under the Management Carve Out Program. In the event any earnout thresholds are achieved, the amount to be paid under the Management Carve-out Program will increase in accordance with the terms thereof , and such amount will be disbursed by the Surviving Corporation’s customary payroll processes in accordance with the percentages set forth below, the Consideration Spreadsheet and the Agreement.

Program Participant	Carve-out Program Amount
David H. Langsam	50.00%
J. Paul O'Haro	12.00%
Terence P. Halloran	10.00%
Jeanne Gilreath	8.00%
Maureen Albano	0.09%
Robert Boyce	0.18%
Raymond Cassidy	2.50%
Henry Choi	0.90%
Paulo DaSilva	1.00%
Crystal Starr	0.02%
Victoria Kern	0.02%
Gloria Stitley	0.14%
Brice Voithofer	2.50%
Steven Macrea	0.30%
Tina Pelletier	0.15%
Sunil Christopher	0.18%
Janice Kelleher	0.25%
Sean Munster	1.00%
Jill Butler	0.19%
Michael Hopkins	1.00%
Barbara Lewis	1.00%
Liddy Wilson	1.00%
Lyne Green	1.00%
Marie Franklin	1.00%
Laurie Krachenfels	1.00%
Rick Brozovic	1.00%
David Barrett	3.00%
Michael Montemarano	0.50%

Schedule 7.1(a)

Resigning Officers

1.	David Langsam
2.	Terence Halloran
3.	Jeanne Gilreath
4.	Sunil Christopher

Schedule 7.1(g)

Approvals, Consents and Waivers

1. Written Consent.

Disclosure Schedules Agreement and Plan of Merger

This Disclosure Schedule has been prepared in connection with that certain Agreement and Plan of Merger (the “Agreement”), dated September 30, 2021, by and among HPI Holdings, LLC, a Delaware limited liability company (“Parent”), AHS Granite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, Shareholder Representative Services LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholders, and AdvantEdge Healthcare Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined in this Disclosure Schedule shall have the meanings given to such terms in the Agreement.

The representations and warranties of the Company in the Agreement are made subject to the exceptions and qualifications set forth herein. This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and are not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the Company.

The section numbers used herein refer to the Sections in the Agreement. Headings and subheadings have been inserted herein for convenience of reference only and shall not have the effect of amending or changing the express description hereof as set forth in the Agreement.

The inclusion of any items (including dollar amounts) in any representations and warranties in the Agreement or in any section of this Disclosure Schedule is not intended to imply that such amounts or items so included are required to be listed in such section or is material to or outside the ordinary course of the business of the Company, nor shall the inclusion of such items or amounts be deemed to establish a standard of materiality. In addition, matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in this Disclosure Schedule. Any such additional matters are set forth for informational purposes only and do not necessarily include (and shall not be deemed to include) other matters of a similar nature. The information contained in this Disclosure Schedule is disclosed solely for purposes of the Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of applicable law or breach of contract).

Any information disclosed in this Disclosure Schedule under any section number shall be deemed to be disclosed and incorporated in the Disclosure Schedule under any other section to the extent the relevance of such information to such other section would be reasonably apparent on its face to a reader of such information.

Subject to applicable law, this information is disclosed in confidence for the purposes contemplated in the Agreement and is subject to the confidentiality provisions of the Confidentiality Agreement, dated as of May 5, 2021, between the Company and Parent.

1

Schedule 3.1

Organization and Qualification

Group Company	Jurisdictions
Company	Delaware New York New Jersey
AdvantEdge Healthcare Solutions, Inc.	New York New Jersey
AdvantEdge Healthcare Solutions, Inc.	Delaware New York Ohio Pennsylvania New Hampshire Kentucky
Professional Management, Inc.	Maryland New Jersey
Frank Hill Associates, Inc.	Massachusetts New Hampshire
Medical Account Services, Inc.	Ohio
AdvantEdge WPA Inc.	Delaware
AHS Services, Inc.	Delaware New Jersey
AdvantEdge Healthcare Solutions, S.I., Inc.	Delaware New York
AMSPlus, Inc.	Massachusetts Connecticut New Hampshire
Physicians’ Service Center	Illinois
AHP Billing Services, Inc.	Delaware Maine
AdvantEdge Healthcare Solutions Private Limited	India

2

Schedule 3.2(a)

Capitalization

See attached.

AdvantEdge Healthcare Holdings, Inc.

Summary of Capitalization

As of December 31, 2020

	Common Stock			Preferred Stock			FD		Total Shares	% of
	Shares	Options	Warrants	A	A-1	A-1 Warrants	FD Total	%age	O/S	O/S	OIP
Founders' Equity SBIC I	-	-	-	11,079,569	1,441,400	-	12,520,969	28.8%	12,520,969	33.5%	12,809,249
Founders' Equity NY LP			-	8,120,431	691,934		8,812,365	20.2%	8,812,365	23.5%	8,950,751
Founders HW LLC			-	10,800,000	1,200,000		12,000,000	27.6%	12,000,000	32.1%	12,240,000
Safeguard	-	-	-	-	-	-	-	0.0%	-	0.0%	-
Other Preferred	-	-	-	165,000	-	550,000	715,000	1.6%	165,000	0.4%	165,000
	-	-	-	30,165,000	3,333,334	550,000	34,048,334	78.2%	33,498,334	89.5%	34,165,000
Common (net of treasury)	3,926,377	5,554,545	-	-	-	-	9,480,922	21.8%	3,926,377	10.5%
TOTAL	3,926,377	5,554,545	-	30,165,000	3,333,334	550,000	43,529,256	100.0%	37,424,711	100.0%
Options in the plan not yet granted		3,017,381
Options Outstanding		2,537,164

Note: Total common shares outstanding on this cap table does not tie to the audited financial statements. The difference is 4,167 and dates back to at least 12/31/12. The amount included in the detailed cap table and this summary ties to the stock ledger report provided by counsel.

3

Schedule 3.2(b)

Capitalization Exceptions

(b)

(i)

Group Company	Outstanding Equity Securities
Company	Schedule 3.2(a) is incorporated by reference herein.
AdvantEdge Healthcare Solutions, Inc. (NY)	Company (100%) 70 Common Stock Units
AdvantEdge Healthcare Solutions, Inc. (DE)	Company (100%) 100 Common Stock Units
Professional Management, Inc.	AdvantEdge Healthcare Solutions, Inc. (DE) (100%) 470 Common Stock Units
Frank Hill Associates, Inc.	AdvantEdge Healthcare Solutions, Inc. (DE (100%) 1,000 Common Stock Units
Medical Account Services, Inc.	AdvantEdge Healthcare Solutions, Inc. (DE (100%) 200 Common Stock Units
AdvantEdge WPA Inc.	AdvantEdge Healthcare Solutions, Inc. (DE (100%) 100 Common Stock Units
AHS Services, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%) 100 Common Stock Units
AdvantEdge Healthcare Solutions, S.I., Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%) 100 Common Stock Units

4

AMSPlus, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%) 1,125 Common Stock Units
Physicians’ Service Center, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%) 100 Class A Common Stock Units
AHP Billing Services, Inc.	AdvantEdge Healthcare Solutions, Inc. (NY) (100%) 1,000 Class B Common Stock Units
AdvantEdge Healthcare Solutions Private Limited	AHS Services, Inc. (.01%) 10 Common Stock Units
AdvantEdge Healthcare Solutions Private Limited	AdvantEdge Healthcare Solutions, Inc. (NY) (99.99%) 405,310 Common Stock Units

(ii)

None.

(iii)

1.	Option Agreement, dated as of December 31, 2012, by and between the Company and Jill Butler, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

2.	Option Agreement, dated as of December 31, 2012, by and between the Company and Lawrence Keber, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

3.	Option Agreement, dated as of December 31, 2012, by and between the Company and Layne Cargill, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

4.	Option Agreement, dated as of December 31, 2012, by and between the Company and Sean Munster, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

5.	Option Agreement, dated as of December 31, 2012, by and between the Company and William Sawyer, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

5

6.	Option Agreement, dated as of December 31, 2012, by and between the Company and Alan Hill, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

7.	Option Agreement, dated as of December 31, 2012, by and between the Company and Diane Dolan, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

8.	Option Agreement, dated as of December 31, 2012, by and between the Company and Janice McHale, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

9.	Option Agreement, dated as of December 31, 2012, by and between the Company and Janice Kelleher, to be canceled effective as of the Closing pursuant to terms of Option Agreement.

10.	Warrant to Purchase Stock, issued on December 30, 2010, by the Company to ORIX Finance Equity Investors, LP, as amended by that certain Amendment No. 1, dated as of December 30, 2020.

11.	Warrant to Purchase Stock, issued on May 10, 2012, by the Company to ORIX Finance Equity Investors, LP., as amended by that certain Amendment No. 1, dated as of December 31, 2020.

12.	Warrants to Purchase Stock, issued on December 31, 2012 (as amended) by the Company to ORIX Finance Equity Investors, LP.

(iv)

None.

6

Schedule 3.2(d)

Equity Incentive Options

Option Agreements with the following individuals will be cancelled effective as of the Closing pursuant to the terms of Option Agreements:

1.	Ray Cassidy
2.	Henry Choi
3.	Jeanne Gilreath
4.	David Langsam
5.	Janice McHale
6.	Sean Munster
7.	Diane Dolan
8.	J. Paul O’Haro
9.	Sunil Christopher
10.	Terence Halloran
11.	Jill Butler
12.	Lawrence Keber
13.	Layne Cargill
14.	William Sawyer
15.	Alan Hill
16.	Janice Kelleher

7

Schedule 3.3

Consents and Approvals

The following disclosures are in response to the last sentence of Section 3.3 of the Agreement:

(i)

None.

(ii)

1.	Credit Agreement, dated as of July 14, 2017, by and among the Company, certain Company subsidiaries, Elm Park Credit Opportunities Funds II, L.P. and Elm Park Credit Opportunities Funds II (Canada), L.P. – this Contract will be terminated upon the Closing of the Transactions contemplated by the Agreement.

2.	Lease Agreement, dated as of November 14, 2003, by and between 530 22nd Street, L.L.C., as landlord, and AdvantEdge Healthcare Solutions, Inc., as tenant, as amended by that certain First Lease Amendment, dated as of October 21, 2008, that certain Second Lease Amendment, dated as of November 26, 2013, that certain Third Lease Amendment, dated as of September 30, 2014, and that certain Fourth Lease Amendment dated as of January 31, 2017 (the “530 22nd Street Lease”).

3.	Lease dated as of January 21, 2004, as amended by that certain First Amendment and Supplement to Lease dated as of June 15, 2009, that certain Second Lease Amendment and Supplement to Lease dated as of March 10, 2011, that certain Third Amendment and Supplement to Lease dated as of November 12, 2013, and that certain Fourth Amendment and Supplement to Lease dated as of November 16, 2016, by and among Increase Your Profit, LLC and AdvantEdge Healthcare Solutions, Inc.

4.	Agreement of Lease, dated as of September 19, 2018, by and between FDS Franklin 9920, LLC, as landlord, and Professional Management, Inc., as tenant.

5.	Warrant to Purchase Stock, issued on December 30, 2010, by the Company to ORIX Finance Equity Investors, LP, as amended by that certain Amendment No. 1, dated as of December 30, 2020.

6.	Warrant to Purchase Stock, issued on May 10, 2012, by the Company to ORIX Finance Equity Investors, LP., as amended by that certain Amendment No. 1, dated as of December 31, 2020.

7.	Warrants to Purchase Stock, issued on December 31, 2012 (as amended) by the Company to ORIX Finance Equity Investors, LP.

8.	Third Party Vendor Agreement, dated as of June 28, 2007, by and between Medifax-EDI, LLC and AMSplus, Inc.

(iii)

None.

(iv)

None.

8

Schedule 3.5

No Undisclosed Liabilities

The following disclosures are in response to the last two sentences of Section 3.5 of the Agreement:

Under GAAP, the Company is not obligated to record on the Company Financial Statements accruals associated with certain compensation approved by the Company Board pursuant to the Management Carve-out Program that are contingent upon the consummation of the Transactions.

In addition to the Management Carve-out Program, the Company Board has approved a transaction bonus in an aggregate amount equal to $699,900.00 payable to certain employees contingent upon the consummation of the Transactions.

The Company purchased a professional liability and cyber policy with an effective date of August 28, 2021; the policy was issued by Admiral Insurance Group and the policy number is EO000055243-01. The premium for the policy was $79,000 and was paid in full on September 22, 2021. The policy provides for a combination limit of $1,500,000 total and $1,500,000 per occurrence. The Company has also purchased secondary insurance from Hudson Insurance Group for excess coverage for professional liability and cyber coverage in the amount of $2,000,000 with an effective date of August 28, 2021.

9

Schedule 3.6
Material Contracts

(a)

(i)

Material Clients

1.	Service Agreement, dated as of July 1, 2016, by and among AdvantEdge Healthcare Solutions, Inc. and Brevard Physician Associates, as amended by the Amendment thereto, dated as of March 16, 2016 but effective as of July 1, 2016 (the “BPA Services Agreement”).

2.	Service Agreement, dated as of January 1, 2015, by and between AdvantEdge Healthcare Solutions, Inc. and Anesthesia Group Practice, Inc., as amended by that certain First Amendment, dated as of November 2, 2017, that certain Second Amendment, dated as of June 1, 2018, that certain Third Amendment, dated as of June 1, 2019 and that certain Fourth Amendment, dated as of July 22, 2019.

3.	Service Agreement, dated January 14, 2020, by and between Physician’s Service Center, Inc. d/b/a AdvantEdge Healthcare Solutions IL and Clinical Radiologists, S.C., as amended by the Amendment thereto, dated as of June 1, 2020.

4.	Billing Services Agreement, dated as of November 1, 2000, by and between Physicians’ Service Center, Inc. and Midwest Diagnostic Pathology, S.C., as amended by that certain First Amendment, dated as of February 1, 2009 and that certain Second Amendment, dated as of January 1, 2014.

5.	Service Bureau and License Agreement, dated as of July 1, 2005, by and between Frank Hill Associates, Inc., d/b/a Hill Associates Healthcare Management Systems and HRI Clinics, Inc. d/b/a Arbour Counseling Services

6.	Business Associate Agreement, dated as of January 21, 2015, by and between AdvantEdge Healthcare Solutions and HRI Clinics Inc., d/b/a Arbour Counseling Services.

7.	Service Agreement, dated as of March 17, 2008, by and between AMS Plus, Inc. and Emerson Practice Associates, as amended on October 20, 2010.

8.	Business Associate Agreement, dated September 19, 2013, between Emerson Practice Associates and AdvantEdge Healthcare Solutions.

9.	Service Agreement, dated as of October 1, 2019 by and between AdvantEdge Healthcare Solutions MA and Emerson Practice Associates, as amended by that certain First Amendment, dated as of September 1, 2020.

10.	Service Bureau and License Agreement, dated as of May 5, 2011, by and between Frank Hill Associates (d/b/a Lahey), Inc. and Northeast Behavioral Health Corporation, as amended by that certain First Amendment, dated as of July 1, 2013 and that certain Second Amendment, dated as of December 1, 2018.

10

11.	Service Agreement, dated as of December 28, 2016, by and between AdvantEdge Healthcare Solutions, Inc. and Anesthesiology Service Network LLC, as amended by that certain First Amendment, dated as of August 1, 2017 and that certain Second Amendment, dated as of March 1, 2019.

12.	Service Agreement, dated as of July 1, 2018, by and between AdvantEdge Healthcare Solutions, Inc. and Clinical Colleagues, Inc.

13.	Service Agreement, dated as of July 1, 2020, by and between AdvantEdge Healthcare Solutions, Inc. and Clinical Colleagues, Inc.

14.	Service Agreement, dated as of July 1, 2020, by and between AdvantEdge Healthcare Solutions, Inc. and Clinical Colleagues (KS), PA.

15.	Service Agreement, dated as of May 1, 2019, by and between and Professional Management, Inc., AdvantEdge Healthcare Solutions, Inc. and Doctors Emergency Service, P.A.

16.	Service Agreement, dated as of February 1, 2010, by and between AdvantEdge Healthcare Solutions and Northwest Radiology Associates, S.C., as amended by that certain First Amendment dated January 1, 2015 and that certain Second Amendment, dated as of March 1, 2017.

17.	Service Agreement, dated as of July 27, 2017, by and between AdvantEdge Healthcare Solutions, Inc., Bronx-Lebanon Hospital Center and The Martin Luther King Jr. Health Center, Inc., as amended January 1, 2021.

18.	Contract Continuation Agreement, dated as of December 23, 2019, by and between Bronx- Lebanon Hospital Center and AdvantEdge Healthcare Solutions, Inc.

19.	Service Agreement, dated as of March 27, 2018, by and between AdvantEdge Healthcare Solutions, Inc. and Linn County Anesthesiologists, P.C.

20.	Service Agreement, dated as of April 1, 2013, by and between AdvantEdge Healthcare Solutions, Inc. and Hospital for Special Surgery, as amended by that certain Amendment, dated as of January 1, 2014, that certain Addendum dated December 14, 2015 and that certain Amendment, dated as of January 1, 2018.

21.	Service Agreement dated as of June 4, 2021 by and between AdvantEdge Healthcare Solutions, Inc. and Hospital for Special Surgery.

22.	Service Agreement, dated as of March 1, 2015, by and between AdvantEdge Healthcare Solutions, Inc. and Eliot Community Human Services.

11

23.	Service Agreement, dated as of April 1, 2019, by and between Physician’s Service Center, Inc. d/b/a AdvantEdge Healthcare Solutions IL and Consolidated Pathology Consultants, S.C.

24.	Billing Services Agreement, dated as of January 31, 1992, by and between AMS Plus, Inc. (dba AdvantEdge Healthcare Solutions MA) and BIH Neurology Associates, Inc., as amended by that certain First Amendment, dated as of October 1, 2012 and that certain Second Amendment dated as of July 1, 2018.

25.	Management Services Agreement, dated as of October 30, 2006, by and between AdvantEdge Healthcare Solutions, Inc. (formerly Anodyne Health Partners, Inc.) and Livingston Pathology Associates, LLC, as amended by that certain Amendment thereto, dated March 1, 2015.

26.	Business Associate Agreement, dated as of November 21, 2013, by and between AdvantEdge Healthcare Solutions and Livingston Pathology Associates, LLC.

27.	Service Agreement, dated as of July 1, 2020, by and between AdvantEdge Healthcare Solutions, Inc. and DMC Hospitalist, PC.

28.	Services Agreement, July 17, 2018, by and between Johnson County Anesthesiologists, Chartered and the Company, as amended by that certain Addendum to that Certain Service Agreement, Employee Cost Sharing Agreement, dated October 1, 2018 and that certain Amendment #2 of Service Agreement, dated as of October 1, 2021.

29.	Service Agreement, dated as of November 1, 2018, by and between the Company and Doctor’s Hospital, Inc.

30.	Service Agreement, dated as of June 1, 2021, by and between Hospital Pathology Associates, P.A. and Physician’s Service Center, Inc. d/b/a AdvantEdge Healthcare Solutions IL.

31.	Service Agreement, dated as of September 1, 2015, by and between DuPage Pathology Associates, S.C. and AdvantEdge Healthcare Solutions, Inc.

32.	Service Agreement, dated as of July 1, 2016, by and between Mercy Medical Center and AdvantEdge Healthcare Solutions, Inc.

33.	Service Agreement, dated as of December 18, 2009, by and between Arlington Ridge Pathology, S.C. and AdvantEdge Healthcare Solutions, Inc., as amended by that certain Amendment #1 of Service Agreement, dated as of December 29, 2016.

34.	Service Agreement, dated as of October 1, 2013, by and between Diagnostic Pathology Consultants PA and AdvantEdge Healthcare Solutions, Inc.

35.	Agreement, dated as of July 16, 2020, by and between the State University of New York and AdvantEdge Healthcare Solutions, Inc.

12

36.	Service Agreement, dated as of July 1, 2018, by and between HCT Pathology Associates, LLC and AdvantEdge Healthcare Solutions MD.

37.	Service Agreement, dated as of July 1, 2015, by and between Associated Pathologists, S.C. and AdvantEdge Healthcare Solutions, Inc.

38.	Service Agreement, dated as of February 1, 2014, by and between Steward Medical Group, Inc. and AdvantEdge Healthcare Solutions MA.

39.	Service Agreement, dated as of June 1, 2017, by and between Pathology Services of Springfield, P.C. and AdvantEdge Healthcare Solutions, Inc.

40.	Service Agreement, dated as of October 1, 2014, by and between Towards Independent Living and Learning and AdvantEdge Healthcare Solutions, Inc.

41.	Management Services Agreement, dated as of January 1, 2000, by and between Medical Account Services, Inc. and Lima Anesthesia Consultants, Inc.

42.	Service Agreement, dated as of March 12, 2019, by and between Children’s Hospital Boston Radiology Foundation, Inc., and the Children’s Hospital Corporation, d/b/a Boston Children’s Hospital, and AdvantEdge Healthcare Solutions, Inc.

43.	Service Agreement, dated as of September 21, 2016, by and between University Physicians of Brooklyn, Inc. and AdvantEdge Healthcare Solutions, Inc., as amended by that certain Amendment #1 of Service Agreement, dated January 17, 2017 and that certain Amendment #2 of Service Agreement, dated August 28, 2017.

44.	Service Agreement, dated as of July 1, 2017, by and between McHenry Pathology Associates, S.C. and Physician’s Service Center, Inc. d/b/a AdvantEdge Healthcare Solutions IL.

45.	Service Agreement, dated as of July 1, 2018, by and between Drs. Hicken, Cranley and Taylor, PA and AdvantEdge Healthcare Solutions MD.

46.	Service Agreement, dated as of January 26, 2009, by and between Physicians’ Service Center, Inc. and Addison Central Pathology, S.C., as amended by that certain Amendment of Management Services Agreement, dated as of September 1, 2011, that certain Second Amendment of Management Services Agreement, dated as of August 1, 2013, and that certain Amendment #3 of Service Agreement, dated as of January 1, 2018.

47.	Service Agreement, dated as of June 1, 2002, by and between Chesapeake Open MRI and Professional Management, Inc.

Material Suppliers

48.	Master Services Agreement, dated as of June 6, 2014, by and between Hexplora LLC and AdvantEdge Healthcare Solutions, Inc.

13

49.	Business Associate Agreement, dated as of August 8, 2018, by and between Hexplora LLC and AdvantEdge Healthcare Solutions, Inc.

50.	Confidentiality Agreement, dated as of June 5, 2016, by and between Hexplora LLC and AdvantEdge Healthcare Solutions, Inc.

51.	Service Agreement, dated as of January February 8, 2013, by and between AdvantEdge Healthcare Solutions and Centron Data Services, Inc.

52.	Master Services Agreement for Managed Services, dated as of November 17, 2017, by and between the Company and GeBBS Healthcare Solutions, Inc., Statement of Work #1 and Statement of Work #2 related thereto, that certain Amendment, dated as of September 18, 2019, and that certain Letter Agreement, dated as of May 29, 2020.

53.	Master Services Agreement, dated as of November 10, 2018, by and between Connectria, LLC and AdvantEdge Healthcare Solutions, Inc.

54.	Business Associate Agreement, dated as of November 8, 2018, by and between Connectria, LLC and AdvantEdge Healthcare Solutions, Inc.

55.	Master Services and License Agreement, dated as of September 27, 2020, by and between Optum360 LLC and AdvantEdge Healthcare Solutions, as supplemented by the Professional Product Schedules, dated as of September 27, 2020.

56.	Intellectual Property Agreement, dated as of August 23, 2017, by and between AdvantEdge Healthcare Solutions, Inc., Emeris Corp., Accur8 Software Development LLC and Salamander Inc.,

57.	Consulting Agreement, dated as of August 23, 2017, by and between AdvantEdge Healthcare Solutions, Inc. and Accur8 Software Solutions, LLC.

58.	Master Services Agreement, dated as of June 15, 2017, by and between Cologix US, Inc. and AdvantEdge Healthcare Solutions, Inc., as supplemented by that Colocation Services Schedule, dated as of June 15, 2017, that Network Services Schedule, dated as of June 15, 2017.

59.	Third Party Vendor Agreement, dated as of June 28, 2007, by and between Medifax-EDI, LLC and AMSplus.

60.	Master Services Agreement, dated as of July 30, 2020, by and between Comcast Enterprise Services and AdvantEdge Healthcare Solutions, Inc.

61.	Service Order Agreement, dated as of July 30, 2020, by and between Comcast Enterprise Services and AdvantEdge Healthcare Solutions, Inc.

62.	Business Services Customer Terms and Conditions, dated as of July 30, 2020, by and between Comcast Enterprise Services and AdvantEdge Healthcare Solutions, Inc.

14

63.	Premium Finance Agreement, dated as of February 9, 2021, by and between IPFS Corporation and the Company.

64.	Premium Finance Agreement, dated as of August 5, 2020, by and between IPFS Corporation and the Company.

65.	Certify ACH Processing Agreement, dated as of November 21, 2015, by and between Certify, Inc. and AHS Services, Inc.

66.	Customer Consent Letter, undated, by and between Certify, Inc. and AdvantEdge Healthcare Solutions, Inc.

67.	Pricing Proposal, dated as of December 1, 2014, by and between Certify, Inc. and AdvantEdge Healthcare Solutions, Inc., as amended by that certain Addendum A to Pricing Proposal, dated as of September 12, 2019. The original Pricing Proposal has not been made available to Parent.

68.	Engagement Letter, dated as of November 9, 2020, by and between the Company and UHY LLP.

69.	Letter Agreement, dated as of July 22, 2009, by and between Falcon Capital Partners, LLC.

(ii)

1.	Amended and Restated Employment Agreement, dated as of January 1, 2011, by and between the Company and David Howard Langsam.

2.	Amended and Restated Employment Agreement, dated as of January 17, 2011, by and between the Company and J. Paul O’Haro.

3.	Employment Agreement, dated as of September 1, 2015, by and between the Company and Terence P. Halloran.

4.	Employment Agreement, dated as of April 3, 2006, by and between the Company and Jeanne Gilreath.

5.	Employment Agreement, dated as of August 26, 2013, by and between the Company and Raymond Cassidy.

6.	Employment Agreement, dated as of June 15, 2009, by and between the Company and Patricia Kagebein.

7.	Employment Agreement, dated as of January 1, 2014 and amended February 16, 2016 by and between the Company and Brice Voithofer.

8.	Employment Agreement, dated as of March 4, 2010, by and between the Company and Steven Macrea.

15

9.	Employment Agreement, dated as of December 15, 2017, by and between Professional Management, Inc. and Scott Finson.

10.	Employment Agreement, dated as of December 15, 2017, by and between Professional Management, Inc. and Stephanie Reynolds.

11.	Employment Agreement, dated as of December 15, 2017, by and between Professional Management, Inc. and David Nicholson.

(iii)

(A)

1.	The 530 22nd Street Lease

2.	Lease Agreement, dated as of August 19, 2013, by and between EIP Northeastern Boulevard LLC and AdvantEdge Healthcare Solutions, Inc., as amended by that certain First Amendment to Lease, dated as of March 1, 2014.

3.	Agreement of Lease, dated as of September 19, 2018, by and between FDS Franklin 9920, LLC, as landlord, and Professional Management, Inc., as tenant.

4.	Lease Agreement, dated as of September 3, 2015, by and between Ground Spring LLC and AdvantEdge Healthcare Solutions, Inc., as amended by that certain Addendum, dated April 6, 2017 and that certain Addendum Extension, dated March 25, 2019.

5.	Lease, dated July 8, 2016, by and between Thomas More/Hemmer IV, Ltd. And AdvantEdge Healthcare Solutions, Inc.

6.	Lease Commencement Date Agreement, dated as of October 3, 2016, by and between Thomas More/Hemmer IV, Ltd. and AdvantEdge Healthcare Solutions, Inc.

7.	Lease Agreement, dated as of August 4, 2006, by and between MBCC 30, LLC and AdvantEdge Healthcare Solutions, Inc., as amended as amended by that certain First Amendment to Lease Agreement dated May 3, 2007, that certain Second Amendment to Lease Agreement dated February 29, 2012, that certain Third Amendment to Lease Agreement dated May 23, 2013, that certain Fourth Amendment to Lease Agreement dated December 18, 2014, that certain Fifth Amendment to Lease Agreement dated November 30, 2016, and that certain Sixth Amendment to Lease Agreement, dated October 15, 2018, and that certain Seventh Amendment of Lease Agreement, dated as of March 9, 2021.

8.	Lease dated as of January 21, 2004, as amended by that certain First Amendment and Supplement to Lease dated as of June 15, 2009, that certain Second Lease Amendment and Supplement to Lease dated as of March 10, 2011, that certain Third Amendment and Supplement to Lease dated as of November 12, 2013, and that certain Fourth Amendment and Supplement to Lease dated as of November 16, 2016, by and among Increase Your Profit, LLC and AdvantEdge Healthcare Solutions, Inc.

16

9.	Lease Deed, dated as of September 18, 2019, by and between Mr. H.E. Abdulla Sait, Mrs. Ayesha Bai, Mrs. Nawsheen Mohammed Naveed, Mrs. Shameela Najeeb, Mrs. Fahra Nasser, Mrs. Tabassum Sajad, Hudna Yakub, Mohamed Ameen, and AdvantEdge Healthcare Solutions Private Limited.

10.	Lease Deed, dated as of September 18, 2019, by and between Mrs. Shakera Riyaz, Mrs. Almas M. Nenset, Mr. Abdul Samad Motiwala, Mr. Ebraheem Motiwala, Mr. Abdul Ahad Motiwala, Mr. Mohd Shafee Motiwala, Mrs. Almas Farid Ali, Mrs. H. Kavitha and AdvantEdge Healthcare Solutions Private Limited.

11.	Office Building Lease, dated as of September 27, 2010, by and between ICV Dayton, LLC and AdvantEdge Healthcare Solutions, Inc., as amended by that certain First Amendment to Lease, dated as of November 15, 2010, that certain Second Amendment to Lease, dated as of February 1, 2011, that certain Third Amendment to Lease, dated September 30, 2011, that certain Fourth Amendment to Lease, dated as of November 14, 2012, that certain Fifth Amendment to Lease, dated as of February 27, 2013, that certain Sixth Amendment to Lease, dated of February 26, 2015.

12.	Maine Commercial Lease Agreement, dated as of February 19, 2020, by and between FNT, LLC and AdvantEdge Healthcare Solutions MA.

13.	Commercial Lease Agreement, dated as of August 27, 2019, by and between Terrance J. Farmer, Sandra M. Farmer, and Professional Business Services of Central Illinois, Inc.

14.	Assignment of Commercial Lease Agreement, dated as of October 29, 2020, by and between Professional Business Services of Central Illinois, Inc., AdvantEdge Healthcare Solutions, Inc., Terrance Farmer and Sandra Farmer.

15.	Service License Agreement, dated as of March 14, 2014, by and between Town Center Executive Suites and AdvantEdge Healthcare Solutions, Inc.

16.	Monthly Rental Agreement, dated as of September 20, 2018, by and between Highland LLC and AdvantEdge Healthcare Solutions.

17.	Amending the Office Building Lease, dated as of September 27, 2020, as amended by the First Amendment dated November 15, 2010, the Second Amendment dated February 1, 2011, the Third Amendment dated September 30, 2011, the Fourth Amendment dated November 2012, the Fifth Amendment dated February 27, 2013, and the Sixth Amendment to Lease dated February 26, 2015, by and between AdvantEdge Healthcare Solutions, Inc., and 3131 Dixie Drive, LLC.

(B)

1.	Agreement to Lease Equipment, dated as of September 30, 2020, by and between AdvantEdge Healthcare Solutions Private Limited and Smart Solutions.

17

(iv)

1.	Intellectual Property Agreement, dated as of August 23, 2017, by and between AdvantEdge Healthcare Solutions, Inc., Emeris Corp., Accur8 Software Development LLC and Salamander Inc.,

2.	Master Services Agreement, dated as of June 6, 2014, by and between AdvantEdge Healthcare Solutions, Inc. and Hexplora, LLC.

3.	Master Services and License Agreement, dated as of September 27, 2020, by and between Optum360 LLC and AdvantEdge Healthcare Solutions, as supplemented by the Professional Product Schedules, dated as of September 27, 2020.

(v)

None.

(vi)

None.

(vii)

(A)

1.	Master Services and License Agreement, dated as of September 27, 2020, by and between Optum360 LLC and AdvantEdge Healthcare Solutions, as supplemented by the Professional Product Schedules, dated as of September 27, 2020.

2.	Channel Partner Agreement, dated as of December 29, 2020, by and between AdvantEdge Healthcare Solutions and RevSpring, Inc.

(B)

1.	Approximately 220 customers have executed the Company’s template services agreement, which template includes a non-solicitation provision.

2.	The template services agreement provides that AdvantEdge Healthcare Solutions will be the exclusive provider of the base services provided under the service agreement.

3.	Master Services Agreement for Managed Services, dated as of November 17, 2017, by and between the Company and GeBBS Healthcare Solutions, Inc., Statement of Work #1 and Statement of Work #2 related thereto, that certain Amendment, dated as of September 18, 2019, and that certain Letter Agreement, dated as of May 29, 2020.

4.	Intellectual Property Agreement, dated as of August 23, 2017, by and between AdvantEdge Healthcare Solutions, Inc., Emeris Corp., Accur8 Software Development LLC and Salamander Inc.,

18

5.	Intellectual Property Purchase Agreement, dated August 6, 2020, by and between the Company and eHana, LLC.

6.	Services Agreement, dated January 31, 2014, by and between AdvantEdge Healthcare Solutions, Inc. and Paradigm Technology Consulting, LLC.

7.	Outsourcer Access Agreement, dated April 28, 2016, by and among AdvantEdge Healthcare Solutions, Inc., AdvantEdge Healthcare Solutions Pvt Ltd., and Epic Systems Corporation.

8.	Connectria Master Services Agreement, dated November 10, 2018, by and between AdvantEdge Healthcare Solutions, Inc. and Connectria, LLC.

9.	Consulting Agreement, dated as of June 12, 2018, by and between AdvantEdge Healthcare Solutions, Inc. and Southcare Billing, Inc.

10.	Consulting Agreement, dated as of October 4, 2020, by and between the Company and CVM, Inc.

11.	Service Agreement, dated as of December 18, 2009, by and between Arlington Ridge Pathology, S.C. and AdvantEdge Healthcare Solutions, Inc., as amended by that certain Amendment #1 of Service Agreement, dated as of December 29, 2016.

12.	Management Services Agreement, dated as of January 1, 2000, by and between Medical Account Services and Lima Anesthesia Consultants, Inc.

13.	Consulting Agreement, dated as of August 23, 2017, by and between Accur8 and AdvantEdge Healthcare Solutions, Inc.

14.	Service Agreement, dated as of June 1, 2002, by and between Chesapeake Open MRI and Professional Management, Inc.

15.	Business Associate Addendum, dated as of May 1, 2014, by and between Chesapeake Medical Imaging and Professional Management, Inc.

16.	Service Agreement, dated as of March 17, 2008, by and between AMS Plus, Inc. and Emerson Practice Associates, as amended on October 20, 2010.

17.	Billing Services Agreement, dated as of November 1, 2000, by and between Physicians’ Service Center, Inc. and Midwest Diagnostic Pathology, S.C., as amended by that certain First Amendment, dated as of February 1, 2009 and that certain Second Amendment, dated as of January 1, 2014.

18.	Management Services Agreement, dated as of September 9, 2008, by and between AMSPlus and Anesthetic Solutions, P.C., as amended by that certain Amendment of Management Services Agreement, dated as of February 1, 2015.

19

19.	Service Bureau and License Agreement, dated as of September 22, 2005, by and between Frank Hill Associates, Inc., d/b/a Hill Associates Healthcare Management Systems and HRI Clinics, Inc. d/b/a Arbour Counseling Services.

20.	Agreement, dated as of April 1, 2011, by and between AdvantEdge Healthcare Solutions MA, Inc. and Advantage Imaging Solutions, LLC.

21.	Agreement, dated as of April 1, 2011, by and between Advantage Imaging Solutions, LLC and AHS MA.

22.	Service Agreement, dated as of February 1, 2006, by and between Physicians’ Service Center, Inc. and 4Path, Ltd.

(c)

1.	Management Services Agreement, dated as of January 1, 2000, by and between Medical Account Services, Inc. and Lima Anesthesia Consultants, Inc.

(viii)

1.	Intellectual Property Purchase Agreement, dated August 6, 2020, by and between the Company and eHana, LLC.

(ix)

1.	Stockholders’ Agreement.

2.	Registration Rights Agreement, dated as of April 3, 2006, by and between the Company, Founders Equity SBIC I, L.P., Founders Equity NY, LP, and Safeguard Delaware, Inc.

3.	Amendment to Amended and Restated Registration Rights Agreement, dated as of December 29, 2010, by and among the Company, Founders Equity SBIC I, L.P., Founders Equity NY L.P., and Safeguard Delaware, Inc.

4.	Joinder to Amended and Restated Registration Rights Agreement, dated as of November 16, 2006, by and among the Company, Founders Equity I, L.P., Founders Equity NY L.P., and Safeguard Delaware II, Inc.

5.	Correspondence re AHS Board of Directors, dated as of July 19, 2020, by and between the Company and Dr. David Barrett, M.D.

6.	Letter Agreement, dated as of January 15, 2018, by and between the Company and Mr. Michael Montemarano.

7.	Agreement, dated as of July 19, 2010, by and between the Company and David Barrett.

8.	Senior Subordinated Loan Agreement, dated as of July 14, 2017, by and among the Company, Founders Equity I, L.P., and Founders Equity NY L.P.

20

9.	Subordinated Loan Agreement, dated as of March 6, 2015, by and among the Company, Founders Equity I, L.P., Founders Equity NY L.P. and Founders HW LLC, as amended by that certain First Amendment to Subordinated Loan Agreement, dated as of July 14, 2017.

10.	Subordination Agreement, dated as of July 3, 2018, by and among the Company, Founders Equity I, L.P, Founders Equity NY L.P., Founders HW LLC, and Elm Park Capital Management, LLC.

11.	Senior Subordinated Promissory Note, dated as of July 14, 2017, by and between the Company and Founders Equity I, L.P.

12.	Senior Subordinated Promissory Note, dated as of July 14, 2017, by and between the Company and Founders Equity NY L.P.

13.	Subordinated Promissory Note, dated as of July 3, 2018, by and between the Company and Founders Equity I, L.P.

14.	Subordinated Promissory Note, dated as of July 3, 2018, by and between the Company and Founders Equity NY L.P.

15.	Subordinated Promissory Note, dated as of July 3, 2018, by and between the Company and Founders HW LLC.

16.	Subordinated Promissory Note, dated as of March 6, 2015, by and between the Company and Founders Equity NY L.P.

17.	Subordinated Promissory Note, dated as of March 6, 2015, by and between the Company and Founders Equity SBIC I, L.P.

18.	Amended and Restated Management Services Agreement, dated as of December 31, 2015, by and between FEF Management LLC and the Company.

19.	Management Fee Subordination Agreement, dated as of July 14, 2017, by and among FEF Management LLC, the Company and Elm Park Capital Management, LLC.

(x)

1.	Management Services Agreement., dated as of March 1, 2012 by and between AdvantEdge Healthcare Solutions and AdvantEdge Healthcare Private Limited, as amended by that certain Amending Agreement, dated as of March 1, 2015.

(xi)

1.	Credit Agreement, dated as of July 14, 2017, by and among the Company, the Company’s Subsidiaries, Elm Park Credit Opportunities Funds II, L.P. and Elm Park Credit Opportunities Funds II (Canada), L.P.

21

2.	Subordination Agreement, dated as of July 3, 2018, by and among the Company, Founders Equity I, L.P, Founders HW LLC, and Elm Park Capital Management, LLC.

3.	Senior Subordinated Promissory Note, dated as of July 14, 2017, by and between the Company and Founders Equity I, L.P.

4.	Senior Subordinated Promissory Note, dated as of July 14, 2017, by and between the Company and Founders Equity NY L.P.

5.	Subordinated Promissory Note, dated as of July 3, 2018, by and between the Company and Founders Equity I, L.P.

6.	Subordinated Promissory Note, dated as of July 3, 2018, by and between the Company and Founders Equity NY L.P.

7.	Subordinated Promissory Note, dated as of July 3, 2018, by and between the Company and Founders HW LLC.

8.	Subordinated Promissory Note, dated as of March 6, 2015, by and between the Company and Founders Equity NY L.P.

9.	Subordinated Promissory Note, dated as of March 6, 2015, by and between the Company and Founders Equity SBIC I, L.P.

10.	Securities Sale Agreement, dated as of June 21, 2018, by and among Safeguard Delaware II, Inc., Founders Equity I, L.P., Founders Equity NY L.P., and Founders HW LLC.

11.	Limited Waiver to Credit Agreement, dated as of September 28, 2020, by and between the Company, AdvantEdge Healthcare Solutions, Inc. and Elm Park Capital Management, LLC.

Each of the Contracts listed on Schedule 3.6(a)(xi) of this Disclosure Schedule will be terminated upon the Closing of the Transactions contemplated by the Agreement.

(xii)

None.

(xiii)

Arrangement with United Healthcare Systems to provide group health insurance coverage.

(xiv)

None.

(xv)

Management Services Agreement, dated as of March 1, 2012, by and between the Company and AdvantEdge Healthcare Private Limited, as amended by that certain Amending Agreement, dated as of March 1, 2015.

22

(b)

The following disclosures are in response to the third sentence of Section 3.6(b) of the Agreement:

1.	On July 31, 2020, Oak Street notified the Company that Oak Street would not renew that certain Services Agreement, dated as of September 9, 2015, by and between the Company and Oak Street. The effective date of such termination is October 31, 2020.

2.	On November 6, 2020, Respiratory Specialists notified the Company that Respiratory Specialists would not renew that certain Service Agreement, dated as of December 6, 2017, by and between the Company and Respiratory Specialist. The effective date of such termination is January 21, 2021.

3.	On June 5, 2021, Doctors Hospital, Inc. notified the Company that Doctor’s Hospital, Inc. would not renew that certain Service Agreement, dated as of November 1, 2018, by and between the Company and Doctor’s Hospital, Inc. The effective date of such termination is June 30, 2021.

4.	On October 2, 2020, Steward Medical Group, Inc. notified AdvantEdge Healthcare Solutions MA of its intent to terminate the Service Agreement, dated February 1, 2014. The effective date of such termination is January 1, 2021.

5.	On November 13, 2020, New England Baptist Hospital notified AdvantEdge Healthcare Solutions, Inc. of its intent to terminate the Service Agreement, dated March 21, 2014. The effective date of such termination is March 21, 2021.

23

Schedule 3.7
Absence of Changes

(a)

None.

(b)

None.

(c)

None.

(d)

None.

(e)

None.

(f)

None.

(g)

None.

24

(h)

1.	On July 31, 2020, Oak Street notified the Company that Oak Street would not renew that certain Services Agreement, dated as of September 9, 2015, by and between the Company and Oak Street. The effective date of such termination is October 31, 2020.

2.	On November 6, 2020, Respiratory Specialists notified the Company that Respiratory Specialists would not renew that certain Service Agreement, dated as of December 6, 2017, by and between the Company and Respiratory Specialist. The effective date of such termination is January 21, 2021.

3.	On June 5, 2021, Doctors Hospital, Inc. notified the Company that Doctor’s Hospital, Inc. would not renew that certain Service Agreement, dated as of November 1, 2018, by and between the Company and Doctor’s Hospital, Inc. The effective date of such termination is June 30, 2021.

4.	On October 2, 2020, Steward Medical Group, Inc. notified AdvantEdge Healthcare Solutions MA of its intent to terminate the Service Agreement, dated February 1, 2014. The effective date of such termination is January 1, 2021.

5.	On November 13, 2020, New England Baptist Hospital notified AdvantEdge Healthcare Solutions, Inc. of its intent to terminate the Service Agreement, dated March 21, 2014. The effective date of such termination is March 21, 2021.

6.	Amendment #2 of Service Agreement, dated as of October 1, 2021, by and between Johnson County Anesthesiologists, Chartered and the Company, to that certain Services Agreement, July 17, 2018, by and between Johnson County Anesthesiologists, Chartered and the Company, as amended by that certain Addendum to that Certain Service Agreement, Employee Cost Sharing Agreement, dated October 1, 2018.

7.	The Company has offered Anesthesiologist Service Network, LLC (“ASN”) a fee concession in light of ASN’s growth, growth plans, and in consideration of a contract extension. The Company’s current agreement with ASN runs through March 2023. However, if ASN elects to renew its agreement with the Company between August 28, 2021 and December 31, 2021, the Company’s fee under the agreement will be reduced to 3.35% of Net Collections beginning the month following ASN’s notice of its intent to renew and continuing for a two-year period thereafter. ASN has not yet elected to adopt the concession.

(i)

None.

(j)

None.

25

(k)

None.

(l)

None.

(m)

None.

(n)

None.

(o)

None.

26

Schedule 3.8
Litigation

1.	Barbara Engel, a former employee of the Company in Lombard, Illinois, was laid off on December 31, 2020, in connection with a reduction in force. The Company offered Ms. Engel a severance package in exchange for a general release of claims. Ms. Engel declined the severance package and asserted that she was terminated on the basis of her age and not paid for statutory interest on PTO which Ms. Engel earned prior to the Company’s stock purchase of her former employer in 2009 and which the Company banked after the transaction and paid out at termination. She has further asserted that she believes she could bring a class action lawsuit against the Company on behalf of similarly situated former employees of the Company relating to the statutory interest claim. To date, the Company has not received a formal wage claim or complaint from or on behalf of Ms. Engel and has not otherwise resolved the matter. The individual wage claim for Ms. Engel is approximately $10,000.

2.	On February 26, 2021, Rebecca Dean communicated her intention to resign when provided with a poor performance review. When HR contacted her to discuss her resignation, Ms. Dean alleged that the poor performance review was in retaliation for a claim she allegedly made in September 2020 to her supervisor and/or the Company’s compliance officer alleging that the Company was engaged in false billing. A search of Ms. Dean’s emails revealed that she sent dozens of Company-related emails/documents to her personal email account, including client billing information and client contact information, among other confidential information, in violation of Company policy. No sensitive information, including information covered by any data protection Laws or Health Care Information Laws, was included in these emails/documents. None of these emails/documents were disclosed beyond Ms. Dean’s personal email account and were deleted from such account without any further misuse of any information contained therein. As a result of this policy violation, on March 2, 2021, the Company terminated Ms. Dean. The Company’s compliance office investigated Ms. Dean’s allegation of false billing and determined that it had no merit. It is possible that Ms. Dean will bring a wrongful termination claim against the Company, as well as a claim against the Company under the False Claims Act. The Company is confident that there is no merit to the allegations of false claims and thus nothing to remedy or pay. Given Ms. Dean’s admission to violating the Company’s policy, any wrongful termination claim is unlikely to succeed. Thus, the Company’s attorneys’ fees are the primary potential liability for any claim by Ms. Dean.

3.	On March 2, 2021, the Company received a letter from attorneys representing Community Services Institute, Inc. (“CSI”), a customer of the Company, alleging that CSI had suffered a substantial loss in income since December 2020 that was “directly attributable” to a backlog of claims the Company had failed to process on CSI’s behalf. The Company has continued corresponding with CSI regarding this matter since receipt of the letter and has corrected the associated technical issues that created the backlog of these claims. As of the date hereof, the Company has completed the billing backlog, is up to date on the billing for CSI and made certain software fixes to the interface engine and the platform.

27

Schedule 3.9
Compliance with Applicable Law

None.

28

Schedule 3.10
Employment Plans

(a)

1.	AdvantEdge Healthcare Solutions Health and Welfare Plan

2.	AHH, Inc. 401(k) Plan.

3.	AdvantEdge Healthcare Holdings, Inc. Omnibus Stock Incentive Plan.

4.	AdvantEdge Healthcare Holdings, Inc. Management Carve-out Program.

5.	Management Carve-out Program Participation Letter Agreements by and between AdvantEdge Healthcare Holdings, Inc. and:

o	David Langsam

o	J. Paul O’Haro

o	Terence Halloran

o	Jeanne Gilreath

o	Raymond Cassidy

o	Henry Choi

o	Paulo DaSilva

o	Brice Voithofer

o	Sean Munster

o	Michael Hopkins

o	Barbara Lewis

o	Liddy Wilson

o	Lyne Green

o	Marie Franklin

o	Laurie Krachenfels

o	Rick Brozovic

o	David Barrett

29

6.	Employment Agreement by and between AdvantEdge Healthcare Holdings, Inc. and J. Paul O’Haro, dated January 17, 2011.

7.	Employment Agreement by and between AdvantEdge Healthcare Holdings, Inc. and Jeanne Gilreath, dated as of April 3, 2006.

8.	Employment Agreement by and between AdvantEdge Healthcare Holdings, Inc. and Raymond Cassidy, dated as of August 26, 2013.

9.	Employment Agreement by and between AdvantEdge Healthcare Holdings, Inc. and Terence Halloran, dated as of September 1, 2015.

10.	Amended and Restated Employment Agreement by and between AdvantEdge Healthcare Holdings, Inc. and David Howard Langsam, dated as of January 1, 2011.

11.	Employment Agreement, dated as of June 15, 2009, by and between the Company and Patricia Kagebein.

12.	Employment Agreement, dated as of January 1, 2014 and amended February 16, 2016 by and between the Company and Brice Voithofer.

13.	Employment Agreement, dated as of March 4, 2010, by and between the Company and Steven Macrea.

14.	Employment Agreement, dated as of December 15, 2017, by and between Professional Management, Inc. and Scott Finson.

15.	Employment Agreement, dated as of December 15, 2017, by and between Professional Management, Inc. and Stephanie Reynolds.

16.	Employment Agreement, dated as of December 15, 2017, and amended from time to time as to compensation and duties, by and between Professional Management, Inc. and David Nicholson.

17.	United Healthcare Choice Plus Plan.

18.	AdvantEdge High Deductible Health Plan with Health Savings Account.

19.	Hospital Indemnity Plan.

20.	Aetna Dental Preferred Provider Organization Plan.

21.	Aetna Dental Maintenance Organization.

22.	EyeMed Vision Care Benefits.

23.	Life and AD&D Benefits.

30

24.	Short-Term and Long- Term Disability Plan.

25.	Flexible Spending Accounts.

26.	Health Spending Accounts.

27.	Health Advocate Benefits.

28.	Sales Commission Plan

29.	Vacation, personal, sick, and holiday time off.

(b)

None.

(c)

None.

(d)

None.

(e)

None.

(f)

None.

(g)

(i)

1.	Payments under the Management Carve-out Program.

31

2.	In addition to the Management Carve-out Program, the Company’s Board of Directors has approved a transaction bonus for certain employees in an aggregate amount equal to $699,900.00. The Company Board has authorized the officers of the Company to allocate the bonus as follows:

Transaction Bonus Participants	Bonus Amount
David Langsam	$156,400.00
J. Paul O'Haro	$100,500.00
Terence Halloran	$94,000.00
Jeanne Gilreath	$34,100.00
Maureen Albano	$1,000.00
Robert Boyce	$5,000.00
Raymond Cassidy	$15,000.00
Henry Choi	$2,500.00
Paulo DaSilva	$18,500.00
Steven Macrea	$1,500.00
Tina Pelletier	$7,500.00
Sunil Christopher	$70,000.00
Janice Kelleher	$1,600.00
Sean Munster	$14,350.00
Hopkins, Michael	$20,000.00
Lewis, Barbara	$23,000.00
Wilson, Liddy	$15,000.00
Green, Lyne	$15,000.00
Franklin, Marie	$15,000.00
Krachenfels, Laurie	$15,000.00
Brozovic, Rick	$7,500.00
Finson, Scott	$7,500.00
Kagebein, Patricia	$15,000.00
Reynolds, Stephanie	$7,500.00
Laden, Joe	$5,000.00
Rowe, Nicole	$1,000.00
Budgett, Alisha	$2,000.00
Carsoni, Susan	$4,000.00

32

Johns, Ryan	$500.00
McKallagat, Shelagh	$2,000.00
Sumara, Marek	$500.00
Laughlin, Jessica	$2,000.00
Bertuca, Nicole	$500.00
Collins, Veronica	$500.00
Perry, Jennifer	$2,000.00
Bouzakine, Alexander	$750.00
Cruz, Crispin	$750.00
Dolitskay, Galina	$750.00
Horine, Lorraine	$1,000.00
Kidd, Stephanie	$1,250.00
Koneieczna, Anna	$3,000.00
McDougall, Blaise	$750.00
Plante, Deborah	$500.00
Reed, Diedre	$500.00
Shriver, Daniel	$1,200.00
Sierak, Dorota	$1,200.00
Stine, Dennis	$1,800.00
Morowski, Mary	$2,000.00
Connelly, Gail	$2,000.00

(ii)

Items (1) and (2) set forth in Schedule 3.10(g)(i) are incorporated by reference herein.

(iii)

None.

33

Schedule 3.11
Environmental Matters

(a)

(i)

None.

(ii)

None.

(iii)

None.

(iv)

None.

34

Schedule 3.12
Intellectual Property

(a)

None.

(b)

(i)

None.

(ii)

Copyright Title	Reg. No. / Date	Owner	Status
PROFESSIONAL BILLING SYSTEM/LEGAL.	TX0002896516 19900820	Professional Management, Inc.	Registered
THE MEDEXPERT MEDICAL GROUP, INC. MONTHLY MOCK-UP REPORTS, AUGUST 1989.	TX0002723552 19891218	AMSPLUS, Inc.	Registered
AMSI.	TX0001789145 19860403	Automated Medical Systems, Inc.[1]	Registered
AUTOMATED MEDICAL OFFICE SYSTEM : A*M*O*S : SCRIVENS MEDICAL INFORMATION SYSTEM.	TX0001248006 19831013	Automated Medical Systems, Inc. [2]	Registered
ER PATIENT RETRIEVAL SYSTEM.	TX0001789144 19860403	Automated Medical Systems, Inc.[3]	Registered

(iii)

Trademark	Country	Reg. No. / Date	App. No. / Filed	Owner	Status	Liens / Issues
ADVANTAGE HEALTH	U.S. State	4008256	N/A	Medical Account	Registered	None
CARE SOLUTIONS	(OH)	23-MAR-		Services, Inc.
		2017

(iv)

1 Note to Draft: Filing has been submitted to the United States Copyright Office to update the record owner to AMSPLUS, Inc.

2 Note to Draft: Filing has been submitted to the United States Copyright Office to update the record owner to AMSPLUS, Inc.

3 Note to Draft: Filing has been submitted to the United States Copyright Office to update the record owner to AMSPLUS, Inc.

35

Domain Name	Status	Expiration Date	Auto-renew
activepatient.com	Active	3/7/2022	On
advantedge-a2.com	Active	6/13/2022	On
AHPBS.COM	Active	9/25/2021	On
ahsarplus.com	Active	10/19/2022	On
AHSBILLINGCORP.COM	Active	10/12/2022	On
AHSCORPORATE.COM	Active	10/12/2022	On
AHSFORRESULTS.COM	Active	10/12/2022	On
AHSGLOBAL.COM	Active	10/12/2022	On
AHSNEWYORK.COM	Active	5/15/2021	On
AHSRCM.COM	Active	1/16/2023	On
AHSRCM.NET	Active	1/18/2023	On
AHSRCM.ORG	Active	1/18/2023	On
AHSRESULTS.COM	Active	10/12/2022	On
AHSSOFTWARE.COM	Active	10/12/2022	On
AHSSOLUTIONS.COM	Active	10/12/2022	On
AHSVM.COM	Active	10/12/2022	On
AHSWINS.COM	Active	10/12/2022	On
amsplus.com	Active	8/12/2022	On
amsplus.info	Active	12/20/2021	On
AMSWORX.COM	Active	4/25/2022	On
automatedmedical.com	Active	11/13/2021	On
COMPUDATAINC.NET	Active	2/18/2023	On
medicalaccountservices.com	Active	9/20/2022	On
MIRRUSSYSTEMS.COM	Active	2/15/2022	On
PROASSOC.COM	Active	4/15/2022	On
PSCONLINE.COM	Active	7/23/2021	On
THEMEDICALBILLINGCOMPANY.COM	Active	4/15/2022	On
VIRTUALMANAGERONLINE.COM	Active	10/12/2022	On

(v)

None.

36

(vi)

(A)

1.	All Intellectual Property Rights included in the items 1-4 and 6-10 on Schedule 3.12(h).

2.	All Intellectual Property Rights in the AHS Software, as that term is defined in the Intellectual Property Agreement, dated as of August 23, 2017, by and between AdvantEdge Healthcare Solutions, Inc. and Accur8.

3.	Unregistered trademark: ADVANTEDGE HEALTHCARE SOLUTIONS

(B)

1.	All Intellectual Property Rights included in the item 5 on Schedule 3.12(h).

2.	All Intellectual Property Rights in the Accur8 Software, as that term is defined in the Intellectual Property Agreement, dated as of August 23, 2017, by and between AdvantEdge Healthcare Solutions, Inc., Emeris Corp., Accur8 Software Development LLC and Salamander Inc.

(c)

None.

(d)

None.

(e)

Hexplora, LLC developed intellectual property (including intellectual property in software) that forms part of the underlying platform for the reporting tool, AdvantEdge Analytics (A2), pursuant to a Master Services Agreement between Hexplora, LLC and AdvantEdge Solutions (or AdvantEdge Healthcare Solutions, Inc., a New York corporation and a wholly-owned subsidiary of AdvantEdge) on June 6, 2014, but Hexplora, LLC has not assigned such intellectual property to any Group Company.

(f)

None.

37

(g)

None.

(h)	(second to last sentence)

1.	Virtual Manager Billing Platform

2.	InfoEdgeBI

3.	InfoEdge File Exchange

4.	PerformanceEdge

5.	ARPlus

6.	ProductionEdge

7.	WorklogEdge

8.	DeployEdge

9.	Worx

10.	Interface Engine (v1 and v2)

38

Schedule 3.13
Privacy

None.

39

Schedule 3.14
Labor Matters

(a)

See attached.

(b)

None.

(c)

Items (1) and (2) set forth in Schedule 3.8 of this Disclosure Schedule are incorporated by reference herein.

(d)

None.

40

AdvantEdge Healthcare Solutions Census

Last, First	Job Title	Hire Date	Work Location	Annual Salary	Bonus eligibility	Other Compensation
Aksyonova, Iryna	Depositing Rep	07/08/2013	Salem	$29,120.00
Albano, Ma. Theresa	Senior Programmer	10/13/2008	Warren	$98,554.04
Ali, Zeenat	Banker	10/07/2019	Lombard	$33,280.00
Alvarado, Alondra	Clerical	11/17/2020	Lombard
Amaro, Ruben	Mailroom Clerk	11/17/2020	Lombard	$29,120.00
Amiss, Leigha	Customer Care Team Leader	05/07/2012	Salem	$46,300.80
Anderson, Laura	Coder	02/16/2021		$52,000.00
Apke, Heather	A/R Representative	03/09/2020	Crestview Hills	$37,960.00
Askounes, Michael	A/R Manager	04/12/2021	Chambersburg	$72,000.24
Atkins, Brittany	Trainer	10/03/2013	Lombard	$47,320.00
Bailey, Darcy	A/R Representative	08/11/2008	Salem	$42,057.60
Bailey, Kristie	Account Representative	05/07/2012	City	$31,595.20
Baker, Benjamin	Mailroom Clerk	06/06/2017	Salem	$29,120.00
Baker, Raymond	Team Lead	11/27/2006	Salem	$47,840.00
Baker, Shelly	Director of Receivable Mgmt	12/11/1995	Salem	$80,070.64
Bard, Laurie	Billing Representative	01/09/2012	Chambersburg	$29,016.00
Bertuca, Nicole	Global Liaison	10/07/2008	Lombard	$37,440.00
Bezemes, Kaylee	Scanning Clerk	10/29/2018	Salem	$23,566.40
Bishop, Heather	Credentialing/Billing Rep	08/28/2012	Chambersburg	$27,060.80
Borah, Michele	Data Operations Payments	03/02/2020	Lombard	$28,288.00
Borkovec, Mia	Clerical	11/20/2020	Lombard	$26,000.00
Bouley, Michele	A/R Representative	07/18/2005	Salem	$39,041.60
Bouzakine, Alexander	Sr. Report Specialist	06/01/2015	Salem	$96,357.56
Bowden, Janel	Operations Manager	06/14/2010	Salem	$66,560.00
Bowes, Deana	Client Management Analyst	02/10/2020	Salem	$42,577.60
Boyce, Robert	Director, Application Support	11/22/2004	Chambersburg	$82,750.20
Brennan, Karen	A/R Representative	01/01/2009	Staten Island	$50,752.00
Brown, Kenya	Payment Poster	07/01/2013	Lombard	$31,449.60
Brozovic, Richard	Director, Interface	06/22/2009	Lombard	$120,697.46
Budgett-Stevenson, Alisha	Senior Accountant	03/06/2008	Salem	$61,500.14
Bueno, Heather	A/R Representative	07/19/2021		$37,440.00
Bullis, Jamie	Batching Representative	01/13/2020	Salem	$26,000.00
Burkhart, Tara	SR. Operations Specialist	03/02/2020	Lombard	$37,440.00
Burris, Brenda	Reports Coordinator	06/27/1994	Salem	$41,100.80
Caine, Kristin	Team Lead - Charges	01/30/2018	Salem	$39,520.00
Callaway, Georgiann	Account Analyst	06/09/2014	Lombard	$30,971.20
Capozzi, Kimberly	Credit Balance Representative	11/13/2018	Salem	$33,217.60
Carasoni, Susan	Treasury Analyst	05/03/2010	Warren	$61,000.16
Carl, Rebecca	Client Manager	02/07/2005	Moraine	$63,000.08
Carter, Michelle	Coder	10/17/2007		$52,000.00
Casagrande, Michelle	A/R Representative	07/06/2015	Salem	$31,824.00
Cassidy, Raymond	Regional VP, Mid-Atlantic Regi	12/04/2006	Warren	$181,125.10	25%	commission plan
Chandragiri, Parul	Director of Operations	10/19/2020		$110,000.02
Charette, Karen	Coder	08/25/2008	Chambersburg	$54,080.00
Chaussey, Leslie	Client Manager	10/15/2013	Lombard	$83,537.74
Cherry, Nataya	A/R Representative	06/13/2011	Staten Island	$45,240.00
Choi, Henry	Senior Progammer Analyst	10/23/2000	Warren	$118,766.44
Ciarla, Filomena	Payment Representative	02/04/2002	Salem	$32,760.00
Cloutier, Jennifer	Provider Enrollment Rep	03/15/2021	Salem	$31,200.00
Coleman, Lindsey	Coder	03/02/2020	Lombard	$28,662.40
Collins, Jennifer	A/R Representative	11/01/2010	Salem	$35,360.00
Collins, Marissa	Global Liaison - Payments	03/02/2020	Lombard	$37,440.00
Collins, Veronica	IT Development Project Coordin	02/06/2012	Ravenna	$57,398.38
Comer, Emily	Client Manager Analyst	06/21/2021		$31,200.00
Concepcion, Yvonne	A/R Representative	09/10/2018	Staten Island	$41,600.00
Connolly, Gail	Client Liaison	11/07/2018	Baltimore	$70,211.70
Courtney, Mary	A/R Representative	11/27/2018	Crestview Hills	$41,600.00
Cox-Scharp, Taylor	Coder	03/01/2021		$45,760.00
Cruz, Crispin	Programmer	06/18/2012	Lombard	$84,494.54
Curtis, Nancy	Team Lead	09/19/2011	Salem	$35,360.00
Cutler, Tamara	Coder	03/02/2020	Lombard	$56,721.60

41

Cutrona, Kylie	Depositing Representative	03/02/2020	Salem	$27,040.00
Da Silva, Paulo	VP, Development	08/20/2001	Warren	$120,062.54
Daneault, Sandra	Customer Service Rep	03/06/2019	Salem	$33,280.00
Daniels, Shatita	Coding Manager	05/17/2021		$84,000.02
Danik, Heather	Customer Service Rep	07/19/2021		$33,280.00
Danjou, Daniel	CUSTOMER LEADER	04/09/2008	Salem	$47,444.80
DeBiasse, Erika	Office Manager	07/22/2019	Melbourne	$41,600.00
Del Valle, Jessica	Depositing Rep	06/04/2018	Salem	$27,040.00
Diaz, Amelia	Posting Clerk	07/06/2009	Lombard	$28,100.80
Dimaio, Loriann	Cash Depositor	01/01/2009	Staten Island	$47,736.00
DiMaio, Rosemarie	A/R Representative	01/01/2009	Staten Island	$32,333.60
DINNALL, ANDRENE	Customer Service Rep	07/19/2021		$31,200.00
Dippel, Patricia	Refund Rep	12/07/2018	Baltimore	$45,864.00
Dolan, Diane	A/R Representative	12/05/1995	Salem	$52,000.00
Dole-Crocker, Christina	Coder	07/29/2019	Salem	$39,520.00
Dolitskaya, Galina	Sr. iSeries RPGLE	06/05/2017	City	$83,021.90
Doyle, Kerri	Client Manager	08/31/2011	Freeport	$84,460.22
Duffy, Roxanne	A/R Representative	10/13/2009	Salem	$28,158.00
Dupont, Christine	A/R Representative	10/19/2009	Salem	$37,960.00
Durham, Jodi	Cash Control Rep	06/20/2016	Chambersburg	$31,200.00
Emeritz, Christine	Supervisor, Posting	03/28/1988	Lombard	$45,718.40
Engel, Maritza	Manager, Refunds and Client Re	09/06/1988	Lombard	$77,891.06
Epley, Rebecca	Team Lead Customer	03/02/2020	Lombard	$51,022.40
Estabrook, Annie	EDI Analyst / Supervisor	01/06/2014	Salem	$41,600.00
Fabian, Carol	Coder	01/15/1996	Lombard	$44,844.80
Fallon, Carol	A/R Representative	11/07/2018	Baltimore	$37,366.16
Finch, Karen	A/R Representative	06/16/2008	Salem	$38,001.60
Finson, Scott	Director of IT	11/07/2018	Baltimore	$110,000.00	10%
Fortini, Donna	AR/CS Rep	11/07/2018	Baltimore	$39,977.60
Frand, Hichanell	Depositing Representative	04/14/2016	Salem	$29,120.00
Franklin, Marie	National Director of Coding,	04/12/2016	Lombard	$125,000.20	20%
Fraser, Lauri	A/R Representative	03/18/2019	Salem	$37,960.00
Fray, Jenna	Batching Representative	11/30/2020	Salem	$24,960.00
Ganoe, Erika	ASC Manager	05/24/2010	Chambersburg	$36,049.78
Gantz, Sabrina	Refund Rep	01/30/2012	Chambersburg	$27,601.60
Garcia, Michelle	Clerical	12/28/2020	Lombard	$26,520.00
Garcia, Yvonne	Refund Rep	11/07/2018	Baltimore	$51,854.40
Gervasio, Cheryl	Coder	11/03/2003	City	$56,659.20
Gilardi, Sabrina	A/R Representative	07/10/2017	Salem	$28,787.20
Gilreath, Jeanne	Senior Vice President	03/13/2000	Warren	$176,349.42
Gomez, Evelyn	Depositing Rep	04/02/2013	Salem	$29,120.00
Gonzalez, Emily	A/R Representative	06/21/2021		$37,440.00
Grace, Brittany	Clerk	02/22/2021	Chambersburg	$31,200.00
Graichen, Maggie	Customer Service Rep	02/22/2017	Salem	$34,964.80
Green, Lynda	Vice Pres of Operation	11/23/1998	Salem	$140,569.00	20%
Grenda, Kelly	Customer Service Rep	10/30/2018	Salem	$33,280.00
Haerinck, Bethany	A/R Representative	01/15/2007	Salem	$43,680.00
Haller, Stephen	Business Development Director	06/09/2014	City	$110,000.02		commission plan
Halloran, Terence	Chief Financial and Administrative	09/01/2015	Salem	$254,514.00
Hamilton, Amanda	Patients Accounts Customer	03/02/2020	Lombard	$29,244.80
Hampleman, Robert	Patient Accounts Customer	03/02/2020	Lombard	$32,988.80
Hampton, Angie	Coder	06/29/2015	Crestview Hills	$46,987.20
Harmon, Lacee	Customer Service Rep	04/05/2021	Lombard	$32,240.00
Hartling, Kacey	Billing Representative	01/25/2016	Salem	$29,120.00
Hatem, Karen	A/R Representative	03/02/1998	Salem	$38,896.00
Haubert, Marla	AR/CS Rep	09/30/2019	Chambersburg	$27,560.00
Hess, Maegen	Credentialing Specialist	10/21/2004	Chambersburg	$37,960.00
Hester, Jonell	A/R Representative	06/21/2021		$37,440.00
Hines, Dorothy	Billing Representative	09/02/2015	Salem	$29,120.00
Hinson, Joyce	Payment Representative	09/21/2012	Salem	$29,120.00
Hock, Deborah	A/R Representative	01/04/2016	Chambersburg	$30,680.00
Hofferbert, Jennifer	Customer Service Rep	11/07/2018	Baltimore	$34,590.40
Hopkins, Michael	Controller	04/20/2016	Salem	$132,000.00	15%
Horine, Lorraine	Director of Project	02/04/2013	City	$91,561.08
Hudnall, Hannah	Clerk	06/10/2021	Lombard	$29,120.00
Hunsberger, Amy	Concurrency Specialist	03/21/1991	Chambersburg	$21,580.00
Ivanovitch, Lisa	Team Lead	11/11/1996	Salem	$60,777.60
Jackson, Natasha	Data Entry Representative	07/19/2017	Lombard	$28,620.80
Jacobson, Christine	A/R Coordinator	10/02/1997	City	$38,292.80
Jardin, Lynn	Sr. Client Manager	01/19/1998	Salem	$95,481.10
Johns, David	IT Support	07/24/2002	Moraine	$58,739.20
Johns, Ryan	Regional Accountant	02/10/2014	Lombard	$57,963.62

42

Johnson, Roberta	A/R Representative	01/11/2021		$41,600.00
Jones, Kandie	A/R Representative	12/01/2015	Chambersburg	$30,680.00
Jones, Mary	AR/CS Rep	11/14/2016	Chambersburg	$30,680.00
Kagebein, Patricia	SVP, Operations & Integrations	09/29/1986	Lombard	$199,999.80	50%
Kelleher, Janice	Support Supervisor	10/08/1996	Salem	$94,168.88
Kemp, Barbara	Data Operations Charge Entry	03/02/2020	Lombard	$34,444.80
Kemper, Donna	A/R Representative	06/29/2015	Crestview Hills	$48,490.22
Kennedy, Sarah	Charge Entry Specialist	08/09/2010	Chambersburg	$31,536.13
Kern, Victoria	Manager of Scan/Facility Ops	03/01/2005	Chambersburg	$53,263.34
Kidd, Stephanie	Specialist, IT & QA Testing	04/01/2001	Warren	$75,176.40
Kimball, Jennifer	Enrollment Manager	07/22/2019	Salem	$65,000.00
Kinder, Carmen	Clerical Representative	03/02/2020	Lombard	$41,454.40
Koltas, Monika	Global Liaison - AR	09/22/2014	Lombard	$37,440.00
Konieczna, Anna	EDI Manager	03/28/2005	Lombard	$65,000.00
Krachenfels, Laurie	Regional Director of Operations	03/25/1991	Lombard	$124,000.24	20%
Kraus, Iris	Billing/Data Entry Rep	09/03/2002	Staten Island	$47,444.80
Kreps, Diana	A/R Representative	12/01/2010	Chambersburg	$30,680.00
Laden, Joe	VP Client Management	04/03/2017	City	$117,500.00	10%
LaFazia, Christine	Account Representative	09/30/2013	City	$32,926.40
Lajoie, Andrea	A/R Representative II	11/25/2002	Salem	$47,756.80
Lance, Cassandra	A/R Representative	06/03/2019	Salem	$36,400.00
Langsam, David	Chief Executive Officer	09/06/2007	Charlotte	$404,999.92
LaPine, Krista	A/R Representative	01/27/2020	Salem	$33,280.00
Larochelle, Robyn	Operations Manager	08/06/2001	Salem	$58,264.96
Larochelle, Rylee	A/R Support Representative	06/20/2016	Salem	$27,040.00
Laughlin, Jessica	Operations and System Trainer	12/20/2004	Lombard	$63,000.08
Lawler, Matthew	Customer Service Rep	10/05/2020	Lombard	$28,080.00
LeBlanc, Anne	A/R Representative	03/25/2013	Salem	$35,360.00
Lenhardt, Anne	Clerk	01/22/2007	Lombard	$33,488.00
Lennens, Tina	A/R Representative	08/02/2021		$37,440.00
Lewis, Barbara	Director, People Services	12/14/2009	Lombard	$115,000.08	20%
Lopez, Maria	Team Lead	01/27/2020	Lombard	$37,440.00
Lopez, Mary	Credentialing Specialist	04/15/2019	Lombard	$52,000.00
Lowenstein, Cindy	Batcher	07/14/2014	Salem	$25,480.00
Lyell, Stephanee	Coder	11/07/2018	Baltimore	$44,740.80
Lynk, Patti	A/R Representative	06/21/2021		$35,360.00
Maccrea, Stephen	Director Client Management	01/05/2004	City	$120,000.14	10%
Madore, Christine	Billing Representative	08/23/2017	Salem	$35,297.60
Mahoney, Bridget	A/R Representative	06/09/2014	Staten Island	$47,132.80
Main, Carolyn	Billing/Data Entry Rep	06/29/2015	Crestview Hills	$34,089.30
Maines, Carla	A/R Representative	02/06/2017	Crestview Hills	$34,798.40
Maldonado, Maria	Operations Specialist	05/10/2021	Lombard	$37,440.00
Malozi, Patricia	A/R Representative	11/07/2018	Baltimore	$44,740.80
Maxwell, Lynne	Receptionist	08/28/1995	Salem	$45,011.20
McCarthy, Karin	Client Manager Analyst	06/18/2007	Salem	$43,492.80
McCulloh, Deborah	Payor Liasion	01/31/1991	Chambersburg	$25,568.40

43

McDougall, Blaise	Helpdesk Analyst	01/16/2006	Salem	$59,766.72
McGowan, Kimberly	A/R Representative	06/21/2021		$37,440.00
McGuire, Charitie	Patient Accounts Follow Up	03/02/2020	Lombard
McIntosh, Karen	Finance Representative	08/12/2011	Moraine	$53,560.00
McKallagat, Shelagh	Manager, People Services	05/10/1995	Salem	$79,897.22
McKoy, Claudene	Billing Representative	12/18/2006	Salem	$31,200.00
Menario, Laura	Refund Rep	03/29/1993	Salem	$38,667.20
Meuse, Kaitlyn	Team Lead - Payments	05/01/2017	Salem	$39,520.00
Miller, Jennifer	Associate Client Manager	07/12/2021		$62,000.12
Miller, Katrina	A/R Representative	05/06/2019	Chambersburg	$27,560.00
Montalvo, Cecilia	Sr. Operations Manager	06/20/2016	Lombard	$84,000.02
Moon, Linda	A/R Representative	06/21/2021		$35,360.00
Moore, Valerie	HRCOOR	02/11/2019	Lombard	$58,850.00
Moran, Aimee	Provider Enrollment Coordinator	10/07/2019	Salem	$43,680.00
Morawski, Mary	Manager	11/07/2018	Baltimore	$80,151.50
Mortell-Gurley, Cheyenne	Depositing Rep	12/07/2020	Salem	$29,120.00
Munster, Sean	VP, Behavioral Health Division	07/05/2000	Salem	$122,500.04	25%	commission plan
Neer, Carleen	A/R Representative	09/28/2020		$37,440.00
Negron, Noraima	Billing Representative	03/27/2017	City	$40,726.40
Nelson, Pamela	Charge Entry Specialist	10/20/2010	Chambersburg	$27,476.80
Newburry, Keisa	Coding Auditing and Training	05/29/2001	Lombard	$68,000.14
Nicholson, David	Legislative and Regulatory Affairs	11/07/2018	Baltimore	$12,000.04
Nolan, Alexandria	Customer Service Rep	01/11/2021	Lombard	$27,040.00
Norman, Lisa	Sr. Operations Specialist	06/30/2003	Lombard	$50,024.00
O'Haro, James Paul	Chief Operating Officer	01/17/2011	Charlotte	$274,508.00
Oliveira, Jodey	Client Management Coordinator	10/02/2000	Salem	$53,185.60
Orienti, Patti	Manager, Posting	03/01/1977	Lombard	$75,274.94
Ortiz, Danielle	A/R Representative	11/16/2020	Salem	$36,400.00
Outland, Angela	A/R Representative	06/21/2021		$34,320.00
PAGE, JAZMIN	Coder	04/12/2021		$48,880.00
Parag, Danielle	A/R Manager	05/07/2012	Wilmington	$48,900.28
Parris, Joyce	Customer Service Rep	06/21/2021		$31,200.00
Parry, Donna	A/R Representative	06/01/2021	Salem	$37,440.00
Patel, Honey	Customer Service Rep	07/23/2018	Salem	$37,440.00
Patnaude, Renee	Payment Representative	11/10/2014	Salem	$32,760.00
Payton, Chelce	Customer Service Rep II	10/05/2020	Lombard	$29,120.00
Pelletier, Tina	Director of Operations	01/03/2005	Freeport	$95,000.10
Perez, Loyra	CUSTOMER LEADER	08/16/2016	Salem	$42,640.00
Perry, Eva	Team Lead	12/22/2016	Salem	$43,680.00
Perry, Jennifer	Operations Systems Coordinator	12/02/2002	Lombard	$33,217.60
Phillips, Beverley	Team Lead	02/22/2016	Salem	$43,680.00
Phipps, Abigail	Customer Service Rep	12/09/2019	Lombard	$24,960.00
Pietrowski, Denise	A/R Representative	07/09/2012	Salem	$35,817.60
Pinard, Amanda	Customer Care Representative	09/09/2019	Salem	$31,200.00
Plank, April	Customer Service/Cash Receipts	10/26/2006	Chambersburg	$39,520.00
Plante, Deborah	Tester	06/25/2002	Salem	$73,851.70
Porter, Jamie	A/R Representative II	03/29/2021		$45,760.00
Poulin, Denise	AR Team Lead	07/31/2017	Salem	$41,600.00
Presa, Jennifer	A/R Representative	03/22/2021		$37,440.00
Price, Ciara	Provider Enrollment Coordinator	01/27/2020	Salem	$33,280.00
RAIFORD-HOGAN, KARISSA	Customer Service Rep	07/19/2021		$31,200.00
Rasely Bull, Charlotte	Sr. Client Manager Analyst	12/28/2010	Freeport	$45,011.20
Raycraft, Saida	Team Lead	11/02/2015	Salem	$41,600.00
Raynowska, MarkieRose	Depositing Rep	03/15/2021	Salem	$24,960.00
Razza, Angela	Depositing Team Leader	07/13/2016	Salem	$39,520.00
Rector, Angela	Customer Service Rep	06/21/2021	Lombard	$31,200.00
Reed, Barbara	Corp EDI Transmissions	05/14/2007	Chambersburg	$33,467.20
Reed, Deidre L	Support Rep II	01/25/1997	Salem	$61,755.20
Reed, Tammy	AR/CS Rep	04/26/2021	Chambersburg	$24,960.00
Reifon, April	Customer Service Rep III/Team	12/16/2019	Lombard	$34,320.00
Reynolds, Stephanie	Manager	11/07/2018	Baltimore	$90,000.04	10%
Ritter, Sherry	Invoicing Representative	09/30/2013	Salem	$38,480.00
Robertson, Joyann	Billing Representative	04/19/2021	Salem	$22,880.00
Roda-Sheldon, Lana	Customer Service Rep	11/28/2005	Lombard	$35,817.60

44

Rodgers, Tina	Administrative Assistant	09/13/2013	Lombard	$44,720.00
Rodriguez, Santia	Scanning Representative	11/23/2020	Salem	$22,880.00
Rowe, Nicole	Accounts Payable Accountant	08/29/2016	Salem	$27,950.00
Sanchez-Davila, Silvia	Junior Client Manager	07/13/2020	Lombard	$67,500.16
Scherer, Margaret	Charge Entry Specialist	10/19/2015	Crestview Hills	$34,569.60
Schulze, Tara	IT Support	11/07/2018	Baltimore	$36,337.60
Schuman, Alisha	Clerical	11/07/2018	Baltimore	$32,801.60
Scoleri, Catherine	Refund Analyst	03/02/2009	Lombard	$31,179.20
Seeley, Lisa	Customer Service Rep	11/07/2018	Baltimore	$49,920.00
Shashaty, Donna	Global Coordinator	01/01/2009	Staten Island	$44,720.00
Sheldon, Patricia	Depositing Rep	09/23/2019	Salem	$27,040.00
Shingaki, Miho	Clerical	10/16/2017	Melbourne	$10,483.20
Shriver, Daniel	Interface Project Manager	05/16/2011	Chambersburg	$57,500.04
Sierak, Dorota	Programmer	09/11/2001	Lombard	$23,929.36
Simpson, Justine	Director of Client Management	08/20/2018	Salem	$108,000.10
Small, Zulmira	Claims Processing Specialist	05/17/2021	Salem	$33,280.00
Smith, Randi	Scanning Clerk	11/28/2017	Chambersburg	$31,720.00
Smolke, Matthew	Clerk	06/10/2021	Lombard
Souther, Catherine G	A/R Representative II	04/11/1994	Salem	$51,230.40
Spero, Dorothy	Reimbursement Analyst	06/18/2012	Lombard	$35,360.00
St. Germain, Patricia	Client Analyst/Enrollment	12/08/2014	Salem	$44,179.20
Staley, Kimberly	Customer Service Rep	07/06/2021	Lombard	$24,960.00
Staley, Lacey	Customer Service Rep	07/12/2021	Lombard	$29,120.00
Starr, Crystal	System Liaison/Data Entry	04/16/2001	Chambersburg	$50,318.32
Stavinski, Corrine	Coder	01/24/2005	Chambersburg	$45,240.00
Stenbeck, Patricia	Batching Representative	01/13/2020	Salem	$23,920.00
Stephenson, Tashai	Director of Operations	01/01/2015	Crestview Hills	$95,000.10
Stewart, Heather	Customer Service Rep	06/18/2001	Salem	$37,481.60
Stine, Dennis	RPA Developer	07/25/2007	Chambersburg	$61,500.14
Stitely, Gloria	Director of Operations	08/21/2001	Chambersburg	$80,850.12
Stotts, Louise	Refund Analyst	06/09/2014	Lombard	$27,268.80
Stubbs, Kalisha	CLERK	10/16/2017	Lombard	$26,520.00
Stundze, Laura	AR Epic Team Leader	07/07/2001	Salem	$43,804.80
Sullivan, Kathleen	Clerical Representative	03/02/2020	Lombard	$32,468.80
Sumara, Marek	Network Admin	08/29/2011	Lombard	$55,328.00
Swan, Kimberly	Data Operations Charge Entry	03/02/2020	Lombard	$38,584.00
Swiercinski, Kimberly	A/R Representative	05/22/2006	Lombard	$40,185.60
Tackett, Aisha	Client Manager	08/01/2016	City	$82,000.00
Tapia, Carmen	Batcher	11/27/2017	Melbourne	$22,880.00
Thomas, Pamela	A/R Representative	03/14/2005	Chambersburg	$26,915.20
Thompson, Melissa	Operations Manager	06/29/2015	Crestview Hills	$47,631.73
Thornell, Karen-Ann	Coder	04/24/1998	Salem	$54,808.00
Tilmes, Wendy	Coder	11/07/2018	Baltimore	$57,761.60
Toler, Stephanie	Coder	04/05/2021		$47,840.00
Trela, Gail	Operations Analyst	08/17/2020	Staten Island	$55,000.14
Turner, Shelly	Coding Specialist	06/21/2005	Moraine	$41,516.80
Vagle, Jennifer	SR. Global Liaison	09/20/1993	Lombard	$49,920.00
Valente, Jeanne	A/R Representative	08/02/2007	Salem	$42,328.00
Vassallo, Ashley	AR/CS Rep	06/14/2021	Chambersburg	$27,040.00
Vega, Vanessa	A/R Representative	06/29/2021		$38,480.00
Virola, Casandra	Clerk	11/25/2020	Lombard
Vitale, Linda	Payment Poster	08/21/2006	Lombard	$33,009.60
Vogel, Richard	Director Client Management	06/11/2018	City	$98,000.00
Voithofer, Brice	SVP of Anesthesia Services &	07/23/2007	Charlotte	$160,000.10	25%	commission plan
Voorhees, Jennifer	Operations Specialist	03/02/2020	Lombard	$34,840.00
Wadleigh, Shawna	Billing Representative	11/07/2018	Salem	$29,120.00
Wagner, Rochelle	Scanning Clerk	03/05/2018	Chambersburg	$25,521.60
Walsh, Wendy	A/R Representative	06/21/2021		$39,520.00
Warden, Deborah	Clerical Representative	03/02/2020	Lombard	$30,763.20
Weeks, Dreama	Poster	11/07/2018	Baltimore	$40,934.40
Whitfield, Keita	Clerical Rep	03/02/2020	Lombard	$28,641.60
Whitlock, Krista	Customer Service Rep	10/05/2020	Lombard	$32,240.00
Wilkerson, Korina	Healthcare Administrator	10/13/2009	Lima	$43,950.40
William, Cheryl	A/R Representative	07/29/2019	Salem	$39,520.00
Wilson, Alexander	Provider Enrollment Assistant II	11/30/2020	Salem	$40,560.00
Wilson, Elizabeth	VP Client Management	09/01/2011	Salem	$165,000.16	25%
Wilson, Shana	Customer Service Rep	07/19/2021		$31,200.00
Winters, Christina	Coder	11/07/2018	Baltimore	$48,048.00
Wonning, Angela	Coder	11/12/2018	City	$47,840.00
Young, Deborah	Coder	12/22/2015	Salem	$56,160.00
Young, Eva	Poster	05/09/2016	Lombard	$31,200.00
Zeis, Brenda	A/R Representative	10/17/1994	Chambersburg	$36,483.20
Ziegler, Tara	Customer Service Rep	04/12/2021	Lombard	$32,240.00
Christopher, Sunil					25%

45

Schedule 3.15
Insurance

Coverage/Policy	Carrier	General Limits	Policy Period	Agency	Policy #
Property	C.N.A.	$6.4MM Prop/$7.2MM Income	12/01/2020 - 12/01/2021	Eastern Insurance Grp	6079964653
General Liability		$1M Occurrence/$2M Aggregate
Umbrella		$5MM			CUE 6079964684
Automobile Liability: Hired & Non-Owned		$1MM			BUA 6079964667
Employers Liability (Workman's Comp)		$1MM			WC 6079964670
Foreign General Liability	C.N.A.	$2MM	12/01/2020 - 12/01/2021	Eastern Insurance Grp	PST 67 3227624
Foreign Automobile Liability		$1MM
Foreign Employers Liability		$1MM
Directors & Officers Liability	Zurich American Insurance Company	$5M Occurrence	1/31/2021 - 1/31/2022	B&B	MPL0646020- 03
Employment Practice		$5M Occurrence
Fiduciary Liability		$1M Occurrence
Crime Bond	National Union Fire Ins Co of Pittsburgh	$1M	1/31/2021 - 1/31/2021	B&B	03-880-20-19
Specialty Professional Liability	National Union Fire Ins Co of Pittsburgh		7/26/20 - 8/28/21	B&B	01-590-56-48
Media Content Insurance		$6M
Security & Privacy Liability		$3M sublimit
Network Interruption
Event Management
Cyber Extortion
Professional and Cyber Liability	Admiral Insurance Group	Combination limit of $1.5M total and $1.5M per occurrence	8/28/21- 8/28/22	B&B	EO000055243 -01
Professional and Cyber Liability	Hudson Insurance Group	$2M	8/28/21- 8/28/22	Marsh & McLennan Agency	EEU13744 01

46

Schedule 3.16
Tax Matters

(a)

None.

(b)

None.

(c)

None.

(d)

None.

(e)

The New York State Department of Taxation and Finance has filed Tax Liens against the Company related to the failure to file franchise Tax Returns and to pay franchise Taxes for the tax periods ending December 31, 2011, and December 31, 2013. The Company has a record of these taxes being paid and the New York State Department of Taxation and Finance has confirmed that there are no outstanding taxes owed. In order to update their records, the New York State Department of Taxation and Finance requested copies of the Company’s franchise tax filings for 2011 and 2013, which copies the Company sent by certified mail on September 27, 2021.

(f)

None.

(g)

None.

47

(h)

In 2018, the Company responded to a nexus questionnaire from the State of Texas. The Company has two employees in Texas working from their homes. Following the response, the State of Texas requested that the Company file certain franchise tax returns. The Company has complied and is, as of the date of the Agreement, is in good standing with the State of Texas.

(i)

None.

(j)

None.

(k)

None.

(l)

None.

(m)

None.

(n)

None.

(o)

None.

48

(p)

None.

(q)

None.

(r)

None.

(r)

None.

(r)

None.

(s)

None.

(t)

None.

(u)

None.

49

(v)

None.

(w)

None.

(x)

None.

(y)

None.

(z)

None.

50

Schedule 3.17

Material Permits; Healthcare Matters; Billing

(a)

1.	Delaware
2.	New York
3.	New Jersey
4.	Ohio
5.	Pennsylvania
6.	New Hampshire
7.	Kentucky
8.	Maryland
9.	Massachusetts
10.	New Hampshire
11.	Connecticut
12.	Illinois
13.	Maine

(b)

None.

(c)

None.

51

Schedule 3.18
Real Property

(a)

9 Northeastern Blvd, Salem NH 03079	EIP Northeastern Boulevard, LLC	c/o Equity Industrial Partners Corp, 20 Pickering Street, Second Flr, Needam, MA 02492 Attn: Donald A. Levine
30 Technology Dr., Ste. 1B, Warren NJ 07059	30 Technology PP, LLC	102 Chestnut Ridge Road, Suite 204, Montvale, NJ 07645.
3181 Black Gap Rd, Chambersburg PA 17202	Ground Spring, LLC	3431 Maclays Mill Rd, Shippensburg, PA 17257
520 East 22nd St, Lombard IL 60148	Increase Your Profit, LLC	56 Hillburn Lane, North Barrington, IL 60010
Unit 530, 530 East 22nd St, Lombard IL 60148	530 22nd Street, LLC	360 W. Butterfield Rd, Ste 310 Elmhurst, IL 60126
Chapel Place Bldg B, Thomas More Pwky, Crestview Hills, KY 41017	Thomas More/Hemmer IV, Ltd.	Attn: John Hemmer, 250 Grandview Dr., Ste 100, Ft. Mitchell KY 41017
3333 Madison Pike, Fort Wayne, KY 41011 Storage Unit #05127	Highland LLC dba 3LSelf Storage	3333 Madison Pike, Fort Wayne, KY 41011
20 Independence Dr, Ste 2B, Freeport ME 04032	FNT, LLC	20 Independence Dr, Ste 1B, Freeport ME 04032
3131 S Dixie Dr, Ste 535, Dayton OH 45439	3131 Dixie Drive, LLC	c/o Farbman Group, 28400 Northwestern Hwy, 4th Flr, Southfield, MI 48034
5550 Glades Road, Ste 500, Boca Raton FL 33431	Town Center Executive Suites	5550 Glades Rd, Ste 500 Boca Raton, FL 33431
4TH FLOOR - #99/100, 2nd Flr Prestige Towers, Residency Rd, Bangalore, Karnataka INDIA 560025	Multiple LL's - Refer to Lease	Multiple Addresses - Refer to Lease
2ND FLOOR - #99/100, 2nd Flr Prestige Towers, Residency Rd, Bangalore, Karnataka INDIA 560025	Multiple LL's - Refer to Lease	Multiple Addresses - Refer to Lease
1775 W Hibiscus Blvd, Ste 215, Melbourne FL 32901	Brevard Physician Associates, PLLC	1775 W Hibicus Blvd., Ste 215, Melbourne, FL 32901
9920 Franklin Square Dr, Ste 120 White Marsh MD 21236	FDS FRANKLIN 9920, LLC	FDS FRANKLIN 9920, LLC, c/o Jones Lang LaSalle, 8601 Robert Fulton Drive, Suite 220, Columbia MD 21046 Attn: Property Management
4133 Old Jacksonville Rd, Suites A, B & C, Springfield, IL 62711	Meadowbrook Holdings LLC	2714 Johnathan PL, Springfield, IL 62711

52

Schedule 3.19(a)
Material Clients

		Revenue FY19	Revenue FY20	Totals
Client		$	$	$
1.	Brevard Physician Associates	3,488,165	3,360,988	6,849,153
2.	Anesthesia Group Practice, Inc.	2,407,282	2,326,407	4,733,689
3.	Midwest Diagnostic Pathology, S.C.	1,980,323	1,842,881	3,823,204
4.	Emerson Practice Associates	1,600,250	1,312,647	2,912,897
5.	SIUH Regency	2,812,123	-	2,812,123
6.	HRI Clinics, Inc.	1,375,683	1,333,122	2,708,805
7.	Doctors Emergency Practice, P.A.	1,332,871	948,232	2,281,103
8.	Clinical Radiologists SC	-	2,209,753	2,209,753
9.	Northeast Behavioral Health Corporation	1,168,233	1,017,039	2,185,272
10.	Clinical Colleagues, Inc.	1,146,505	971,032	2,117,537
11.	Anesthesiology Service Network, LLC	1,095,313	1,015,625	2,110,938
12.	Northwest Radiology Associates, SC	950,350	807,682	1,758,032
13.	Oak Street Health LLC	854,723	903,070	1,757,793
14.	Hospital for Special Surgery	906,985	748,523	1,655,508
15.	Linn County Anesthesiologists, P.C	856,623	755,184	1,611,807
16.	Bronx Lebanon Hospital Center	793,590	760,147	1,553,737
17.	CHESAPEAKE MEDICAL IMAGING	953,759	393,531	1,347,290
18.	Eliot Community Human Services	651,319	623,436	1,274,755
19.	BIH Neurology Associates, Inc.	582,987	516,344	1,099,331
20.	Respiratory Specialists LTD	565,208	526,390	1,091,598
21.	Consolidated Pathology Consultants	393,625	623,131	1,016,756
22.	Livingston Pathology Associates, LLC	502,940	436,585	939,525
23.	Johnson County Anesthesia	466,315	411,630	877,945
24.	Mercy Hospital, Inc.	439,580	385,287	824,867
25.	DuPage Pathology Associates, S.C.	420,444	400,127	820,571
26.	Arlington Ridge Pathology	434,628	371,501	806,129
27.	HCT PATHOLOGY SERVICES, LLC	410,190	366,486	776,676
28.	SPN - Steward Medical Group	388,680	336,470	725,150
29.	Eclipsys (SUNY Downstate)	347,964	369,368	717,332
30.	Diagnostic Pathology Consultants, PA	313,826	381,440	695,266
31.	DRS. HICKEN, CRANLEY, & TAYLOR, PA	370,690	306,421	677,111
32.	NBM - New England Baptists Medical Assoc	352,055	307,726	659,781
33.	TILL Inc.	343,701	284,301	628,002

53

		Revenue FY19	Revenue FY20	Totals
Client		$	$	$
34.	Anes. Assoc. of Lima	342,907	284,006	626,913
35.	Addison Central Pathology, S.C.	321,361	302,786	624,147
36.	Associated Pathologists	265,425	338,433	603,858
37.	CRF - Children’s Hospital Coding 2019	328,499	275,206	603,705
38.	Pathology Services of Springfield	296,481	302,703	599,184
39.	University Physicians of Brooklyn, Inc.	323,936	266,400	590,336
40.	McHenry Pathology Associates, SC	232,142	227,995	460,137

(i)

None.

(ii)

1.	Items 1 through 5 of Schedule 3.7(h) of this Disclosure Schedule are incorporated by reference herein.

2.	In January 2021, the Service Agreement with Anesthesia Associates of Lima renewed for a three-year period. On July 19, 2021, Anesthesia Associates of Lima notified the Company that it intends to terminate the service agreement with the Company effective October 1, 2021. The Company has informed the customer that they remain under contract through the term, as agreed. The Company did provide the customer with an opportunity to terminate the agreement upon 90 days’ notice on September 2022, fifteen months before the expiration of the contract.

3.	On September 1, 2021, Brevard Physician Associates provided notice of its intent to terminate the BPA Services Agreement, effective January 1, 2022.

(iii)

1.	The Company amended its July 17, 2018 Services Agreement with Johnson County Anesthesiologists Chartered effective as of October 1, 2021.

54

Schedule 3.19(b)
Material Suppliers

		FY 19	FY 20	Totals
Vendor/Supplier		$	$	$
1.	Centron Data Services, Inc.	1,640,432	1,300,796	2,941,228
2.	United Healthcare	-	2,075,917	2,075,917
3.	GeBBS Healthcare Solutions	1,022,025	876,371	1,898,396
4.	Cigna	914,508	-	914,508
5.	American Express	618,673	289,268	907,941
6.	Connectria, LLC	311,756	339,292	651,048
7.	Change Healthcare	320,842	329,522	650,364
8.	Hexplora LLC	248,340	352,180	600,520
9.	Optum	292,048	287,216	579,264
10.	UHY LLP	263,528	264,648	528,176
11.	Accur8 Software	290,894	236,500	527,394
12.	Reliance Standard	174,751	167,981	342,732
13.	AETNA	166,971	153,546	320,517
14.	Duane Morris LLP	100,000	204,586	304,586
15.	BA Securities, LLC	180,000	108,000	288,000
16.	W. B. Mason Co., Inc	124,910	116,712	241,622
17.	Comcast	112,967	128,204	241,171
18.	Certify	139,472	82,502	221,974
19.	IPFS Corporation	91,622	104,684	196,306
20.	ITSavvy LLC	110,673	74,709	185,382

(i)

None.

(ii)

None.

(iii)

None.

55

Schedule 3.20

Foreign Corrupt Practices Act

None.

56

Schedule 3.21
Brokers

None.

57

EXHIBIT B

FORM OF ESCROW AGREEMENT

(see attached)

Execution Version

ESCROW AGREEMENT

This Escrow Agreement, dated this 30th day of September, 2021 (this “Escrow Agreement”), is entered into by and among HPI Holdings, LLC, a Delaware limited liability company (“Parent”), Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Company Stockholders (“Stockholders’ Representative,” and together with Parent, the “Parties,” and each individually, a “Party”), and WILMINGTON TRUST, N.A., as escrow agent (“Escrow Agent”).

RECITALS

A.            Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Stockholders’ Representative, AdvantEdge Healthcare Holdings, Inc., a Delaware corporation (the “Company”), and the other parties thereto, Parent agreed to acquire (indirectly through its wholly owned subsidiary) the Company from the Company Stockholders in exchange for the Merger Consideration. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

B.             The Parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Escrow Agreement to the Merger Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

C.             The Parties agree to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

D.             Pursuant to Section 2.9(a) of the Merger Agreement, Parent is obligated at the Closing to deposit or cause to be deposited with the Escrow Agent, (x) an amount of cash equal to $800,000 (the “Indemnity Escrow Amount”) into a separate escrow account (the “Indemnity Escrow Account”) for the purpose of securing the Company Stockholders’ indemnification obligations set forth in Article VIII of the Merger Agreement, (y) an amount of cash equal to $375,000 (the “Adjustment Escrow Amount”) into a separate account (the “Adjustment Escrow Account”) for the purpose of securing the purchase price obligations set forth in Section 2.9(c) of the Merger Agreement and (z) an amount of cash equal to $16,800,000 (the “Earnout Escrow Amount”) into a separate escrow account (the “Earnout Escrow Account,” and together with the Indemnity Escrow Account and the Adjustment Escrow Account, collectively, the “Escrow Accounts”) for the purpose of securing the Earnout Payment to the Company Stockholders in accordance with Section 2.10 and Exhibit D of the Merger Agreement.

E.             The parties to the Merger Agreement have engaged Acquiom Financial LLC, a Colorado limited liability company (the “Payments Administrator”), to act as payments administrator in connection with certain payments made pursuant to the Merger Agreement and this Escrow Agreement.

1

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1            Receipt of Escrow Property.

(a)            Receipt of Escrow Property. Pursuant to the terms of the Merger Agreement, upon execution hereof, (A) Parent shall deliver to the Escrow Agent (i) the Indemnity Escrow Amount in immediately available funds, and the Escrow Agent shall thereafter deposit the Indemnity Escrow Amount into the Indemnity Escrow Account (the “Indemnity Escrow Property”), (ii) the Adjustment Escrow Amount in immediately available funds, and the Escrow Agent shall thereafter deposit the Adjustment Escrow Amount into the Adjustment Escrow Account (the “Adjustment Escrow Property”) and (iii) the Earnout Escrow Amount in immediately available funds, and the Escrow Agent shall thereafter deposit the Earnout Escrow Amount into the Earnout Escrow Account (the “Earnout Escrow Property,” and together with the Indemnity Escrow Property and the Adjustment Escrow Property, collectively, the “Escrow Property”). The Escrow Agent agrees to acknowledge receipt of the Escrow Property upon receipt thereof. The Escrow Property deposited in the Indemnity Escrow Account, the Adjustment Escrow Account and the Earnout Escrow Account shall remain un-invested during the term of the Escrow Agreement.

(b)           Separate Accounts. All amounts held in the Escrow Accounts shall be held and managed in separate accounts or sub-accounts established by the Escrow Agent and shall not be commingled. The Escrow Agent will hold the Indemnity Escrow Property, the Adjustment Escrow Property and the Earnout Escrow Property in separate escrow accounts, not subject to any voluntary lien, attachment, trustee process or any other judicial process of any creditor of any Company Stockholder or any creditor of a party hereto. The Escrow Property shall be held and distributed pursuant to the terms and conditions of this Escrow Agreement. Except as Parent and Stockholders’ Representative may otherwise agree in writing, no part of the Escrow Property may be withdrawn except as expressly provided in this Escrow Agreement. The Escrow Agent shall keep an accurate record of all transactions with respect to the Escrow Account.

Section 1.2            Disbursements.

(a)            Disposition and Termination of the Indemnity Escrow Property. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Indemnity Escrow Property as provided in, this Section 1.2(a) as follows:

(i)            If, at any time and from time to time prior to 11:59 p.m., Eastern time, on the date that is fourteen (14) months following the date of this Escrow Agreement (the “Indemnity Escrow Termination Date”), Parent of any Parent Indemnitee (as defined in the Merger Agreement) makes a claim in accordance with the terms of Article VIII of the Merger Agreement (each, an “Indemnification Claim”), then Parent shall be entitled to deliver to the Escrow Agent, with a copy to the Stockholders’ Representative, a written notice of such Indemnification Claim (an “Indemnification Claim Notice”), which Indemnification Claim Notice shall set forth the specific amount of Losses subject to the applicable Indemnification Claim (the “Claimed Amount”), which Claimed Amount cannot exceed the balance of the Indemnity Escrow Property. For the avoidance of doubt, any such written notice shall include a copy of the Claim Notice previously delivered to Stockholders’ Representative seeking indemnification with respect to such Indemnification Claim pursuant to Article VIII of the Merger Agreement. The Escrow Agent shall not release the Claimed Amount set forth in an Indemnification Claim Notice received in accordance with this Section 1.2(a)(i) unless and until instructed to do so pursuant to and in accordance with Sections 1.2(a)(ii)-(iii).

2

(ii)          This Escrow Agreement shall not limit or otherwise modify in any way the events or circumstances which give rise to the obligation of any Company Stockholder to make any payments pursuant to the Merger Agreement, or limit or otherwise modify in any way the procedures and other provisions applicable to such obligations of the Company Stockholders, but shall solely provide Parent security therefor. The Escrow Agent shall disburse all or any portion of the Indemnity Escrow Property as follows:

(A)       At any time, within three (3) Business Days following receipt by the Escrow Agent of a Joint Direction or a Final Order with respect to all or any portion of the Indemnity Escrow Property, the Escrow Agent shall disburse the Indemnity Escrow Property or applicable portion thereof in accordance with such Joint Direction or Final Order.

(B)       Promptly following the Indemnity Escrow Termination Date, upon receipt of a Joint Direction, the Escrow Agent shall release the remaining Indemnity Escrow Property in the Indemnity Escrow Account then held by the Escrow Agent to the Payments Administrator (for further payment to the Company Stockholders in accordance with the terms of the Merger Agreement), less the aggregate amount of the Reserve. For purposes of this Agreement, the “Reserve” shall mean, as of the Indemnity Escrow Termination Date, the aggregate amount of all then pending bona fide Indemnification Claims made in good faith as set forth in the Indemnification Claim Notices relating thereto.

(iii)          The Escrow Agent shall be entitled to assume conclusively and without independent investigation that evidence of a Final Order is sufficient and shall have no duty to determine whether any such Final Order complies with the Merger Agreement. Any Party that delivers a Final Order to the Escrow Agent shall concurrently deliver a copy of such Final Order to the other Party.

(iv)          All payments of any part of the Indemnity Escrow Property shall be made by wire transfer of immediately available funds as set forth in the Joint Direction or Final Order, as applicable.

(b)          Disposition and Termination of the Adjustment Escrow Property. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Adjustment Escrow Property as provided in, this Section 1.2(b) as follows:

(i)             If the Actual Adjustment is a positive amount, then within three (3) Business Days after the final determination of such amount becomes final in accordance with Section 2.9(b) of the Merger Agreement, Parent and Stockholders’ Representative will deliver a Joint Direction to the Escrow Agent to release any remaining Adjustment Escrow Property to the Payments Administrator for further distribution to the Company Stockholders in accordance with Section 2.9(c)(i) of the Merger Agreement. The Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of such Joint Direction, disburse as directed, part or all, as the case may be, of the Adjustment Escrow Property (but only to the extent funds are available in the Adjustment Escrow Account) in accordance with such Joint Direction.

(ii)           If the Actual Adjustment is a negative amount, then within three (3) Business Days after the final determination of such amount becomes final in accordance with Section 2.9(b) of the Merger Agreement, Parent and Stockholders’ Representative will deliver a Joint Direction to the Escrow Agent to (A) release an amount equal to the absolute value of such negative amount from the Adjustment Escrow Property to Parent and (B) release the funds remaining (if any) in the Adjustment Escrow Account after giving effect to clause (A), to the Payments Administrator for further distribution to the Company Stockholders in accordance with Section 2.9(c)(ii) of the Merger Agreement. The Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of such Joint Direction, disburse as directed, part or all, as the case may be, of the Adjustment Escrow Property (but only to the extent funds are available in the Adjustment Escrow Account) in accordance with such Joint Direction.

(iii)          Upon receipt by the Escrow Agent of a copy of a Final Order from any Party, with respect to the Adjustment Escrow Property, the Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of such Final Order, disburse as directed, part or all, as the case may be, of the Adjustment Escrow Property (but only to the extent funds are available in the Adjustment Escrow Account) in accordance with such Final Order. The Escrow Agent will act on such Final Order without further inquiry. Any Party that delivers a Final Order to the Escrow Agent shall concurrently deliver a copy of such Final Order to the other Party.

(iv)          All payments of any part of the Adjustment Escrow Property shall be made by wire transfer of immediately available funds or check as set forth in the Joint Direction or Final Order, as applicable.

3

(c)          Disposition and Termination of the Earnout Escrow Property. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Earnout Escrow Property as provided in, this Section 1.2(c) as follows:

(i)            If the Earnout Payment is more than the Earnout Escrow Property, then within three (3) Business Days after the final determination of such amount becomes final in accordance with Exhibit D of the Merger Agreement, Parent and Stockholders’ Representative will deliver a Joint Direction to the Escrow Agent to release the Earnout Escrow Property in full from the Earnout Escrow Account to the Surviving Corporation, for further distribution to the Program Participants as set forth in the Consideration Spreadsheet in accordance with the Management Carve-out Program, and the Payments Administrator, for further distribution to the Company Stockholders in accordance with Section 2.10(b) of the Merger Agreement. The Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of such Joint Direction, disburse as directed, part or all, as the case may be, of the Earnout Escrow Property (but only to the extent funds are available in the Earnout Escrow Account) in accordance with such Joint Direction.

(ii)           If the Earnout Payment is less than the Earnout Escrow Property, then within three (3) Business Days after the final determination of such amount becomes final in accordance with Exhibit D of the Merger Agreement, Parent and Stockholders’ Representative will deliver a Joint Direction to the Escrow Agent to deliver (A) an amount equal to the Earnout Payment to the Surviving Corporation, for further distribution to the Program Participants as set forth in the Consideration Spreadsheet in accordance with the Management Carve-out Program, and/or the Payments Administrator, for further distribution to the Company Stockholders in accordance with Section 2.10(c) of the Merger Agreement, and (B) to Parent the amount of Earnout Escrow Property remaining in the Earnout Escrow Account following the payment of the Earnout Payment contemplated in clause (A) of this Section 1.2(c)(ii). The Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of such Joint Direction, disburse as directed, part or all, as the case may be, of the Earnout Escrow Property (but only to the extent funds are available in the Earnout Escrow Account) in accordance with such Joint Direction.

(iii)          Upon receipt by the Escrow Agent of a copy of a Final Order from any Party, with respect to the Earnout Escrow Property, the Escrow Agent shall promptly, but in any event within three (3) Business Days after receipt of such Final Order, disburse as directed, part or all, as the case may be, of the Earnout Escrow Property (but only to the extent funds are available in the Earnout Escrow Account) in accordance with such Final Order. The Escrow Agent will act on such Final Order without further inquiry. Any Party that delivers a Final Order to the Escrow Agent shall concurrently deliver a copy of such Final Order to the other Party.

(iv)          Promptly following the Earnout Period, upon receipt of a Joint Direction, the Escrow Agent shall release the remaining Earnout Escrow Property in the Earnout Escrow Account then held by the Escrow Agent to Parent.

4

(v)          All payments of any part of the Earnout Escrow Property shall be made by wire transfer of immediately available funds or check as set forth in the Joint Direction or Final Order, as applicable.

(d)          In the event that the Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to an Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to the Escrow Agent upon written request the amount so paid to it.

(e)          The Escrow Agent will furnish monthly statements to the Parties setting forth the activity in the Escrow Accounts.

(f)           The Parties acknowledge that, pursuant to Section 2.8(g) of the Merger Agreement, Parent, the Surviving Corporation, Merger Sub and any authorized agent of the foregoing (including, the Payments Administrator) have the right to deduct and withhold any required Taxes (including any Employment Taxes) from any payments to be made under the Merger Agreement and this Escrow Agreement. Notwithstanding anything in this Escrow Agreement to the contrary, if Parent, the Surviving Corporation, Merger Sub and any authorized agent of the foregoing (including, the Payments Administrator) is required to deduct or withhold any Taxes (including any Employment Taxes) under applicable Law from any disbursements made pursuant to Section 1.2(a), Section 1.2(b) or Section 1.2(c), (i) the Parties shall instruct the Escrow Agent to transfer to Parent, the Surviving Corporation, Merger Sub and any authorized agent of the foregoing (including, the Payments Administrator), as the case may be, the amount of such Taxes prior to any such disbursement and (ii) Parent, Surviving Corporation, Merger Sub and any authorized agent of the foregoing (including, the Payments Administrator) shall timely pay such Taxes to the appropriate Governmental Entity.

Section 1.3 Security Procedure for Funds Transfer. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement listing individuals of such Party who are authorized to provide the Escrow Agent with a Joint Direction and any other written instruction permitted pursuant to the terms of this Escrow Agreement (each an “Authorized Representative”). Each Party understands and agrees that the Escrow Agent shall have no obligation or duty to act upon a written instruction for the disbursement of Escrow Property under this Escrow Agreement if such written instruction is not signed by an Authorized Representative of such Party and such written instruction is not delivered to, and able to be authenticated by, the Escrow Agent in accordance with this Escrow Agreement. The Escrow Agent shall follow internal policies and procedures when confirming the validity or authenticity of funds transfer instructions received in the name of the Parties, which may include a callback to one or more of the authorized individuals evidenced in Exhibit A-1 and Exhibit A-2. Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only in writing signed by an authorized representative of the applicable Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit A-1 or Exhibit A-2 or a rescission of an existing Exhibit A-1 or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable Party. The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

5

Section 1.4        Income Tax Reporting.

(a)       The Parties shall, upon the execution of this Agreement, provide the Escrow Agent with their duly completed and properly executed IRS Forms W-9, together with any other documentation and information requested by the Escrow Agent in connection with the Escrow Agent’s tax reporting obligations under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. The Parties agree that Parent shall be treated as the owner of the Escrow Property for U.S. federal income tax purposes until such property is released pursuant to Section 1.2.

(b)       The Escrow Agent shall comply with any reporting with respect to imputed interest income arising pursuant to Sections 483 and 1274 of the Code (or any similar provision of foreign, state or local law) with respect to the release of any Indemnity Escrow Property pursuant to Section 1.2(a) or any Earnout Escrow Property pursuant to Section 1.2(c), which amount shall be calculated by Parent and provided to the Escrow Agent; provided, that the Escrow Agent shall not be obligated to verify such calculation. Parent shall provide the Escrow Agent at the time of disbursement a detailed schedule indicating the allocation of the disbursement amount from the Indemnity Escrow Property and the Earnout Escrow Property between (i) principal and (ii) imputed interest to be reported as income of each Company Stockholder on an IRS Form 1099-INT.

(c)       Should the Escrow Agent become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. Parent and the Stockholders’ Representative agree, jointly and severally, to indemnify and hold the Escrow Agent harmless pursuant to and in accordance with Section 3.1 hereof from any liability or obligation on account of taxes, assessments, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent, absent the Escrow Agent’s fraud, gross negligence or willful misconduct (as finally adjudicated by a court of competent jurisdiction).

(d)       The Escrow Agent’s rights under this Section 1.4 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

Section 1.5 Termination. Upon the disbursement of all of the Escrow Property, this Escrow Agreement shall terminate and be of no further force and effect.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1 Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other Person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, including but not limited to the Merger Agreement, instrument, or document other than this Escrow Agreement, whether or not a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

6

Section 2.2 Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3 Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns, other than in the event of the Escrow Agent’s fraud, gross negligence or willful misconduct. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by an Authorized Representative, without further inquiry into the person’s or persons’ authority, other than in the event of the Escrow Agent’s fraud, gross negligence or willful misconduct. The Escrow Agent shall be entitled to request and receive written instructions from the Parties and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Escrow Agent in accordance with the written direction of the Parties, other than in the event of the Escrow Agent’s fraud, gross negligence or willful misconduct. The Escrow Agent shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Escrow Property, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto.

Section 2.4 Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1 Indemnification. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other reasonable expenses, fees or charges of any character or nature, including, without limitation, reasonable and documented attorney’s fees and expenses of one outside counsel, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Accounts, except to the extent the same shall have been caused by the Escrow Agent’s fraud, gross negligence or willful misconduct; provided that solely between the Parties, Parent, on the one hand, and Stockholders’ Representative (on behalf of the Company Stockholders), on the other hand, (without limitation to any indemnification obligations under the Merger Agreement) shall each only be liable for fifty percent (50%) of any amounts owed to the Escrow Agent under this Section 3.1. The Escrow Agent shall have a first lien against the Escrow Accounts to secure the obligations of the Parties hereunder. The terms of this Section 3.1 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

Section 3.2 Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

7

Section 3.3 Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a Joint Direction of its removal along with payment of all fees and expenses to which it is entitled through the date of termination, which shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Stockholders’ Representative (on behalf of the Company Stockholders). Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a Joint Direction filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4 Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid fifty percent (50%) by Parent and fifty percent (50%) by Stockholders’ Representative (on behalf of the Company Stockholders). The fee agreed upon for the services rendered hereunder is intended as compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and expenses of one outside counsel, occasioned by any such delay, controversy, litigation or event, other than in the event that the Escrow Agent’s fraud, gross negligence or willful misconduct is at issue in any such litigation; provided that solely between the Parties, Parent, on the one hand, and Stockholders’ Representative (on behalf of the Stockholders), on the other hand, shall each only be liable for fifty percent (50%) of such fees and expenses. The terms of this Section 3.4 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

Section 3.5 Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent shall be fully protected and may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a Final Order directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such Final Order, (ii) receives Joint Direction directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such Joint Direction, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover reasonable and documented attorneys’ fees of one outside counsel, expenses and other reasonable and documented out-of-pocket costs incurred in commencing and maintaining any such interpleader action; provided that solely between the Parties, Parent, on the one hand, and Stockholders’ Representative (on behalf of the Stockholders), on the other hand, shall each only be liable for fifty percent (50%) of such fees and expenses. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

8

Section 3.6 Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act. The Escrow Agent shall provide prior written notice to the Parties in the event of such conversion, sale, merger, consolidation or transfer.

Section 3.7 Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction; provided, however, that the Escrow Agent shall provide the Parties with written notice of such response or compliance, as applicable. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. Escrow Agent shall receive and may conclusively rely upon an opinion of counsel to the effect that such order is final, non-appealable and from a court of competent jurisdiction.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; pandemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 3.9 No Financial Obligation. The Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other Persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

9

Section 4.2        Definitions.

(a)       “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

(b)       “Final Order” means a written, final and non-appealable judgment, order or decree of a court, arbitrator or other judicial body of competent jurisdiction that decided the applicable matter, together with (i) a certificate executed by an Authorized Representative of the prevailing Party, to the effect that such order is final and non-appealable and from a court, arbitrator or other judicial body of competent jurisdiction having proper authority and (ii) the written payment instructions executed by an Authorized Representative of the prevailing Party, to effectuate such order.

(c)       “Joint Direction” means the joint written instruction executed by each Party as evidenced by the signatures of an Authorized Representative of each of Parent and Stockholders’ Representative, directing the Escrow Agent, and setting forth instructions as to the manner in which the Escrow Agent is, to disburse all or a portion of the Indemnity Escrow Property, the Adjustment Escrow Property or the Earnout Escrow Property, as the case may be, or to take or refrain from taking any other action pursuant to this Escrow Agreement.

Section 4.3 Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.4 Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e- mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties hereto at the following addresses (or at such other address for such party as shall be specified in a notice given in accordance with this Section 4.4):

If to Parent, to:

HPI Holdings, LLC

174 Waterfront, Suite 330

National Harbor, MD 20745

ATTN Pranil Vadgama

Pranil.Vadgama@hpiinc.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

300 West 6th Street, Suite 2250

Austin, TX 78701

Attention: Carmelo Gordian

Email:         Carmelo.Gordian@Shearman.com

10

If to Stockholders’ Representative:

Shareholder Representative Services LLC

950 17th Street, Suite 1400

Denver, CO 80202

Attention: Managing Director

E-mail:       deals@srsacquiom.com

with a copy (which shall not constitute notice) to:

AdvantEdge Healthcare Holdings, Inc.

9 Northeastern Blvd, Suite 400

Salem, NH 03079

Attention: David Langsam

Chief Executive Officer

Facsimile:  (908) 791-3330

E-mail:       dlangsam@ahsrcm.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

Attention:Michael P. Gallagher

Facsimile: (215) 689-4931

E-mail:        MPGallagher@duanemorris.com

with a copy (which shall not constitute notice) to:

Founders Equity, Inc.

545 Fifth Avenue, Suite 401

New York, NY 10017

Attention: John White

Facsimile: (212) 829-0901

E-mail:       jdwhite@fequity.com

If to the Escrow Agent:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290 Minneapolis, MN 55402Attn: Adam Meyers

Telephone: (302) -357-6598

Email: ameyers@wilmingtontrust.com

Section 4.5 Governing Law. This Escrow Agreement and any claim, controversy or dispute arising under or related to this Escrow Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

11

Section 4.6 Jurisdiction and Venue. Each of the parties hereto (a) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court sitting in Delaware) in any claim, complaint, action, cause of action, demand, inquiry, notice of violation, litigation, citation, summons, subpoena, investigation, audit, suit, assessment, arbitration, or any proceeding or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (“Action”) arising out of or relating to this Escrow Agreement, (b) agrees that all claims in respect of such Action may be heard and determined in any such court and (c) agrees not to bring any Action arising out of or relating to this Escrow Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety or other security that might be required of any other party hereto with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any Action may be made on such party hereto by sending or delivering a copy of the process to any other party hereto to be served at the address of such party and in the manner provided for the giving of notices in Section 4.4. Nothing in this Section 4.6, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by law. Each party hereto agrees that a final, non-appealable judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable Law.

Section 4.7 Entire Agreement. This Escrow Agreement and the Merger Agreement, together with all exhibits and attachments hereto, sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.8 Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent. All fees, costs and expenses (including reasonable attorney’s fees, costs and expenses) incurred in connection with any amendment, modification or supplement shall be payable by the Parties.

Section 4.9 Waivers. The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.10 Severability. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Escrow Agreement will continue in full force and effect.

Section 4.11 Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.12 Counterparts; Facsimile Signatures. This Escrow Agreement may be executed in one or more counterparts (including by electronic means), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Escrow Agreement by facsimile or .pdf shall be as effective as delivery of a manually executed and delivered counterpart to this Escrow Agreement.

12

Section 4.13 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS ESCROW AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS ESCROW AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS ESCROW AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS ESCROW AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS ESCROW AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 4.14 Merger Agreement. The Parties acknowledge that, solely as between the Parties, if there is any conflict between the terms and provisions of the Merger Agreement and this Escrow Agreement, the terms and provisions of the Merger Agreement will govern and control.

Section 4.15 Confidentiality. Except as required by Law, the Escrow Agent agrees to keep confidential, and to cause any of its Affiliates or agents to keep confidential and not disclose any and all documents, materials, and any other non-public information which it shall have obtained regarding the Parties in connection with the execution and delivery of this Escrow Agreement and its performance of its duties and obligations hereunder. This Section 4.15 shall survive termination of this Escrow Agreement for a period of 12 months after such termination.

[The remainder of this page left intentionally blank.]

13

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

PARENT:

HPI HOLDINGS, LLC

By:
Name:	Pranil Vadgama
Title:	Treasurer

STOCKHOLDERS’ REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE
SERVICES LLC, solely in its capacity as the Stockholders’ Representative

By:
Name:
Title:

ESCROW AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:
Name:	Adam Meyers
Title:	Officer

[Signature Page to Escrow Agreement]

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES OF PARENT

HPI Holdings, LLC, a Delaware limited liability company (“Parent”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Accounts established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Parent.

Name (print):	Pranil Vadgama
Specimen Signature:
Title:	Treasurer
Telephone Number	Office: (301) 990-3995
(required):	Cell: (770) 547-5827
If more than one, list all
applicable telephone
numbers.
E-mail (required):	Email 1: Pranil.Vadgama@hpiinc.com
If more than one, list all	Email 2:
applicable email
addresses.

Name (print):	Akshay Shah
Specimen Signature:
Title:	Secretary
Telephone Number	Office: (301) 990-3995
(required):	Cell: (240) 298-7580
If more than one, list all
applicable telephone
numbers.
E-mail (required):	Email 1: akshay.shah@hpiinc.com
If more than one, list all	Email 2:
applicable email
addresses.

[Exhibit A-1 to Escrow Agreement]

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If Parent wishes to update this Exhibit A-1, Parent must complete, sign and send to the Escrow Agent an updated copy of this Exhibit A-1 with such changes. Any updated Exhibit A-1 shall be effective once signed by Parent and the Escrow Agent and shall entirely supersede and replace any prior Exhibit A-1 to this Escrow Agreement.

HPI HOLDINGS, LLC

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

[Exhibit A-1 to Escrow Agreement]

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES OF STOCKHOLDERS’ REPRESENTATIVE

Shareholder Representative Services LLC, solely in its capacity as Stockholders’ Representative (the “Stockholders’ Representative”), designates each of the following persons as its Authorized Representatives for purposes of this Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Accounts established under the Agreement to which this Exhibit A-2 is attached, on behalf of Stockholders’ Representative.

Name (print):	Casey McTigue
Specimen Signature:
Title:	Executive Director
Telephone Number (required):	Office: (415) 363-6081
E-mail (required):	Email: cmctigue@srsacquiom.com

Name (print):	Michelle Kirkpatrick
Specimen Signature:
Title:	Senior Director
Telephone Number (required):	Office: (720) 799-8614
E-mail (required):	Email: mkirkpatrick@srsacquiom.com

Name (print):	Lon LeClair
Specimen Signature:
Title:	President
Telephone Number (required):	Office: (303) 222-2078
E-mail (required):	Email: lleclair@srsacquiom.com

Name (print):	Paul Koenig
Specimen Signature:
Title:	Managing Director
Telephone Number (required):	Office: (303) 957-2850
E-mail (required):	Email: pkoenig@srsacquiom.com

[Exhibit A-2 to Escrow Agreement]

COMPLETE BELOW TO UPDATE EXHIBIT A-2

If Stockholders’ Representative wishes to update this Exhibit A-2, Stockholders’ Representative must complete, sign and send to the Escrow Agent an updated copy of this Exhibit A-2 with such changes. Any updated Exhibit A-2 shall be effective once signed by Stockholders’ Representative and the Escrow Agent and shall entirely supersede and replace any prior Exhibit A-2 to this Escrow Agreement.

SHAREHOLDER REPRESENTATIVE SERVICES LLC (as Stockholders’ Representative)

By:
Name:
Title:
Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION (as Escrow Agent)

By:
Name:
Title:
Date:

[Exhibit A-2 to Escrow Agreement]

Exhibit B

Fees of Escrow Agent

Acceptance Fee:	WAIVED

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).

Acceptance Fee payable at time of Escrow Agreement execution

Escrow Agent Administration Fee (One-time):	$2,500

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Tax reporting is included. One-time Administration Fee payable at time of Escrow Agreement execution

Wilmington Trust’s fee is based on the following assumptions:

●	Number of Escrow Accounts to be established: Three (3)
●	Duration of Escrow: approximately 14 months, not including any unresolved claims;
●	Number of Deposits to Escrow Account(s): One initial deposit (Cash)-Indemnity ($800,000); Adjustment ($375,000); and Earnout ($16,800,000)
●	Escrow Property shall remain un-invested.

Out-of-Pocket Expenses:	Billed At Cost

[Exhibit B to Escrow Agreement]

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL

(see attached)

LETTER OF TRANSMITTAL

SUBMITTED IN CONNECTION WITH PAYMENT FOR SECURITIES OF

ADVANTEDGE HEALTHCARE HOLDINGS, INC.

This Letter of Transmittal is being delivered to you in connection with the acquisition of AdvantEdge Healthcare Holdings, Inc. (the “Company”) by HPI Holdings, LLC (“Parent”) (the “Merger”), pursuant to the Agreement and Plan of Merger dated September 30, 2021 (the “Merger Agreement”), by and among Parent, the Company, AHS Granite Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholders (as defined in the Merger Agreement) (the “Stockholders’ Representative”). Capitalized terms not defined herein are defined in the Merger Agreement.

As a result of the Merger (a) the Company has become a wholly owned subsidiary of Parent, and (b) the outstanding securities of the Company (the “Securities”), have been canceled and converted into the right to receive the consideration specified in the Merger Agreement. To receive payment of the consideration (“Consideration”) represented by your Securities, you (the “Undersigned”) must complete and sign this Letter of Transmittal, including the applicable exhibits, and deliver this Letter of Transmittal to Acquiom Financial LLC (the “Payment Administrator”).

In accordance with the Merger Agreement, except as otherwise provided below, the certificates representing your former Securities listed on Form 3 are hereby surrendered to be exchanged for the Consideration on the terms set forth in the Merger Agreement and this Letter of Transmittal. By signing and submitting this Letter of Transmittal, you also hereby represent, warrant, covenant and agree as follows:

1.       The Undersigned is the sole legal and beneficial owner of the Securities set forth on Form 3 as of Closing, with good title to the Securities and full power and authority to sell, assign, transfer and surrender the Securities, free and clear of all Liens and restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws and to the extent provided in the Stockholders’ Agreement). The Undersigned owns no additional Securities other than the Securities described in Form 3. The Undersigned has not transferred, assigned or otherwise disposed of such Securities, or entered into any agreement to transfer, assign or otherwise dispose of such Securities. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the Undersigned and shall not be affected by, and shall survive, the death or incapacity of the Undersigned. The surrender of the Securities described on Form 3 hereby is irrevocable.

2.       The Undersigned, upon request, will execute and deliver any additional documents reasonably necessary or desirable to complete the payment of the Consideration. In such case, the Undersigned acknowledges that the delivery will be effected, and the risk of loss and title to any such items will pass, only upon receipt thereof by the Payment Administrator. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the Undersigned and shall not be affected by, and shall survive, the death or incapacity of the Undersigned.

3.       The Undersigned hereby waives any appraisal rights or dissenter’s rights which the Undersigned might otherwise have in connection with the Undersigned’s ownership of the Securities under applicable Law in connection with the transactions contemplated by the Merger Agreement.

4.       The Undersigned understands that (i) unless and until the Undersigned submits a properly completed Letter of Transmittal according to the terms herein, no cash payments of Consideration pursuant to the Merger Agreement shall be made to the Undersigned or its designee, and (ii) no interest will accrue on any cash payment due.

5.       The Undersigned has had an opportunity to review the Merger Agreement and shall be bound by the provisions of the Merger Agreement, including the indemnification and release provisions set forth therein.

6.       The Undersigned hereby irrevocably (i) appoints the Stockholders’ Representative as its exclusive representative, agent and attorney-in-fact on the Undersigned’s behalf for the purposes set forth in the Merger Agreement and (ii) acknowledges and agrees to the exculpation and indemnification provisions in favor of the Stockholders’ Representative set forth in the Merger Agreement. Without limiting the foregoing, the Undersigned (a) agrees that the information contained in this Letter of Transmittal may be shared with the Parent and Stockholders’ Representative in connection with this transaction and (b) understands that Parent, the Company, the Surviving Corporation and any related entity may rely upon the representations, warranties, covenants and agreements contained herein as if each such Person was a party to this Letter of Transmittal and each shall have the rights, remedies and benefits under this Letter of Transmittal as if such Person was a party hereto.

7.       The Undersigned understands and agrees that (i) a portion of the consideration to which it may be entitled under the Merger Agreement will be placed in escrow to be held pursuant to the terms of the Merger Agreement and the escrow agreement referred to in the Merger Agreement and (ii) the Undersigned shall only be entitled to a portion of such amount (if any) as and when such amount is payable in accordance with the provisions of the Merger Agreement and the escrow agreement referred to in the Merger Agreement, as applicable.

8.       If the Undersigned is an entity, the Undersigned is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, prevent, impair or delay the ability of the Undersigned to fulfill its obligations hereunder. The Undersigned has all requisite power and authority (if the Undersigned is an entity) or legal capacity (if the Undersigned is a natural person) to execute and deliver this Letter of Transmittal and to perform his, her or its obligations under this Letter of Transmittal. The execution and delivery of this Letter of Transmittal by the Undersigned, and the consummation by the Undersigned of the transactions contemplated hereby, have been duly authorized by all necessary action, if any, on the part of the Undersigned. This Letter of Transmittal has been duly executed and delivered by the Undersigned and constitutes a valid and binding obligation of the Undersigned, enforceable against the Undersigned in accordance with its terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

9.       This Letter of Transmittal will be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Registered Holder Information

FORM 1

A separate Letter of Transmittal is required for each unique Registered Holder.

Name of Registered Holder exactly as it appears for each Security listed on Form 3:

☐ Check this box if you would like payment to be remitted to another name. You must also complete Form 2 (W-9) with tax information for the new payee and complete Form 6.

A1) Mail To The Attention Of:

A2) Address 1:

A3) Address 2:

A4) City:

A5) State/Province/Region:

A6) Postal Code:

A7) Country:

A8) Email Address:

A9) Telephone Number:

By providing your email address, you agree and consent to receive electronically all communications, agreements, documents, notices and disclosures (collectively, "Communications") that we provide in connection with your use of this service. Communications include: (i) this agreement and our Privacy Policy and any amendments, modifications or supplements to them; (ii) your records of transactions through this service; (iii) any initial, periodic or other disclosures or notices provided in connection with this service, including without limitation those required by federal or state law, including tax forms; (iv) any customer service communications, including without limitation communications with respect to claims of error or unauthorized use of this service; and (v) any other communication related to this service or the Payments Administrator. You may withdraw your consent to receive Communications electronically, or you may request a paper copy of a Communication, by contacting us via the "Contact Us" link on our website.

In order to access and retain Communications, you must have: (i) an Internet browser that supports an appropriate level of encryption, (ii) an email account and the capability to read email from us, and (iii) a device and Internet connection capable of supporting the foregoing. You can update your email address at any time by contacting us via the "Contact Us" link on our website or contacting our Client Services as provided herein.

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See Specific Instructions on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships*, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page **4**

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Securities

Securities you are exchanging for payment.

FORM 3

ST1) Security Type:

SN1) Security Number:

SH1) Quantity of Shares:

ST2) Security Type:

SN2) Security Number:

SH2) Quantity of Shares:

ST3) Security Type:

SN3) Security Number:

SH3) Quantity of Shares:

ST4) Security Type:

SN4) Security Number:

SH4) Quantity of Shares:

ST5) Security Type:

SN5) Security Number:

SH5) Quantity of Shares:

ST6) Security Type:

SN6) Security Number:

SH6) Quantity of Shares:

Undersigned agrees, pertains to any Security (to the extent certificated) that not currently in Undersigned's possession affirms that (A) such Security was not endorsed and has not, in whole or part, been assigned, transferred, hypothecated, pledged or otherwise disposed of in any manner whatsoever, and no person or entity other than the Undersigned has any right, title, claim, or interest in the same, and (B) the Undersigned will indemnify, defend and hold harmless the Payments Administrator and the parties to the definitive transaction agreement, together with their respective employees, officers, directors, agents, successors and assigns, from and against any and all losses, liabilities, damages, judgments, costs, charges, expenses (including the fees and expenses of counsel), claims, actions and suits, arising out of or in connection with such Security.

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

Payment Method

Select how you would like to receive your payment.

FORM 4

Direct Deposit (ACH) Election (Complete Form 5A)

You wish to receive payments via direct deposit (ACH). **You understand that this option is only available to certain accounts at U.S. financial institutions** and have confirmed that your financial institution accepts direct deposit (ACH) payments to your account and have verified the information provided on Form 5A with your financial institution. You hereby authorize payments to be made hereunder as direct deposit (ACH) payments. In the event of a duplicate payment, overpayment, fraudulent payment, or payment made in error, you hereby authorize the reversal of such erroneous payment in accordance with the rules of the National Automated Clearinghouse Association. Please note that instructions for ACH and wire often vary (e.g., direct deposit (ACH) transactions cannot include "for further credit account number" or "for further credit account name").

☐ Direct Deposit (ACH) payment method (no charge)

Wire Transfer Election (Complete Form 5B)

You wish to receive payments via wire transfer. A fee of up to $50 will be charged for each payment made to your financial institution. You understand that if either such fee applies, it will be deducted from your payment. In the event of a duplicate payment, overpayment, fraudulent payment, or payment made in error, you hereby authorize the reversal of such erroneous payment through a single ACH electronic debit in the amount of such erroneous payment from the bank account provided on Form 5B.

☐ Wire Transfer payment method (fees apply)

Check (Complete Form 5C)

You wish to receive payments in the form of a check, which will be sent to you via U.S. mail at the address provided in Form 1 (unless indicated otherwise in Form 5C). You understand that a fee of up to $40 will be charged for each such payment paid by check. The check payment fee will be deducted from your payment. If you are electing to receive payment via check and you would like the check payable in accordance with information provided in Form 1 you may skip Form 5C and Form 6.

☐ Check, default payment method (fees apply)

By completion of the payment details on Form 5A, Form 5B or Form 5C and/or by executing this Letter of Transmittal the Undersigned hereby agrees that such payment instructions (or, if applicable, the address on Form 1) are true and that the Undersigned is representing that it is authorized to act on behalf of account designated on Form 5A or 5B, if applicable, and is hereby directing the Payments Administrator to cause payments to be made to the account listed (or, if payment is being made by check to the address specified herein). Further, the Payments Administrator shall have no liability to the Undersigned for any damages whatsoever that such person may incur as a result of the Payments Administrator following the instructions provided herein.

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

Payment Instructions: Direct Deposit (ACH) Information

FORM 5A

Complete Form 5A if you selected Direct Deposit (ACH) as your payment method on Form 4.

If the **Name(s) on the Bank Account** listed below is different than the Registered Holder, a Medallion Guarantee must be completed (Form 6) before any payment can be issued.

Please confirm your direct deposit (ACH) **instructions** with your bank. If payment is returned, you may incur additional fees. Please note that direct deposit (ACH) transactions are typically credited to your account within one business day, but may not be visible in your account for an additional 1-2 business days.

*** Indicates required field**

Name of **Registered** Holder exactly how it appears listed for each Security on Form 3:*

E1) Name(s) on Bank Account: *

E2) Bank Account Number: *

E3) ABA Routing Number: *

E4) Account Type (Check one): *

CONSUMER

☐ Checking ☐ Savings

COMMERCIAL

☐ Checking ☐ Savings

E5) Bank Name: *

IMPORTANT NOTE: Please note that the ABA Routing Number for wire transfers and direct deposit (ACH) may be different from eachother. Please confirm this information with your financial institution. If your account is with a non-bank financial institution such as a brokerage or mutual fund, please contact the financial institution to confirm that wire transfer or direct deposit (ACH) payment is possible for your account and to obtain the correct payment information for this form. Please note that direct deposit (ACH) may not be available for payments to accounts at non-bank financial **institutions.** Failure to provide accurate and complete electronic payment **instructions** may cause delays in processing or payments to be returned. If no electronic payment instructions are provided, payments will be automatically disbursed by check to the address provided in Form 1 or Form 5C of this document. **Subsequent** payments will be made using the same method as the initial payment, at the discretion of the Payments Administrator. Please note that your financial institution may charge a fee for processing incoming wire transfers or direct deposit (ACH). Any such fees would be in addition to the fees described herein.

© *Acquiom Clearinghouse LLC 2017. All Rights Reserved.*

Payment Instructions: Wire Transfer Information

FORM 5B

Complete Form 5B if you selected Wire Transfer as your payment method on Form 4.

If the **Name(s) on the Account** listed below is different than the Registered Holder, a Medallion Guarantee must be completed (Form 6) before any payment can be issued.

If payment is returned, you may incur additional fees. Please confirm your wire instructions with your financial institution.

*** Indicates required field**

Name of Registered Holder exactly how it appears listed for each Security on Form 3:*

E1) Name(s) on Account: *

E2) U.S. Bank Account Number OR Non-U.S. IBAN Number: *

E3) U.S. Bank Routing Number OR Non-U.S. SWIFT Number: *

E4) Financial Institution Name: *

E5) Financial Institution Address: *

E6) Financial Institution City: *

E7) Financial Institution State/Province: *

E8) Financial Institution Postal Code: *

E9) Financial Institution Country: *

E10) Financial Institution Contact Name: *

E11) Financial Institution Contact Phone Number:*

E12) For Further Credit Account Number (If applicable):

E13) For Further Credit Account Name (If applicable):

A10) Additional Instructions

IMPORTANT NOTE: Please note that the ABA Routing Number for wire transfers and direct deposit (ACH) may be different from each other. Please confirm this information with your financial institution. If your account is with a non-bank financial institution such as a brokerage or mutual fund, please contact the financial institution to confirm that wire transfer or direct deposit (ACH) payment is possible for your account and to obtain the correct payment information for this form. Please note that direct deposit (ACH) may not be available for payments to accounts at non-bank financial institutions. Failure to provide accurate and complete electronic payment instructions may cause delays in processing or payments to be returned. If no electronic payment instructions are provided, payments will be automatically disbursed by check to the address provided in Form 1 or Form 5C of this document. Subsequent payments will be made using the same method as the initial payment, at the discretion of the Payments Administrator. Please note that your financial institution may charge a fee for processing incoming wire transfers or direct deposit (ACH). Any such fees would be in addition to the fees described herein.

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

Payment Instructions : Check Payment Information

FORM 5C

Complete Form 5C ONLY if: (A) the check is being paid to someone other than the name(s) provided in Form 1 or (B) you would like your check to be mailed to an address that is different than the one provided in Form 1.

If the **Name(s) on "Make Check Payable To"** listed below are different than the Registered Holder, a Medallion Guarantee must be completed (Form 6) before any payment can be issued.

*** Indicates required field**

Name of Registered Holder exactly how it appears listed for each Security on Form 3:*

C1) Make Check Payable To:

C2) Mail To The Attention Of:

C3) Address 1:

C4) Address 2:

C5) City:

C6) State/Province:

C7) Postal Code:

C8) Country:

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

Medallion Guarantee

You have requested that you would like payment to be made to someone other than the Registered Holder(s) listed on Form 1.

If you have requested that the payment for the Security listed in Form 3 be made to any payee other than the Registered Holder(s) in Form 1, and you've completed Form 5A, Form 5B, or Form 5C with payment information for that payee, you must also complete this form in order to receive payment.

You can obtain the required Medallion Signature Guarantee from an eligible Guarantor Institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved Signature Guarantee Medallion Program, pursuant to Securities and Exchange Commission Rule 17Ad-15. You may wish to contact your primary bank as most banks provide this service to its customers.

M1) Signature of Registered Holder or Authorized Signer:

M2) Date:

M3) Name (Printed):

M4) Title (If signing on behalf of entity):

M5) Additional Signature (If applicable):

M6) Date:

M7) Name (Printed):

M8) Title (If signing on behalf of entity):

Medallion Guarantee Stamp

Guarantor Institution:

Guarantor Contact:

Guarantor Phone:

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

Signature Page to Letter of Transmittal

Signature is required for each Registered Holder.

By entering in my name and then signing, I represent that I am the authorized signer or I have authority to apply the signature of the authorized signer, with the intention of providing a signature that is binding on the registered holder, and such signature is provided on behalf of all owners for joint accounts. By signing, you acknowledge that you have read and understand this entire Letter of Transmittal and agree to all of its terms. Please carefully read this entire Letter of Transmittal, which includes the accompanying forms and instructions.

S1) **Signature:** S2) Date:

Email:

S3) Name (Printed): S4) Title (If signing on behalf of entity):

S5) Additional Signature (If applicable): S6) Date:

x

S7) Name (Printed): S8) Title (If signing on behalf of entity):

Acquiom Clearinghouse LLC's affiliate, Acquiom Financial LLC ("Acquiom Financial"), establishes and maintains a paying account, receives funds from the transaction parties, and initiates payments from the paying account, including the payments to Undersigned addressed hereunder. Acquiom Financial is a registered broker-dealer and member of the Financial Industry Regulatory Authority and Securities Investor Protection Corporation. Undersigned agrees that Acquiom Financial is a third party beneficiary of the terms of this Letter of Transmittal pertaining to the above activities.

Any modifications or additions to this Letter of Transmittal unilaterally made by the Undersigned (other than to the extent providing the information expressly solicited hereby) shall be deemed ineffective unless expressly approved and agreed to in writing by buyer. Receipt of payment does not constitute approval or acceptance of any such modifications or additions.

© Acquiom Clearinghouse LLC 2017. All Rights Reserved.

EXHIBIT D

EARNOUT PAYMENT CALCULATION

1.              Definitions. Capitalized terms not otherwise defined in this Section 1 shall have the meanings set forth in the Agreement.

“Baseline Amount” means $16,800,000 for Section 2(a) below and $6,000,000 for Section 2(b) below.

“Bookings” means the annual run rate of revenue expected to be earned from the new clients that have entered into new customer contracts with the applicable Group Company or any Affiliate of Parent within the AdvantEdge platform with economic terms consistent with the Ordinary Course of the Business during the Earnout Period.

“Churn” means the annual run rate of revenue previously expected to be earned from clients that during the Earnout Period have (i) had an adverse change in the business relationship, or any material dispute, with the applicable Group Company, (ii) terminated, cancelled or failed to renew, or given any notice that references their intention to terminate, cancel or fail to renew their business relationship with the applicable Group Company or (iii) ceased or materially reduced, or given any notice that references their intention to cease or materially reduce, their business dealings with the applicable Group Company. Notwithstanding anything to the contrary herein, the Company’s historic run rate of revenue with BPA shall not be considered in calculating Churn.

“Earnout Percentage” means the percentage obtained by dividing Net New Revenue by Lost BPA Revenue, which shall not exceed 100%.

“Earnout Period” means the period from August 31, 2021 to December 31, 2021.

“Lost BPA Revenue” means $3,700,000 for Section 2(a) below and $1,350,000 for Section 2(b)) below.

“Net New Revenue” means Bookings less Churn.

2.             Earnout Conditions.

a.       No BPA and No Indiana Agreement. If (i) BPA has not (A) signed a new agreement with any Group Company or an Affiliate of Parent with substantially the same economic terms as the Company’s existing agreement with BPA but without the early termination clause contained therein prior to the Closing or during the Earnout Period, (B) signed an amendment to the Company’s existing agreement with BPA that removes the early termination clause contained therein prior to the Closing or during the Earnout Period, or (C) otherwise confirmed in writing that BPA intends to remain a customer of any Group Company or an Affiliate of Parent following the Closing and the Earnout Period to Parent’s satisfaction in its sole discretion prior to the Closing or during the Earnout Period, and (ii) Indiana has not signed the Indiana Agreement prior to the Closing or during the Earnout Period, Parent will pay an Earnout Payment equal to the following formula:

Earnout Payment = Baseline Amount x Earnout Percentage

By way of illustration only, if, as of the end of the Earnout Period, Churn = $2,000,000 and Bookings = $5,000,000, the Earnout Payment would be equal to $16,800,000 x 81.0811%, or $13,621,621.62.

By way of illustration only, if, as of the end of the Earnout Period, Churn = 0 and Bookings = $5,000,000, the Earnout Payment would be equal to $16,800,000 x 100%, or $16,800,000.00.

b.       No BPA but Signed Indiana Agreement. If (i) BPA has not (A) signed a new agreement with any Group Company or an Affiliate of Parent with substantially the same pricing terms as the Company’s existing agreement with BPA but without the early termination clause contained therein prior to the Closing or during the Earnout Period, (B) signed an amendment to the Company’s existing agreement with BPA that removes the early termination clause contained therein prior to the Closing or during the Earnout Period, or (C) otherwise confirmed in writing that BPA intends to remain a customer of any Group Company or an Affiliate of Parent following the Closing and the Earnout Period to Parent’s satisfaction in its sole discretion prior to the Closing or during the Earnout Period, and (ii) Indiana did not sign the Indiana Agreement prior to Closing but entered into the Indiana Agreement following the Closing during the Earnout Period (such date, the “Indiana Signing Date”), within 30 days of the Indiana Signing Date, $10,800,000 shall be paid to the Payments Administrator, for further distribution to the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders. The remaining $6,000,000 will be paid based on the following formula:

Earnout Payment = Baseline Amount x Earnout Percentage

By way of illustration only, if, as of the end of the Earnout Period, Churn = $4,000,000 and Bookings = $5,000,000, the Earnout Payment would be equal to $6,000,000 x 74.0741%, or $4,444,444.44.

By way of illustration only, if, as of the end of the Earnout Period, Churn = $3,000,000 and Bookings = $5,000,000, the Earnout Payment would be equal to $6,000,000 x 100%, or $6,000,000.00.

c.       BPA Signs. If BPA (A) signs a new agreement with any Group Company or an Affiliate of Parent with substantially the same economic terms as the Company’s existing agreement with BPA but without the early termination clause contained therein, (B) signs an amendment to the Company’s existing agreement with BPA that removes the early termination clause contained therein or (C) signs a new agreement with any Group Company or an Affiliate of Parent satisfactory to Parent in its sole discretion after the Closing during the Earnout Period (such date, the “BPA Signing Date”), within 30 days of the BPA Signing Date, $16,800,000, if Indiana has not signed the Indiana Agreement prior to the BPA Signing Date, or $6,000,000, if Indiana has signed the Indiana Agreement prior to the BPA Signing Date, shall be paid to the Payments Administrator, for further distribution to the Company Stockholders (pro rata based upon such Person’s Pro Rata Share), other than the Dissenting Stockholders. Upon such payment, no further Earnout Payments shall be payable by Parent to the Company Stockholders.

3.             Earnout Upside. If the Company achieves an additional $1,650,000 of Net New Revenue (i.e., Net New Revenue is at least $5,350,000 pursuant to Section 2(a) above or Net New Revenue is at least $3,000,000 pursuant to Section 2(b) above), Parent will pay $6,000,000 in addition to the payments contemplated by Section 2(a) or Section 2(b) above, as applicable.

4.             Earnout Limitations. The maximum that Parent shall be required to pay under this Agreement including the Earnout Payments pursuant to Sections 2 and 3 hereof shall be

$86,000,000.

5.             Earnout Statement.

a.       Proposed Earnout Calculations. Unless a final Earnout Payment was already made pursuant to Section 2(c) above, as soon as practicable, but no later than thirty (30) days after December 31, 2021, Parent shall prepare and deliver to the Stockholders’ Representative Parent’s good faith proposed calculation of each of (a) Bookings, (b) Churn, (c) New Net Revenue, and (d) the Earnout Payment (which calculations shall collectively be referred to herein as the “Proposed Earnout Calculations”), in each case, including reasonably detailed calculations of the components thereof and in a manner consistent with the definitions thereof set forth in this Agreement.

b.       Dispute Mechanism. If the Stockholders’ Representative does not deliver written notice of any dispute (an “Earnout Dispute Notice”) to Parent within thirty (30) days after receiving the Proposed Earnout Calculations, the Proposed Earnout Calculations shall be deemed to set forth the final Earnout Payment, and shall be final and binding upon the Parties. Prior to the end of such thirty (30)-day period, the Stockholders’ Representative may accept the Proposed Earnout Calculations by delivering written notice to that effect to Parent, in which case the Proposed Earnout Calculations shall be deemed to set forth the final Earnout Payment and shall be final and binding upon the Parties when such notice is given. If the Stockholders’ Representative delivers an Earnout Dispute Notice to Parent within such thirty (30)-day period, Parent and the Stockholders’ Representative shall use good faith efforts to resolve the dispute during the thirty (30)-day period commencing on the date Parent receives the Earnout Dispute Notice from the Stockholders’ Representative. Any Earnout Dispute Notice shall include the Stockholders’ Representative’s alternative calculations with respect to each component of the Proposed Earnout Calculations, along with the basis for and amount of each disputed item, together with supporting documentation. If the Stockholders’ Representative and Parent do not agree upon a final resolution with respect to any disputed items within such thirty (30)-day period, then the remaining items in dispute shall be submitted promptly to the Accounting Firm. Any item not specifically submitted to the Accounting Firm for evaluation shall be deemed final and binding on the Parties (as set forth in the Proposed Earnout Calculations, the Earnout Dispute Notice or as otherwise resolved in writing by Parent and the Stockholders’ Representative). The Accounting Firm shall be requested to render a determination of each disputed item within forty-five (45) days after referral of the matter to the Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (A) the definitions and other applicable provisions of this Agreement, (B) a single presentation (which presentations shall be limited to the remaining items in dispute set forth in the Proposed Earnout Calculations and the Earnout Dispute Notice) submitted by each of Parent and the Stockholders’ Representative to the Accounting Firm within fifteen (15) days after the engagement thereof (which the Accounting Firm shall forward to Parent or the Stockholders’ Representative, as applicable), (C) one (1) written response to the Stockholders’ Representative’s initial presentation, which response may be submitted to the Accounting Firm by Parent within five (5) Business Days after receipt of the Stockholders’ Representative’s initial presentation (which the Accounting Firm shall forward to the Stockholders’ Representative), and (D) one (1) written response to Parent’s initial presentation, which response may be submitted to the Accounting Firm by the Stockholders’ Representative within five (5) Business Days after receipt of Parent’s initial presentation (which the Accounting Firm shall forward to Parent), and not on independent review, which such determination shall be conclusive and binding on each Party. Ex parte communications by the Accounting Firm with Parent or Stockholders’ Representative regarding substantive matters in connection herewith shall be prohibited. The terms of appointment and engagement of the Accounting Firm shall be as reasonably agreed upon between the Stockholders’ Representative and Parent, and any associated engagement fees shall be initially borne 50% by the Stockholders’ Representative (solely on behalf of the Company Stockholders) and 50% by Parent; provided, however, that such fees shall ultimately be borne by Parent and the Stockholders’ Representative (solely on behalf of the Company Stockholders) in the same proportion as the aggregate amount of the disputed items that is unsuccessfully disputed by each such Party (as determined by the Accounting Firm) bears to the total amount of the disputed items submitted to the Accounting Firm. Except as provided in the preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Accounting Firm shall be borne by the Party incurring such cost and expense. The Accounting Firm shall resolve each disputed item by choosing a value not in excess of, nor less than, the greatest or lowest value, respectively, set forth in the presentations (and, if applicable, the responses) delivered to the Accounting Firm pursuant to this Section 5. The Proposed Earnout Calculations shall be revised as appropriate to reflect the resolution of any objections thereto pursuant to this Section 5 and, as so revised, such Proposed Earnout Calculations shall be deemed to set forth the final Earnout Payment, for all purposes hereunder and shall be final and binding upon the Parties.

c.       Access. Parent shall, and shall cause each of the Group Companies to, promptly make its relevant financial records and personnel available to the Stockholders’ Representative and its accountants and other representatives at reasonable times at any time during the review by the Stockholders’ Representative of, and the resolution of any objections with respect to, the Proposed Earnout Calculations.

d.       Dispute Resolution Procedures. The Parties agree that the procedures set forth in this Section 5 for resolving disputes with respect to the Proposed Earnout Calculations shall be the sole and exclusive method for resolving any such disputes; provided, however, that this provision shall not prohibit Parent or the Stockholders’ Representative from instituting litigation to enforce any final determination of the Earnout Payment by the Accounting Firm in any court or other tribunal of competent jurisdiction in accordance with Section 11.15 of the Agreement. The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud or manifest error. It is the intent of the Parties to have any final determination of the Earnout Payment by the Accounting Firm proceed in an expeditious manner; provided, however, that any deadline or time period contained herein may be extended or modified by the written agreement of Parent and the Stockholders’ Representative and the Parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm which otherwise conforms to the terms of this Section 5.